                                                                    EXHIBIT 99.2

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                                 LOAN AGREEMENT

                            Dated as of June 11, 2003

                                     Between

                  EACH OF THE PERSONS IDENTIFIED ON SCHEDULE I
                                 ATTACHED HERETO

                   individually and collectively, as Borrower

                                       and

                                 LEHMAN ALI INC.
                                    as Lender

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                                      -i-

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
                                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION................................................................1
        Section 1.1       Definitions..........................................................................1
        Section 1.2       Principles of Construction..........................................................28

II.     GENERAL TERMS.........................................................................................28
        Section 2.1       Loan Commitment; Disbursement to Borrower...........................................28
                 2.1.1    Agreement to Lend and Borrow........................................................29
                 2.1.2    Single Disbursement to Borrower.....................................................29
                 2.1.3    The Note, Security Instruments and Loan Documents...................................29
                 2.1.4    Use of Proceeds.....................................................................29
        Section 2.2       Interest; Loan Payments; Late Payment Charge; Extension.............................29
                 2.2.1    Interest Generally..................................................................29
                 2.2.2    Interest Calculation; LIBOR determination...........................................30
                 2.2.3    Eurodollar Rate Unascertainable; Illegality; Increased Costs........................31
                 2.2.4    Payment on Maturity Date............................................................33
                 2.2.5    Payments after Default..............................................................33
                 2.2.6    Late Payment Charge.................................................................33
                 2.2.7    Usury Savings.......................................................................34
                 2.2.8    Taxes...............................................................................34
        Section 2.3       Prepayments.........................................................................35
                 2.3.1    Voluntary Prepayments...............................................................35
                 2.3.2    Mandatory Prepayments...............................................................36
                 2.3.3    Prepayments After Default...........................................................37
                 2.3.4    Making of Payments..................................................................37
        Section 2.4       Interest Rate Cap Agreement.........................................................37
        Section 2.5       Release of Property.................................................................39
                 2.5.1    Release of Individual Property......................................................39
                 2.5.2    Release on Payment in Full..........................................................41
        Section 2.6       Substitution of Properties..........................................................41

III.    CASH MANAGEMENT.......................................................................................48
        Section 3.1       Establishment of Accounts...........................................................48
        Section 3.2       Deposits into Lockbox Account.......................................................50
        Section 3.3       Account Name........................................................................51
        Section 3.4       Eligible Accounts...................................................................51
        Section 3.5       Permitted Investments...............................................................51
        Section 3.6       The Initial Deposits................................................................51
        Section 3.7       Transfer To and Disbursements from the Lockbox Account..............................52
        Section 3.8       Withdrawals From the Tax Account and the Insurance Premium Account..................54
        Section 3.9       Withdrawals from the Replacement Reserve Account....................................54
        Section 3.10      Withdrawals from the Required Repair Account........................................54
        Section 3.11      Withdrawals from the Borrower Expense Account.......................................54

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
        Section 3.12      Withdrawals from the Extraordinary Expense Account..................................54
        Section 3.13      Withdrawals from the Excess Cash Flow Account.......................................54
        Section 3.14      Withdrawals from the Debt Service Account...........................................55
        Section 3.15      Withdrawals from the Mezzanine Account..............................................55
        Section 3.16      Withdrawals from the Ground Rent Account............................................55
        Section 3.17      Withdrawals from the Common Charge Account..........................................55
        Section 3.18      Sole Dominion and Control...........................................................55
        Section 3.19      Security Interest...................................................................55
        Section 3.20      Rights on Default...................................................................55
        Section 3.21      Financing Statement; Further Assurances.............................................56
        Section 3.22      Borrower's Obligation Not Affected..................................................56
        Section 3.23      Payments Received Under this Agreement..............................................56
        Section 3.24      [Interest Rate Cap Agreement Payments...............................................57
        Section 3.25      Lender Reliance.....................................................................57
        Section 3.26      Borrower Access to View Account.....................................................57

IV.     REPRESENTATIONS AND WARRANTIES........................................................................57
        Section 4.1       Borrower Representations............................................................57
                 4.1.1    Organization........................................................................57
                 4.1.2    Proceedings.........................................................................57
                 4.1.3    No Conflicts........................................................................57
                 4.1.4    Litigation..........................................................................58
                 4.1.5    Agreements..........................................................................58
                 4.1.6    Solvency............................................................................58
                 4.1.7    Full and Accurate Disclosure........................................................59
                 4.1.8    No Plan Assets......................................................................59
                 4.1.9    Compliance..........................................................................59
                 4.1.10   Financial Information...............................................................60
                 4.1.11   Condemnation........................................................................60
                 4.1.12   Federal Reserve Regulations.........................................................60
                 4.1.13   Utilities and Public Access.........................................................60
                 4.1.14   Not a Foreign Person................................................................61
                 4.1.15   Separate Lots.......................................................................61
                 4.1.16   Assessments.........................................................................61
                 4.1.17   Enforceability......................................................................61
                 4.1.18   No Prior Assignment.................................................................61
                 4.1.19   Insurance...........................................................................61
                 4.1.20   Use of Property.....................................................................61
                 4.1.21   Certificate of Occupancy; Licenses..................................................61
                 4.1.22   Flood Zone..........................................................................62
                 4.1.23   Physical Condition..................................................................62
                 4.1.24   Boundaries..........................................................................62
                 4.1.25   Leases..............................................................................63
                 4.1.26   Survey..............................................................................63
                 4.1.27   Inventory...........................................................................63
                 4.1.28   Loan to Value.......................................................................64
                 4.1.29   Filing and Recording Taxes..........................................................64

                                      -ii-

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
                 4.1.30   Franchise Agreement.................................................................64
                 4.1.31   Insolvency Opinion..................................................................64
                 4.1.32   Management Agreement................................................................64
                 4.1.33   Illegal Activity....................................................................64
                 4.1.34   No Change in Facts or Circumstances; Disclosure.....................................65
                 4.1.35   Investment Company Act..............................................................65
                 4.1.36   Principal Place of Business.........................................................65
                 4.1.37   Single Purpose Entity...............................................................65
                 4.1.38   Business Purposes...................................................................70
                 4.1.39   Taxes...............................................................................70
                 4.1.40   Forfeiture..........................................................................70
                 4.1.41   Environmental Representations and Warranties........................................70
                 4.1.42   Taxpayer Identification Number......................................................71
                 4.1.43   Intentionally omitted...............................................................71
                 4.1.44   OFAC................................................................................71
                 4.1.45   Ground Lease Representations........................................................71
                 4.1.46   Condominiums........................................................................72
        Section 4.2       Survival of Representations.........................................................73

V.      BORROWER COVENANTS....................................................................................73
        Section 5.1       Affirmative Covenants...............................................................73
                 5.1.1    Existence; Compliance with Legal Requirements.......................................73
                 5.1.2    Taxes and Other Charges.............................................................74
                 5.1.3    Litigation..........................................................................75
                 5.1.4    Access to Properties................................................................75
                 5.1.5    Notice of Default...................................................................75
                 5.1.6    Cooperate in Legal Proceedings......................................................75
                 5.1.7    Award and Insurance Benefits........................................................75
                 5.1.8    Further Assurances..................................................................76
                 5.1.9    Mortgage and Intangible Taxes.......................................................76
                 5.1.10   Financial Reporting.................................................................76
                 5.1.11   Business and Operations.............................................................82
                 5.1.12   Costs of Enforcement................................................................82
                 5.1.13   Estoppel Statement..................................................................82
                 5.1.14   Loan Proceeds.......................................................................83
                 5.1.15   Performance by Borrower.............................................................83
                 5.1.16   Confirmation of Representations.....................................................83
                 5.1.17   Leasing Matters.....................................................................83
                 5.1.18   Management Agreement................................................................85
                 5.1.19   Environmental Covenants.............................................................87
                 5.1.20   Alterations.........................................................................88
                 5.1.21   Intentionally Deleted...............................................................89
                 5.1.22   Franchise Agreement.................................................................89
                 5.1.23   OFAC................................................................................90
                 5.1.24   O&M Program.........................................................................91
                 5.1.25   The Ground Lease....................................................................91
                 5.1.26   Condominium Documents...............................................................92

                                      -iii-

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
        Section 5.2       Negative Covenants..................................................................93
                 5.2.1    Liens...............................................................................93
                 5.2.2    Dissolution.........................................................................93
                 5.2.3    Change in Business..................................................................93
                 5.2.4    Debt Cancellation...................................................................93
                 5.2.5    Zoning..............................................................................94
                 5.2.6    No Joint Assessment.................................................................94
                 5.2.7    Principal Place of Business.........................................................94
                 5.2.8    ERISA...............................................................................94
                 5.2.9    Affiliate Transactions..............................................................95
                 5.2.10   Assets..............................................................................95
                 5.2.11   Debt................................................................................95
                 5.2.12   Transfers...........................................................................95
                 5.2.13   Condominium Restrictions............................................................99

VI.     INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS..................................................100
        Section 6.1       Insurance..........................................................................100
        Section 6.2       Casualty...........................................................................105
        Section 6.3       Condemnation.......................................................................105
        Section 6.4       Restoration........................................................................106

VII.    RESERVE FUNDS........................................................................................112
        Section 7.1       Required Repair Funds..............................................................112
                 7.1.1    Deposits...........................................................................112
                 7.1.2    Release of Required Repair Funds...................................................113
        Section 7.2       Tax and Insurance Escrow Fund......................................................113
        Section 7.3       Replacements and Replacement Reserve...............................................114
                 7.3.1    Replacement Reserve Fund...........................................................114
                 7.3.2    Disbursements from Replacement Reserve Account.....................................115
                 7.3.3    Performance of Replacements........................................................117
                 7.3.4    Failure to Make Replacements.......................................................119
                 7.3.5    Balance in the Replacement Reserve Account.........................................120
        Section 7.4       Intentionally Omitted..............................................................120
        Section 7.5       Debt Service Reserve...............................................................120
                 7.5.1    Debt Service Reserve Deposit.......................................................120
                 7.5.2    Release of Debt Service Reserve....................................................120
        Section 7.6       Ground Lease Escrow Fund...........................................................121
        Section 7.7       Required Common Charge Fund........................................................121
                 7.7.1    Deposits...........................................................................121
                 7.7.2    Disbursements from the Common Charge Account.......................................121
        Section 7.8       Reserve Funds, Generally...........................................................122

VIII.   DEFAULTS.............................................................................................123
        Section 8.1       Event of Default...................................................................123
        Section 8.2       Remedies...........................................................................129
        Section 8.3       Remedies Cumulative; Waivers.......................................................130

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
IX.     SPECIAL PROVISIONS...................................................................................130
        Section 9.1       Sale of Notes and Securitization...................................................130
        Section 9.2       Securitization Indemnification.....................................................133
        Section 9.3       Servicer...........................................................................136
        Section 9.4       Exculpation........................................................................136
        Section 9.5       Contributions and Waivers..........................................................139
        Section 9.6       Reallocation of Loan Amounts.......................................................143

X.      MISCELLANEOUS........................................................................................144
        Section 10.1      Survival...........................................................................144
        Section 10.2      Lender's Discretion................................................................144
        Section 10.3      Governing Law......................................................................144
        Section 10.4      Modification, Waiver in Writing....................................................145
        Section 10.5      Delay Not a Waiver.................................................................145
        Section 10.6      Notices............................................................................145
        Section 10.7      Trial by Jury......................................................................146
        Section 10.8      Headings...........................................................................147
        Section 10.9      Severability.......................................................................147
        Section 10.10     Preferences........................................................................147
        Section 10.11     Waiver of Notice...................................................................147
        Section 10.12     Remedies of Borrower...............................................................148
        Section 10.13     Expenses; Indemnity................................................................148
        Section 10.14     Schedules and Exhibits Incorporated................................................149
        Section 10.15     Offsets, Counterclaims and Defenses................................................149
        Section 10.16     No Joint Venture or Partnership; No Third Party Beneficiaries......................150
        Section 10.17     Publicity..........................................................................150
        Section 10.18     Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets............150
        Section 10.19     Waiver of Counterclaim.............................................................151
        Section 10.20     Conflict; Construction of Documents; Reliance......................................151
        Section 10.21     Brokers and Financial Advice.......................................................151
        Section 10.22     Prior Agreements...................................................................152

Schedule and Exhibits

SCHEDULE I       Borrowers
SCHEDULE II      Properties - Allocated Loan Amounts/Release Prices
SCHEDULE III     Required Repairs- Deadlines For Completion
SCHEDULE IV      Organizational Chart of Borrower
SCHEDULE V       Monthly Scheduled Amortization Payments
SCHEDULE VI      Ground Leases
SCHEDULE VII     O&M Program Properties
SCHEDULE VIII    None
SCHEDULE IX      None
SCHEDULE X       Franchise Agreement/Franchisor
SCHEDULE XI      Special Assessments
SCHEDULE XII     Sale Properties

SCHEDULE XIII    Litigation Schedule
SCHEDULE XIV     Borrower Defaults
SCHEDULE XV      Insurance Claims
SCHEDULE XVI     Rent Roll/Leases
SCHEDULE XVII    Lease Defaults
SCHEDULE XVII    FF&E Deposits
SCHEDULE XVIII   Required Lease Work
SCHEDULE XIX     Lease Assignments
SCHEDULE XX      Taxes
SCHEDULE XXI     Permitted FF&E Financing
SCHEDULE XXII    Property Manager
SCHEDULE XXIII   Non-Wyndham Properties
SCHEDULE XXIV    Mezzanine Borrowers
SCHEDULE XXV     Condemnations
SCHEDULE XXVI    Lease Exceptions

EXHIBIT A        Property Account Agreement
EXHIBIT B        Tenant Notice Letter
EXHIBIT C        Assignment of Interest Rate Cap Agreement
EXHIBIT D        Credit Card Notice Letter
EXHIBIT E        Irrevocable Proxy
EXHIBIT F        Excluded Group
EXHIBIT G        Management Agreement

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of June 11, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between LEHMAN ALI INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 ("Lender") and each of the Persons identified on Schedule I attached hereto, each having an address c/o Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (individually and collectively, as applicable, the "Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1 Definitions

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Acceptable Counterparty" means any Counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of not less than "AA-" by S&P and "Aa3" by Moodys.

     "Account Collateral" shall mean: (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all "proceeds" (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

     "Accounts" shall mean, collectively, the Property Account, the Tax Account, the Insurance Premium Account, the Required Repair Account, the Replacement Reserve Account, the Common Charge Account, the Ground Rent Account, the Debt Service Account, and the Lockbox Account.

     "Accounts Receivable" shall have the meaning set forth in Article I of the Security Instruments with respect to each Individual Property.

     "ACM" shall have the meaning set forth in Section 5.1.24.

     "Acquired Property" shall have the meaning set forth in Section
5.1.10(j)(i).

     "Acquired Property Statements" shall have the meaning set forth in Section 5.1.10(j)(i).

     "Additional Insolvency Opinion" shall have the meaning set forth in Section 4.1.31.

     "Adjusted Prime Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus 1% per annum.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person or of an Affiliate of such Person.

     "Affiliated Loans" shall mean a loan made by Lender to an Affiliate of Borrower or any Guarantor.

     "Affiliated Manager" shall mean any managing agent which is an Affiliate of, or in which Borrower, Principal, or any Guarantor (or its successor) or any transferee permitted pursuant to the terms of Section 5.2.12 hereof has, directly or indirectly, any legal, beneficial or economic interest. Lender acknowledges that DT Management, Inc. is not an Affiliated Manager.

     "Allocated Loan Amount" shall mean, for an Individual Property, the amount set forth on Schedule II hereto.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Annual Budget" shall mean the operating budget, including all planned Capital Expenditures, for each Individual Property prepared by Borrower for the applicable Fiscal Year or other period that may be specified herein.

     "Applicable Contribution" shall have the meaning set forth in Section 9.5(f) hereof.

     "Applicable Interest Rate" shall mean (A) from and including the date of this Agreement through the last day of the Initial Interest Period, an interest rate per annum equal to 4.5%; and (B) from and including the first Payment Date and for each successive Interest Period through and including the date on which the Debt is paid in full, an interest rate per annum equal to the greater of (i)
(I) the Eurodollar Rate or (II) the Adjusted Prime Rate, if the Loan begins bearing interest at the Adjusted Prime Rate in accordance with the provisions of
Section 2.2.3 hereof and (ii) 4.50% per annum.

     "Applicable Laws" shall mean all existing and future federal, State and local laws, orders, ordinances, governmental rules and regulations and court orders.

     "Application Period" shall have the meaning set forth in Section 7.5.2 hereof.

     "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

     "Approved Annual Budget" shall have the meaning set forth in Section 5.1.10(d) hereof.

     "Approved Expenses" shall have the meaning set forth in Section 3.7(b)(ix) hereof.

     "Assignment of Interest Rate Cap" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement made by Borrower in favor of Lender as security for the Loan, consented to by the Counterparty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Management Agreement" shall mean, with respect to each Individual Property, that certain Conditional Assignment of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Award" shall mean any compensation paid by any Governmental Authority to (or on behalf of) Borrower in connection with a Condemnation in respect of all or any part of any Individual Property.

     "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., and the rules and regulations adopted and promulgated pursuant thereto, as the same may be amended from time to time.

     "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums, (iii) Ground Rent and (iv) Common Charges.

     "Bel Age Hotel" shall mean that certain Individual Property located in West Hollywood, California known as the Wyndham Bel Age.

     "Benefit Amount" shall have the meaning set forth in 9.5(d) hereof.

     "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Borrower Expense Account" shall have the meaning set forth in Section 3.1(b)(viii).

     "Breakage Costs" shall have the meaning given to it in Section 2.2.3(d) hereof;

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, Chicago, Illinois or the place of business of any Servicer, or special servicer are not open for business.

     "Business Party" shall have the meaning set forth in Section 4.1.37(aa).

     "By Laws" shall mean the By Laws of the Condominium providing for the operation of a Condominium Property.

     "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements and the acquisition of furniture, fixtures and equipment).

     "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

     "Casualty" shall have the meaning specified in Section 6.2 hereof.

     "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

     "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "Change of Control" shall mean (A) the acquisition, including through mergers, consolidation or otherwise, by any Person or Group (excluding the Excluded Group) of direct or indirect beneficial ownership as defined in Rule 13 d-3 under the Exchange Act of more than 50% of (i) the outstanding shares of common stock of Wyndham or (ii) the total voting power of all classes of capital stock of Wyndham entitled to vote generally in the election of directors, unless such Person or Group owned at least 50% of the interests described in clause (i) or (ii) above in Wyndham prior to such merger or consolidation; or (B) the election by any Person or Group (other than the Excluded Group) of a sufficient number of its or their nominees to the Board of Directors of Wyndham such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are affiliates or associates of such Person or Group, shall constitute a majority of such Board of Directors.

     "Closing Date" shall mean the date of the funding of the Loan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" shall mean the Properties, the Accounts, the Reserve Funds, the Guaranty, the Personal Property, Rents, the Accounts Receivable, the Account Collateral, and all other real or personal property (including any mortgage notes) of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instruments, this Agreement or any other Loan Document.

     "Common Charge Account" shall have the meaning provided in Section 3.1(b)(vi).

     "Common Charges" shall mean for a Condominium Property all Common Charges and special assessments imposed pursuant to the Condominium Documents including, without limitation, water rates and sewer rent.

     "Common Elements" shall have the meaning provided in the Declarations.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

     "Condominium" shall mean for a Condominium Property, the condominium regime created pursuant to the Condominium Documents, including, without limitation, all commercial and retail units and Common Elements.

     "Condominium Act" shall mean the provisions of the relevant statutes governing condominiums in a State where a Condominium Property is located.

     "Condominium Board" shall mean for a Condominium Property the organization managing the Condominium by virtue of the Condominium Act, the Declaration and the Bylaws, on behalf of all the owners of the Units comprising the Condominium.

     "Condominium Board Policy" shall have the meaning set forth in Section 6.1(a) hereof.

     "Condominium Documents" shall mean for a Condominium Property collectively the Offering Plan, the Declaration, the Bylaws and the Rules and Regulations.

     "Condominium Management Agreement" shall mean, with respect to a Condominium Property, the management agreement entered into by and between the Condominium Board and the Condominium Manager, pursuant to which the Condominium Manager is to provide management and other services with respect to the Condominium.

     "Condominium Manager" shall mean for a Condominium Property the manager engaged by the Condominium Board.

     "Condominium Property" shall mean each Individual Property known as Hilton Gateway Plaza, Newark, New Jersey; Wyndham Emerald Plaza, San Diego, California; and Wyndham Hotel, Lisle, Illinois.

     "Condominium Proxy" shall mean an irrevocable proxy given by Borrower to Lender substantially in the form attached hereto as Exhibit E.

     "Contract Rate" shall mean, at the time of any calculation, an interest rate constant per annum equal to nine and one-quarter percent (9.25%).

     "Contribution" shall have the meaning set forth in 9.5(a) hereof.

     "Counterparty" shall mean the Person which is the issuer of the Interest Rate Cap Agreement.

     "Crown Plaza" shall mean the Individual Property operated under a license agreement with Six Continents Hotels, Inc.

     "Cure Contract Rate" shall mean, at the time of any calculation, an interest rate constant per annum equal to nine and one-half percent (9.50%).

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document.

     "Debt Service" shall mean, with respect to any particular period of time, interest payments and all Monthly Scheduled Amortization Payments due under the Note for such period.

     "Debt Service Account" shall have the meaning set forth in Section 3.1(b).

     "Debt Service Coverage Ratio" shall mean a ratio in which:

     (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the 12 full calendar month period preceding the date of calculation as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties or (iii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations or (2) the actual management fees incurred, (B) assumed Replacement Reserve Fund contributions equal to the FF&E Factor multiplied by Gross Income from Operations, (C) actual franchise fees incurred in connection with the operation of the Properties and (D) Lease Termination Payments; and

     (b) the denominator is the aggregate amount of Debt Service and Mezzanine Debt Service which would be due and payable for such 12 full calendar month period, calculated at an interest rate constant (said constant includes both interest and amortization) equal to the Contract Rate and Mezzanine Contract Rate, respectively.

     "Debt Service Reserve" shall have the meaning set forth in Section 7.5.1 hereof.

     "Debt Service Reserve Deposit" shall mean an amount equal to $11,331,250.00

     "Declaration" shall mean the declaration establishing the Condominium plan for a Condominium Property.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

     "Disclosure Document" shall have the meaning set forth in Section 5.1.10(j) hereof.

     "Doubletree Club Hotel" shall mean that certain Individual Property located in Miami, Florida known as the Doubletree Club Hotel.

     "Doubletree Tallahassee Hotel" shall mean that certain Individual Property located in Tallahassee, Florida known as the Doubletree Hilton.

     "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.
(S) 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1+ by S&P and P-1 by Moody's in the case of accounts in which funds are held for 30 days or less, or (b) the long term unsecured debt obligations of which are rated at least "AA" by S&P and "Aa2" by Moody's in the case of accounts in which funds are held for more than 30 days.

     "Emergency Repairs" shall have the meaning set forth in Section 6.4(d).

     "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Environmental Law" shall mean any present and future federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, that apply to Borrower or any Individual Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

     "Environmental Liens" shall have the meaning set forth in Section 5.1.19 hereof.

     "Environmental Reports" shall have the meaning set forth in 4.1.41.

     "Equipment" shall have the meaning set forth in Section 5.2.12(f).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus 2.00% per annum.

     "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

     "Excess Cash Flow" shall have the meaning set forth in Section 3.7(b)(xii) hereof.

     "Excess Cash Flow Account" shall have the meaning set forth in Section 3.1(b)(xi) hereof.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Exchange Act Filing" shall have the meaning set forth in Section 5.1.10(k) hereof.

     "Excluded Group" shall mean those holders of Series B Convertible Preferred Stock of Wyndham listed on Exhibit F hereto and their Affiliates.

     "Extension Fee" shall mean (i) with respect to the first Extension Term only, $0.00 and (ii) with respect to the second and third Extension Terms, an amount equal to one-half of one percent (.5%) of the then outstanding principal amount of the Loan at the time of the commencement of the related Extension Term.

     "Extension Notice" shall have the meaning set forth in Section 2.2.1(b)(ii) hereof.

     "Extension Term" shall have the meaning set forth in Section 2.2.1(b) hereof.

     "Extraordinary Expense" shall mean an operating expense or capital expenditure with respect to the applicable Individual Property that (i) is not set forth on or made or deemed made in compliance with and pursuant to the Approved Annual Budget (ii) is not an Approved Expense and (iii) is not subject to payment by withdrawals from the Replacement Reserve Account or paid in connection with an emergency at the applicable Individual Property. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the reasonable approval of Lender.

     "Extraordinary Expense Account" shall have the meaning set forth in Section 3.1(b)(ix) hereof.

     "Fee Owner" shall mean Patriot American Hospitality Partnership, L.P., the owner of the fee estate in the Wyndham Franklin Plaza Property.

     "FF&E Factor" shall mean, for each Individual Property, four percent (4%).

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

     "Fitch" shall mean Fitch, Inc.

     "Flood Insurance Acts" shall have the meaning set forth in Section 6.1(a)(vii) hereof.

     "Force Majeure" shall mean the failure of Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, civil commotion, insurrection, sabotage, strikes or lockouts or any other reason solely due to cause or causes beyond the control of Borrower or any Affiliate of Borrower.

     "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of Lender or any successor and/or assign of Lender, net income and franchise taxes imposed on such entity.

     "Franchise Agreement" shall collectively mean those certain franchise agreements more specifically identified on Schedule X attached hereto.

     "Franchisor" shall collectively mean each franchisor with respect to the applicable Franchise Agreement, as same is identified on Schedule X attached hereto.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency commission, office or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi governmental unit whether now or hereafter in existence.

     "Gross Income from Operations" shall mean all income, computed in accordance with GAAP and the Uniform System of Accounts, derived by Borrower from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, Accounts Receivable, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, other required pass-throughs, and interest on Reserve Funds, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds an uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, rents, revenues and receipts received by tenants and concessionaires located at the Properties, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds.

     "Ground Lease" shall mean each ground lease identified on Schedule VI attached hereto and any ground lease which creates Borrower's leasehold estate in a Leasehold Property or Substitute Property, as applicable.

     "Ground Lease Escrow Fund" shall have the meaning set forth in Section 7.6 hereof.

     "Ground Rent" shall have the meaning set forth in Section 7.6 hereof.

     "Ground Rent Account" shall have the meaning set forth in Section 3.1(b)(vii) hereof.

     "Group" shall mean any Person or Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with all affiliates and associates (as defined in Rule 12 b-2 under the Exchange
Act) thereof.

     "Guarantor" shall mean Wyndham.

     "Guaranty" shall mean that certain guaranty of recourse obligations, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on an Individual Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

     "Hilton" shall mean any Individual Property operated under a License Agreement with Hilton Hotels Corporation.

     "Improvements" shall have the meaning set forth in Article I of the related Security Instrument with respect to each Individual Property.

     "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (f) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Indemnified Parties" shall mean Lender, any Person or entity who is or will have been involved in the origination of the Loan, any Person or entity who is or will have been involved in the servicing of the Loan, any Person or entity in whose name the encumbrance created by the Security Instruments is or will have been recorded, Persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business), provided, however, that any indemnification provided for in any of the Loan Documents shall not, directly or indirectly, extend to the benefit of or be transferred to any transferee or assignee of any Indemnified Party (other than to the successor or assigns of an Indemnified Party succeeding to such Indemnified Party's direct or indirect interest in the Loan) or to any purchaser or future owner of any portion of any Individual Property, unless such purchaser or owner was previously an Indemnified Party.

     "Indemnitor" shall mean Wyndham.

     "Independent Director" shall have the meaning set forth in Section 4.1.37(aa).

     "Individual Property" shall mean each parcel of real property, the Improvements thereon, and in the case of a Condominium Property the Units, together with the appurtenant interest in the Common Elements, and all personal property owned by Borrower and encumbered by a Security Instrument, together with all of Borrower's rights pertaining to such property and Improvements, as more particularly described in Article I of each Security Instrument and referred to therein as the "Property", including any Release Property prior to its release or Substitute Property upon substitution.

     "Initial Interest Period" shall mean the period commencing from and including the Closing Date to and including July 10, 2003.

     "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with the Loan.

     "Institutional Lender" shall mean any insurance company, bank, trust company, savings and loan association, savings bank, investment bank or similar financial institution.

     "Insurance Premium Account" shall have the meaning set forth in Section 3.1(b)(ii).

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(a) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Interest Period" shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period from and including the second Business Day following the previous Payment Date to and excluding the second Business Day following the specified Payment Date; provided, however, that with respect to the Payment Date occurring on July 9, 2003, the Interest Period shall be the period from and including the Closing Date to and including July 10, 2003. Each Interest Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

     "Interest Rate Cap Agreement" shall mean an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto), between the Counterparty and Borrower obtained by Borrower. The Interest Rate Cap Agreement shall be written on the then current standard ISDA documentation, shall conform to the requirements of the Rating Agencies for interest rate cap agreements and shall provide for interest periods and calculations consistent with the payment terms of the Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term "Interest Rate Cap Agreement" shall be deemed to mean such Replacement Interest Rate Cap Agreement.

     "Interest Shortfall" shall have the meaning set forth in Section 2.3.1(b).

     "Investor" shall have the meaning set forth in Section 5.1.10(g).

     "Lease Termination Payments" shall mean all payments made to Borrower in connection with any termination, cancellation, surrender, sale or other disposition of any Lease.

     "Leasehold Property" shall mean each Individual Property known as Wyndham Franklin Plaza, Philadelphia, Pennsylvania and Wyndham Buttes Resort, Tempe, Arizona.

     "Leases" shall have the meaning set forth in Article I of the Security Instrument with respect to each Individual Property.

     "Legal Requirements" shall mean, with respect to each Individual Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including without limitation the Condominium Acts, and all permits, licenses and authorizations and regulations relating thereto, and all material covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lehman" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lehman Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Letter of Credit" shall mean a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Lender in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of AA or better by S&P or Aa2 or better by Moodys as determined by the Rating Agencies and otherwise satisfactory to Lender in its reasonable discretion (the "Issuing Bank"). Lender consents to JPMorgan Chase Bank being the issuer of any Letter of Credit delivered to Lender. The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender or, upon the transfer of the Loan, to another party, as the case may be, at a New York City bank; provided, however, Borrower may provide Lender with a replacement Letter of Credit meeting all of the requirements hereof in lieu of Lender transferring the existing Letter of Credit then held by Lender. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the term of the Loan and shall provide for multiple draws. The Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

     "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

     "LIBOR" shall mean, for the Initial Interest Period 2.5% per annum. For each Interest Period thereafter LIBOR shall mean the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the related LIBOR Determination Date on the display page designated as Telerate Page 3750.

     If, as of such time on any LIBOR Determination Date, no quotation is given on Telerate Page 3750, then the Lender shall establish LIBOR on such LIBOR Determination Date by requesting four Reference Banks meeting the criteria set forth herein to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date.

          (i) If two or more Reference Banks provide such offered quotations, then LIBOR for the next Interest Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/1,000%).

          (ii) If only one or none of the Reference Banks provides such offered quotations, then LIBOR for the next Interest Period shall be the Reserve Rate.

          (iii) If on any LIBOR Determination Date, Lender is required but is unable to determine the LIBOR in the manner provided in paragraphs (i) and
     (ii) above, LIBOR for the next Interest Period shall be LIBOR as determined on the preceding LIBOR Determination Date.

     The establishment of LIBOR on each LIBOR Determination Date by the Lender shall be final and binding absent manifest error.

     "LIBOR Business Day" shall mean a day upon which United States dollar deposits may be dealt in on the London and the New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

     "LIBOR Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) LIBOR Business Days prior to the first day of such Interest Period. Notwithstanding the foregoing, LIBOR shall be redetermined within any Interest Period two (2) LIBOR Business Days prior to a Securitization in accordance with Section 2.2.2 hereof for the remainder of such Interest Period.

     "Licenses" shall have the meaning set forth in Section 4.1.21 hereof.

     "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents as the same may be amended or split pursuant to the terms hereof.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Instruments, the Assignments of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, and all other documents executed and/or delivered in connection with the Loan (but specifically excluding the Mezzanine Loan Documents).

     "Loan to Value Ratio" shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan and the Mezzanine Loan as of the date of such calculation to (ii) (a) if the date of the calculation using such Appraisal is prior to September 11, 2004, the Appraisals delivered by Borrower to Lender in connection with the closing of the Loan or
(b) if the date of the calculation using such Appraisal is on or after September 11, 2004, the most recent appraised value (based upon an Appraisal of the Properties dated no more than 15 months prior to the date of such calculation, which appraisal may be an update of the Appraisals delivered to Lender at closing).

     "Loan Year" shall mean each 365 or 366, as applicable, day period thereafter commencing on the Closing Date.

     "Lockbox Account" shall have the meaning set forth in Section 3.1(b) hereof.

     "Lockbox Bank" shall mean any Eligible Institution selected by Lender.

     "Lockout Period" shall mean the period commencing on the date hereof and ending on July 8, 2005.

     "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, direct actual damages or losses, costs, expenses, fines, fees, charges, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys' fees and other costs of defense).

     "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

     "Manager" shall collectively mean each entity set forth on Schedule XXII attached hereto, or, if the context requires, a Qualified Manager who is managing each applicable Individual Property in accordance with the terms and provisions of this Agreement.

     "Material Lease" shall mean any Lease (a) demising in excess of 2,500 square feet or (b) for parking operations/facilities.

     "Maturity Date" shall mean July 8, 2005 or, if the Maturity Date has been extended pursuant to Section 2.2.1(b) hereof, the last day of the applicable Extension Term, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Mezzanine Borrower" shall mean the parties identified on Schedule XXIV attached hereto.

     "Mezzanine Contract Rate" shall have the meaning ascribed to the term "Contract Rate" in the Mezzanine Loan Agreement.

     "Mezzanine Debt Service" shall mean, with respect to any particular period of time, interest payments, and monthly scheduled amortization payments due under the Mezzanine Note for such period.

     "Mezzanine Default" shall have the meaning ascribed to the term "Default" in the Mezzanine Loan Agreement.

     "Mezzanine Event of Default" shall have the meaning ascribed to the term "Event of Default" in the Mezzanine Loan Agreement.

     "Mezzanine Extension Option" shall have the meaning ascribed to the term "Extension Option" in the Mezzanine Loan Agreement.

     "Mezzanine Lender" shall mean the owner and holder of the Mezzanine Loan.

     "Mezzanine Loan" shall mean that certain loan made by Mezzanine Lender to Mezzanine Borrower on the date hereof pursuant to the Mezzanine Loan Agreement, as the same may be amended or split pursuant to the terms of the Mezzanine Loan Documents.

     "Mezzanine Loan Account" shall have the meaning set forth in Section 3.1(b)(x) hereof.

     "Mezzanine Loan Agreement" shall mean that certain Loan Agreement (Mezzanine Loan) dated as of the date hereof between Mezzanine Borrower and Mezzanine Lender.

     "Mezzanine Loan Documents" shall mean all documents or instruments evidencing, securing or guaranteeing the Mezzanine Loan, including without limitation, the Mezzanine Loan Agreement.

     "Mezzanine Note" shall mean that certain Secured Promissory Note dated as of the date hereof given by Mezzanine Borrower to Mezzanine Lender in the principal amount of $145,000,000.00.

     "Mezzanine Release Price" shall have the meaning ascribed to "Allocated Loan Amount" in the Mezzanine Loan Agreement.

     "Monthly Common Charge Amount" shall have the meaning set forth in Section
7.7.1 hereof.

     "Monthly Debt Service Payment Amount" shall mean the amount of interest and the Monthly Scheduled Amortization Payment due and payable on each Payment Date pursuant to the Note and Article II hereof.

     "Monthly Ground Rent Deposit" shall have the meaning set forth in Section
7.6 hereof.

     "Monthly Insurance Premium Deposit" shall have the meaning set forth in
Section 7.2 hereof.

     "Monthly Mezzanine Debt Service Payment Amount" shall mean the monthly amount of interest and monthly scheduled amortization payments due and payable pursuant to the Mezzanine Loan Agreement and the Mezzanine Note.

     "Monthly Scheduled Amortization Payments" shall mean the amount of principal set forth on Schedule V hereto to be paid on each Payment Date.

     "Monthly Tax Deposit" shall have the meaning set forth in Section 7.2 hereof.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.10(b) hereof.

     "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

     "Net Liquidation Proceeds after Debt Service" shall have the meaning set forth in the Mezzanine Loan Agreement.

     "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "Non-Wyndham Properties" shall mean the properties listed on Schedule XXIII attached hereto and made a part hereof.

     "Note" shall mean that certain promissory note of even date herewith in the principal amount of TWO HUNDRED EIGHTY- MILLION AND 00/100 DOLLARS ($280,000,000.00) made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented, severed, split, or otherwise modified from time to time.

     "O&M Program" shall mean, with respect to each Individual Property listed on Schedule VII hereof, the asbestos operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

     "Obligations" shall have the meaning set forth in Section 9.5(a) hereof.

     "Offering Document Date" shall have the meaning set forth in Section 5.1.10(j)(iv).

     "Offering Plan" shall mean the condominium offering plan for a Condominium Property together with all amendments thereto.

     "Offering Materials" shall have the meaning set forth in Section 9.2(b).

     "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Principal.

     "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP and the Uniform System of Accounts, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, Common Charges attributable to the Condominium Properties (excluding non-recurring capital assessments), utilities, ordinary repairs and maintenance, insurance premiums, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments (including any Ground Rents payable under any Ground Lease) as permitted hereunder, and other similar costs, but excluding depreciation, amortization of intangible items, Debt Service, Mezzanine Debt Service, Capital Expenditures and contributions to the Reserve Funds.

     "Other Charges" shall mean all Ground Rents, maintenance charges, impositions other than Taxes, Common Charges and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "Paydown Amount" shall have the meaning set forth in Section 3.2.

     "Payment Date" shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

     "Performance Cure" shall have the meaning set forth in Section 3.7(b).

     "Permitted FF&E Financing" shall have the meaning set forth in Section 5.2.12(f).

     "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy or marked up final title commitment (including those disclosed in and insured over thereby) relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with the terms hereof, (d) any and all easements, licenses, covenants, restrictions or other agreements which may hereafter be granted by Borrower in accordance with the terms hereof, (e) rights of existing and future tenants, licensees and concessionaires, as tenants, licensees or concessionaires only, pursuant to Leases in effect as of the date hereof or entered into in accordance with the terms hereof, (f) any Lien and security interest expressly permitted pursuant to Section 4.1.37 hereof, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

     "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (ii) Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
     (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities or any class thereof) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
     (D) such investments must not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market funds with maturities of not more than 365 days and, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by an Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall have the meaning set forth in Article I of the Security Instrument with respect to each Individual Property.

     "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of the final certificate of occupancy with respect to all Improvements on such Individual Property.

     "Plan" shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

     "Plan Assets" shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101 or similar law.

     "Policies" shall have the meaning specified in Section 6.1(a) hereof.

     "Prime Rate" shall mean, for a particular date, the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate in effect for such date, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate" for such particular date. If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

     "Principal" shall have the meaning specified in Section 4.1.37 hereof.

     "Prohibited Person" shall mean any Person:

          (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

          (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

          (c) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

          (d) who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

          (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

          (f) who is an Affiliate of or affiliated with a Person listed above.

     "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

     "Property" shall mean, as the context may require, the Properties or an Individual Property.

     "Property Account" shall have the meaning specified in Section 3.1 (a) hereof.

     "Property Account Bank" shall mean any bank, provided that such bank remains an Eligible Institution, and any successor Eligible Institutions or other Eligible Institutions or banks selected by Borrower, subject to Lender's reasonable approval. Lender consents to Bank One, N.A. being the Property Account Bank provided, however, the long term debt rating of Bank One does not fall below A-.

     "Provided Information" shall have the meaning set forth in Section 9.1 (a) hereof.

     "Public Company" shall mean a corporation or other Person whose (i) stock or ownership interests or (ii) depository receipts or their equivalent are publicly traded on a nationally recognized stock exchange, including, without limitation, NASDAQ or on the leading recognized stock exchange in Spain, Germany, Italy, Canada, France, Tokyo, Australia, Singapore, England or Hong Kong, or in another country which requires companies publicly traded on such leading exchange to provide public information reasonably comparable to that required in the United States.

     "Qualified Manager" shall mean a reputable and experienced professional management organization (a) which manages, together with its affiliates, ten
(10) or more first class hotel properties of a type and size similar to the Property, totaling in the aggregate no less than 3,000 rooms, and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization (defined below), such employment shall have been reasonably approved by Lender applying the standards of a reasonably prudent institutional mortgage lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities or any class thereof.

     "Qualified Transferee" shall mean any one of the following entities, subject to the reasonable determination of Lender that such entity satisfies the applicable requirements set forth in this definition:

          (a) a pension fund, pension trust or pension account that has total assets of at least $500 million that are managed by an entity that controls or manages at least $1 billion of real estate equity assets;

          (b) a pension fund advisor that controls or manages at least $1 billion of real estate equity assets immediately prior to any proposed transfer hereunder;

          (c) an insurance company that is subject to supervision by the insurance commission, or a similar official or agency, of a State or territory of the United States (including the District of Columbia), which has a net worth, as of a date no more than six
               (6) months prior to the date of the proposed transfer hereunder, of at least $500 million and controls real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder;

          (d) a corporation organized under the banking or trust company laws of the United States or any State or territory of the United States (including the District of Columbia) that has a combined capital and surplus of at least $500 million and that immediately prior to a proposed transfer hereunder controls real estate equity assets of at least $1 billion; or

          (e) any entity (a)(i) with a long-term unsecured debt rating from the Rating Agencies of at least BBB- (or its equivalent) or (b) (1) that owns or operates, together with its affiliates, at least ten
               (10) first class hotel properties, (2) that has a net worth as of a date no more than six (6) months prior to the date of any proposed transfer hereunder of at least

               $500 million and (3) that controls, together with its Affiliates, real estate equity assets of at least $1 billion immediately prior to any proposed transfer hereunder.

     "Quality Assurance Reports" shall mean any quality assurance reports of inspection or compliance from a Franchisor under a Franchise Agreement with respect to any Individual Property.

     "Radisson" shall mean an Individual Property operated under a license agreement with Radisson Hotels International, Inc.

     "Rating Agencies" shall mean each of S&P, Moody's, and Fitch, and any other nationally-recognized statistical rating agency which has been approved by Lender, provided that, following a Securitization, the same has rated the Securities.

     "Reference Bank" shall mean a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market that has an established place of business in London. If any such Reference Bank should be removed from the Telerate Page 3750 or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative Reference Banks meeting the criteria specified above.

     "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

     "Related Party" shall mean any direct or indirect member, shareholder, partner, employee, director, affiliate, executive officer, principal, agent or representative of Borrower or any successor or assigns of any of the foregoing.

     "Release" with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

     "Release Price" shall mean, for each Individual Property, the amount set forth on Schedule II attached hereto.

     "Release Property" shall have the meaning set forth in Section 2.6.

     "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     "Rents" shall have the meaning set forth in Article I of the Security Instrument with respect to each Individual Property.

     "Replacement Interest Rate Cap Agreement" means an interest rate cap agreement from an Acceptable Counterparty that complies with the terms and conditions of this Agreement.

     "Replacement Management Agreement" shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender applying the requirements of prudent mortgage loan lenders for the management of properties similar in size, scope and value of the Individual Property by comparable managers in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) a conditional assignment of management agreement substantially in the form then used by Lender (or such other form reasonably acceptable to Lender applying the requirements of prudent mortgage loan lenders for the management of properties similar in size, scope and value of the Individual Property by comparable managers), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

     "Replacement Reserve Account" shall have the meaning set forth in Section 3.1(b)(iv) hereof.

     "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof

     "Replacement Reserve Deposit" shall mean, with respect to each Individual Property, the positive number obtained by subtracting (i) the actual amount spent by Borrower for Replacements for the calendar month (the "Subject Month") which is two (2) months prior to the month in which the applicable Replacement Reserve Deposit is due and payable (such amount actually spent by Borrower hereinafter referred to as the "Actual Amount") and (ii) the balance of any Shortfall (as defined in Section 7.3.1 hereof) from (iii) the product of (a) Gross Income From Operations for the Subject Month multiplied by (b) the FF&E Factor.

     "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

     "Required Application Ratio" shall have the meaning set forth in Section
7.5.2 hereof.

     "Required Common Charge Fund" shall have the meaning set forth in Section
7.7.1 hereof.

     "Required Ratio" shall mean (a) if the Mezzanine Loan has not been paid off in full pursuant to the terms of the Mezzanine Loan Documents, 1.10 to 1.00 and
(b) if the Mezzanine Loan has been paid off in full pursuant to the terms of the Mezzanine Loan Documents 1.70 to 1.00.

     "Required Repair Account" shall have the meaning set forth in Section 3.1(b)(v) hereof.

     "Required Repair Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

     "Reserve Fund Deposits" shall mean the amounts to be deposited into the Reserve Funds for any given month.

     "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Ground Lease Escrow Fund, the Required

Common Charge Fund, the Debt Service Reserve or any other escrow fund established by the Loan Documents.

     "Reserve Rate" shall mean the rate per annum which Lender determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/1,000%) of the one-month United States dollar lending rates that at least three major New York City banks selected by Lender are quoting, at 11:00 a.m. (New York time) on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks, or (ii) in the event that at least two such rates are not obtained, the lowest one-month United States dollar lending rate which New York City banks selected by Lender are quoting as of 11:00 a.m. (New York time) on such LIBOR Determination Date to leading European banks.

     "Restoration" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

     "Restricted Party" shall mean Borrower, Principal, Mezzanine Borrower, any Guarantor, any Indemnitor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Principal, Mezzanine Borrower, any Guarantor, any Indemnitor, any Affiliated Manager or any non-member manager provided, however, that if a Restricted Party is a Public Company, the holders of its shares shall not be deemed Restricted Parties.

     "Rules and Regulations" shall mean for a Condominium Property the instrument relating to restrictions and requirements respecting the use and maintenance of the Units and Common Elements of the Condominium, as the same may hereafter be amended.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     "Sale Properties" shall collectively mean the Individual Properties listed on Schedule XII attached hereto.

     "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Security Deposits" shall have the meaning set forth in Section 5.1.17(e).

     "Security Instrument" shall mean, with respect to each Individual Property that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt, as applicable) and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering such

Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Servicer" shall have the meaning set forth in Section 9.3 hereof.

     "Servicing Agreement" shall have the meaning set forth in Section 9.3 hereof.

     "Settlement Agreement" shall mean that certain settlement agreement dated July 19, 2002 between and among Wyndham American Hospitality Partnership, L.P., Hilton Hotels Corporation and the other signatures thereto.

     "Severed Loan Documents" shall have the meaning set forth in Section 8.1(c) hereof.

     "Standard Statements" shall have the meaning set forth in Section 5.1.10(j)(i).

     "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "Strike Rate" shall mean (1) 3.50% during the first Loan Year and (2) 4.25% thereafter.

     "Substitute Allocated Loan Amount" shall have the meaning set forth in
Section 2.6(g).

     "Substitute Properties" shall have the meaning set forth in Section 2.6.

     "Substitute Property" shall have the meaning set forth in Section 2.6.

     "Survey" shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor reasonably satisfactory to Lender.

     "Tax Account" shall have the meaning set forth in Section 3.1(b)(i).

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.2 hereof.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

     "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers-Association as the information vendor for the purposes of displaying British Bankers-Association Interest Settlement Rates for U.S. dollar deposits).

     "Threshold Amount" shall mean, with respect to each Individual Property, an amount equal to five percent (5%) of the applicable Allocated Loan Amount.

     "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (reasonably acceptable to Lender) (or, if an Individual Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

     "Transfer" shall have the meaning set forth in Section 5.2.12(a) hereof.

     "Transferee" shall have the meaning set forth in Section 5.2.12(e) hereof.

     "Triggering Event" shall mean the earliest of (i) the occurrence of an Event of Default, or (ii) the date on which the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of calculation (calculated assuming an interest rate constant equal to the Contract
Rate) is less than the Required Ratio.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State in which an Individual Property is located.

     "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels in effect from time to time as approved by the American Hotel and Motel Association.

     "Unit" or "Units" shall mean the hotel condominium units created pursuant to the Condominium Documents and described in the Declaration.

     "Urban Concepts Report" shall mean, with respect to each Individual Property, that certain report prepared by Urban Concepts for Borrower and delivered to Lender in connection with the Loan which report, shall, among other things, confirm that the applicable Individual Property complies with all applicable zoning laws, codes, statutes and ordinances affecting the Individual Property.

     "Wyndham" shall mean Wyndham International, Inc.

     Section 1.2 Principles of Construction.All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II.  GENERAL TERMS

     Section 2.1 Loan Commitment; Disbursement to Borrower.

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     2.1.1 Agreement to Lend and Borrow.

     Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

     2.1.2 Single Disbursement to Borrower.

     Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 The Note, Security Instruments and Loan Documents.

     The Loan shall be evidenced by the Note and secured by the Security Instruments, the Assignments of Leases and the other Loan Documents.

     2.1.4 Use of Proceeds.

     Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds required on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, or (e) fund any working capital requirements of the Properties. The balance, if any, shall be distributed to Borrower.

     Section 2.2 Interest; Loan Payments; Late Payment Charge; Extension.

     2.2.1 Interest Generally.

     Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to and including the last day of the Interest Period during which the Maturity Date occurs at the Applicable Interest Rate. Monthly installments of interest only, in arrears, together with the Monthly Scheduled Amortization Payments shall be paid on each Payment Date commencing on August 8, 2003 and on each subsequent Payment Date thereafter up to and including the Maturity Date. Interest on the outstanding principal amount of the Loan for the period through and including July 10, 2003 shall be paid by Borrower on the Closing Date. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)).

     (a) Principal. The Monthly Scheduled Amortization Payments shall be paid on August 8, 2003 and on each subsequent Payment Date thereafter. Upon the occurrence and the continuance of a Triggering Event, on each Payment Date Lender shall apply funds in the Excess Cash Flow Account to pay down the outstanding principal balance of the Loan subject to Section 3.13 hereof.

     (b) Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for three (3) successive terms (each, an

"Extension Term") of one (1) year each (each, an "Extension Term") to (x) the Payment Date occurring in July, 2006, (y) the Payment Date occurring in July, 2007 and (z) the Payment Date occurring in July, 2008 (each such date, the "Extended Maturity Date"), respectively, and, as to each Extension Term, upon satisfaction of the following terms and conditions:

          (i) no Event of Default shall have occurred and be continuing at the time the applicable Extension Term is exercised and on the date that the applicable Extension Term is commenced;

          (ii) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than one hundred twenty
     (120) days and no later than sixty (60) days prior to the then applicable Maturity Date (the "Extension Notice");

          (iii) Borrower shall obtain and deliver to Lender prior to commencement of such Extension Term, one or more Replacement Interest Rate Cap Agreements, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the next succeeding Extended Maturity Date;

          (iv) in connection with the exercise of the second and third Extension Term, Borrower shall have paid to Lender the Extension Fee on or before the commencement of such extension term; and

          (v) the Mezzanine Extension Term corresponding to the applicable Extension Term shall have been exercised in accordance with the terms of the Mezzanine Loan Agreement, unless the Mezzanine Loan has been paid in full in accordance with the terms and conditions of the Mezzanine Loan Agreement.

     (c) All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the applicable Extended Maturity Date in the event the applicable Extension Term is exercised.

     (d) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff or defense or irrespective of, and without deduction for, counterclaims. Borrower shall not be barred from bringing a counterclaim in a separate action.

     2.2.2 Interest Calculation; LIBOR determination

     (a) Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

     (b) Notwithstanding anything to the contrary contained herein, two (2) LIBOR Business Days prior to the date Lender intends to close a Securitization, Lender shall redetermine LIBOR in accordance with the terms hereof. In the event the closing of such

Securitization shall occur on a date which is not the first day of an Interest Period, interest on the Loan for the then current Interest Period shall accrue
(i) from the first day of such Interest Period through and including the day prior to the date of the closing of the Securitization, based upon the LIBOR rate which was in effect immediately preceding the date of closing of such Securitization and (ii) from the date of the closing of such Securitization through and including the last day of such Interest Period, based upon the redetermined LIBOR rate.

     2.2.3 Eurodollar Rate Unascertainable; Illegality; Increased Costs.

     (a) (i) If Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Adjusted Prime Rate beginning on the first day of the next succeeding Interest Period.

          (ii) If, pursuant to the terms of this Section 2.2.3(a), the Loan is bearing interest at the Adjusted Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one
     (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Adjusted Prime Rate.

     (b) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the Loan bearing interest at the Eurodollar Rate, (I) the obligation of Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Adjusted Prime Rate on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender (within fifteen (15) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender's determination and the calculation substantiating the Adjusted Prime Rate and any additional costs incurred by Lender in making the conversion. Lender's written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

     (c) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

          (I) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

          (II) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

          (III) shall, if the Loan is then bearing interest at the Eurodollar Rate, hereafter impose on Lender any other condition, the result of which is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender (within fifteen (15) days of Lender's written demand therefor), any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(c), Lender shall provide Borrower with at least thirty (30) days prior written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under the Note, this Agreement and the other Loan Documents.

     (d) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (I) any default after the expiration of any applicable notice or grace periods by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately prior to the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately prior to the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the Eurodollar Rate to the Adjusted Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the Eurodollar Rate on a date other than the Payment Date immediately prior the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Loan in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

     2.2.4 Payment on Maturity Date.

     Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due hereunder and under the Note, the Security Instruments, and the other Loan Documents.

     2.2.5 Payments after Default.

     Except as provided in Section 3.23 hereof, upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Excess Cash Flow for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Excess Cash Flow shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instruments. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default; the acceptance of any payment of Excess Cash Flow shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note to accelerate and continue to demand payment of the Debt upon the happening and during the continuance of any Event of Default, despite any payment of Excess Cash Flow.

     2.2.6 Late Payment Charge.

     Except as provided in Section 3.23 hereof, if any Monthly Debt Service Payment Amount is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents to the extent permitted by applicable law.

     2.2.7 Usury Savings.

     This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     2.2.8 Taxes.

     If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and, in the case of Lender, taxes measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder (and such Foreign Taxes are not a result of activities of Lender unrelated to the Loan or Borrower), the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such non-excluded Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority of which Lender has used its commercially reasonable efforts to provide Borrower with prior written notice of or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any successor and/or assign of Lender is not incorporated under the laws of the United States of America or a state thereof Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each entity required to deliver to Borrower a Form W-8BEN or W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under applicable law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

     Section 2.3 Prepayments.

     2.3.1 Voluntary Prepayments.

     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or part prior to the expiration of the Lockout Period. On any Payment Date occurring after the expiration of the Lockout Period, Borrower may, at its option, prepay the Loan in whole or in part, upon satisfaction of the following conditions:

     (a) Borrower shall provide prior written notice to Lender specifying the date (the "Prepayment Date") upon which the prepayment is to be made, which notice shall be delivered to Lender not less than ten (10) Business Days prior to such payment.

     (b) Borrower shall pay to Lender, simultaneously with such prepayment, (i) if the Prepayment Date is not a Payment Date, (A) all accrued and unpaid interest calculated at the Applicable Interest Rate on the amount of principal being prepaid through and including the Prepayment Date together with an amount equal to the interest that would have accrued at the Applicable Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the Prepayment Date, (B) in addition to the payments required in clause
(A) above, if such prepayment is made during the period from and including the first day after a Payment Date through and including the last day of the Interest Period in which such Payment Date occurs, all interest on the principal amount being prepaid which would have accrued from the first day of the Interest Period immediately following the Interest Period in which the prepayment occurs (the "Succeeding Interest Period") through and including the end of the Succeeding Interest Period, calculated at the Applicable Interest Rate if such prepayment occurs on or after the Libor Determination Date for the Succeeding Interest Period (the "Interest Shortfall") and (ii) all Breakage Costs, if any, and without duplication of sums paid pursuant to clause (i) with respect to such prepayment.

     (c) each prepayment shall be in an aggregate principal amount of $1,000,000.00 or any integral multiple of $100,000.00 in excess thereof;

     (d) Mezzanine Borrower shall have simultaneously with such prepayment made a pro rata prepayment of the Mezzanine Loan.

     (e) Intentionally Omitted.

     (f) In addition to the foregoing provisions, Borrower shall have the right to obtain a release of the applicable Individual Property in accordance with the terms of Section 2.5 hereof, provided (i) Lender has elected to apply the Net Proceeds of a Casualty or Condemnation of the applicable Individual Property towards the reduction of the then outstanding principal balance of the Note pursuant to Section 2.3.2, (ii) no Event of Default has occurred and shall be continuing under this Agreement, the Note, the Security Instruments or any of the other Loan Documents, (iii) Borrower pays all accrued and unpaid interest on the amount of principal being prepaid through the date of prepayment and (iv) Borrower pays all Breakage Costs, if any, without duplications of the amounts provided for the immediately proceeding clause(iii) above.

     (g) Borrower may at any time (1) prepay a portion of the Loan or (2) deposit a Letter of Credit, in each case in an amount and to the extent necessary to (i) cure a Triggering Event pursuant to Section 3.7(b) or (ii) satisfy the Debt Service Coverage Ratio test or the Loan-to-Value Ratio test in connection with a Release pursuant to section 2.5.1(d) or (e), provided Borrower satisfies the requirements of Section 2.3.1(b) hereof. Notwithstanding anything to the contrary contained in this Subsection 2.3.1(g), Borrower shall not be permitted to deposit a Letter of Credit to satisfy the Debt Service Coverage Ratio test in connection with a Release pursuant to Subsection 2.5.1(d) hereof if the outstanding principal balance of the Loan exceeds 100% of the aggregate fair market value of the Properties (excluding any Letters of Credit deposited with Lender).

     2.3.2 Mandatory Prepayments.

     On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, including prior to the expiration of the Lockout Period, if and to the extent Lender is not obligated to and does not otherwise make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the
Note in an amount equal to one hundred percent (100%) of such Net Proceeds.

Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan. All Net Proceeds shall be applied to the Loan and no portion of the Net Proceeds shall be applied to the Mezzanine Loan.

     2.3.3 Prepayments After Default.

     If, following an Event of Default, Lender shall accelerate the Debt and Borrower thereafter tenders payment of all or any part of the Debt, or if all or any portion of the Debt is recovered by Lender after such Event of Default such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment of the Loan prior to the Lockout Period and Borrower shall pay in addition to the Debt, (i) the Interest Shortfall, (ii) Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clause (i), and (iii) all other sums due and payable under the Note, this Agreement and the other Loan Documents.

     2.3.4 Making of Payments.

     Each Payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 noon, New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims. Borrower shall not be barred from bringing a counterclaim in a separate action.

     Section 2.4 Interest Rate Cap Agreement.

     (a) Within three (3) Business Days of the Closing Date, Borrower shall obtain and shall thereafter maintain in effect, an Interest Rate Cap Agreement, which shall be coterminous with the Loan (as the same may be extended) and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan and which shall at all times have a strike rate equal to the Strike Rate. The Counterparty shall be obligated under the Interest Rate Cap Agreement to make monthly payments equal to the excess of 1 month LIBOR over the Strike Rate, calculated on the notional amount with interest accrual periods and payment dates that match those of the Loan. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan in accordance with Sections
2.3 and 2.5 hereof.

     (b) Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement substantially in the form annexed hereto as Exhibit C, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement (and any related guarantee, if any) and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and notify the Counterparty of such collateral assignment (either in such Interest Rate Cap Agreement or by separate instrument). The Counterparty shall agree in writing to make all payments it is required to make under the Interest Rate Cap Agreement directly to Lender or such other entity or account as directed by Lender. At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Cap Agreement shall terminate and Lender shall promptly execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Cap Agreement and to notify the Counterparty of such release.

     (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such account as specified by Lender in writing. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

     (d) In the event of any downgrade, withdrawal or qualification of the long-term unsecured debt credit rating of the Counterparty below "AA-" (or its equivalent) by the Rating Agencies, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

     (e) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any Replacement Interest Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

     (f) Each Interest Rate Cap Agreement shall contain the following language or its equivalent: "In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below "AA-" (or the equivalent) by the Rating Agencies, the Counterparty must, within 30 days, either (x) post collateral on terms acceptable to each Rating Agency or (y) find a replacement Acceptable Counterparty, at the Counterparty's sole cost and expense, acceptable to each Rating Agency (notwithstanding the foregoing, if the Counterparty's rating is downgraded to "A" or lower, only the option described in clause (y) will be acceptable); provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Acceptable Counterparty pursuant to the foregoing clause (y), the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an Additional Termination Event as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the Affected Party."

     (g) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

     (1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

     (2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

     (3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

     (4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 2.5 Release of Property.

     2.5.1 Release of Individual Property.

     With respect to the Sale Properties and a release of an Individual Property in connection with Section 2.3.1(f) hereof, and if an Event of Default pursuant to subsection 8.1(a)(xxviii) has occurred and is continuing a release of the Condominium Property that is the subject of such Event of Default, at any time during the term of the Loan, and with respect to all other Properties, following the Lockout Period, provided no Event of Default shall have occurred and be continuing, Borrower may obtain the release of an Individual Property from the Lien of the Security Instrument thereon (and related Loan Documents), the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), and the release of the portion of the Reserve Funds allocated to such Individual Property provided that such Borrower does not own any of the other Properties then encumbered by the Lien of the Security Instruments, but only upon the satisfaction of each of the following conditions:

     (a) Borrower shall provide Lender with at least fifteen (15) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Individual Property;

     (b) Borrower shall make a payment to Lender by a wire transfer of immediately available federal funds in an amount equal to the Release Price for the applicable Individual Property or the Allocated Loan Amount with respect to a release in connection with a Casualty or Condemnation (provided that the Net Proceeds of a Casualty or Condemnation applied to the reduction of the principal balance of the Debt shall be credited against and reduce the Allocated Loan Amount of the Individual Property that was the subject of said Casualty or Condemnation), together with (i) all accrued and unpaid interest on the amount of principal being prepaid, (ii) if such payment is not made on a Payment Date, the Interest Shortfall with respect to the amount prepaid, (iii) Breakage Costs, if any, but without duplication of any payment made pursuant to Subsection (ii) hereof; and (iv) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment;

     (c) Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each State in which the Individual Property is located and that contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

     (d) After giving effect to such release and any additional prepayment of the Loan to satisfy subparagraphs (d) and (e) of this Section 2.5.1 and subject to Section 2.3.1(g) hereof, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Security Instruments shall be not less than the greater of (i) (A) 1.16:1.00 (the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date) if the Mezzanine Loan has not been paid off in full pursuant to the terms of the Mezzanine Loan Documents or (B) 1.79:1.00 if the Mezzanine Loan has been paid off in full pursuant to the terms of the Mezzanine Loan Documents and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 immediately preceding the release of the Individual Property;

     (e) After giving effect to such release and any additional prepayment of the Loan to satisfy subparagraphs (d) and (e) of this Section 2.5.1 and subject to Section 2.3.1(g) hereof, the Loan-to-Value Ratio with respect to the Properties remaining subject to the lien of the Security Instruments (based upon (1) if the Individual Property that is the subject of the release has an Allocated Loan Amount of less than $10,000,000, the appraisal delivered by Borrower in connection with the closing of the Loan or (2) if the Individual Property that is the subject of the release has an Allocated Loan Amount of $10,000,000 or more, (x) if the proposed release date is within fifteen (15) months of the Closing Date, the Appraisal delivered by Borrower to Lender in connection with the closing of the Loan or (y) if the proposed release date is on or later than September 11, 2004, an Appraisal dated no more than 15 months from the proposed release date paid for by Borrower (which Appraisal may be an update of the Appraisal delivered by Lender in connection with the closing of the Loan) after the release shall not be greater than the lesser of (A) 66.9% (the aggregate Loan to Value Ratio as of the Closing Date with respect to all of the Properties) and
(B) the aggregate Loan-to-Value Ratio with respect to all of the Properties then remaining immediately prior to the date of, and without giving effect to, the proposed release.

     (f) If the applicable Borrower continues to own an Individual Property subject to the Lien of a Security Instrument, the Individual Property to be released shall be conveyed to a Person other than a Borrower or Principal;

     (g) Mezzanine Borrower shall simultaneously prepay to Mezzanine Lender the Mezzanine Release Price applicable to the Individual Property being released.

     (h) Payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the Lien of the related Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith.

Notwithstanding the first sentence of this Section 2.5.1, (A) the Sale Properties may be released prior to the Lockout Period, provided no Event of Default has occurred and is continuing, and Borrower otherwise complies with all of the other terms and conditions of this Section 2.5, and (B) the applicable Condominium Property may be released within fifteen (15) days of the occurrence of an Event of Default specified in subsection 8.1(a) (xxviii) provided there are no other Events of Default continuing and Borrower otherwise complies with all of the other terms and conditions of this Section 2.5. Upon a release of the Condominium Property which is the subject of an Event of Default set forth in subsection 8.1(a)(xxviii) pursuant to Section 2.5.1 hereof, such Event of Default shall be deemed cured.

     2.5.2 Release on Payment in Full.

     Lender shall, at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument on each Individual Property not theretofore released.

     Section 2.6 Substitution of Properties.

     Subject to the terms and conditions set forth in this Section 2.6, Borrower may obtain a release of the Lien of a Security Instrument (and the related Loan Documents) encumbering an Individual Property (a "Release Property") by substituting therefor another hotel property of like kind and quality acquired by Borrower or an Affiliate of Borrower (provided, however, if the Substitute Property shall be owned by an Affiliate of Borrower said Affiliate (i) shall assume all the obligation of Borrower under this Agreement, the Note and the other Loan Documents and (ii) shall become a party to the Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other Loan Documents and shall have the rights and obligations of Borrower thereunder) (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions precedent are satisfied:

     (a) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

     (b) If the applicable Borrower continues to own an Individual Property subject to the Lien of a Security Instrument, Lender shall have received a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower or Principal pursuant to an arms length transaction and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

     (c) Lender shall have received a current Appraisal of the Substitute Property prepared within one hundred eighty (180) days prior to the release and substitution (i) showing an appraised value equal to or greater than the appraised value of the Release Property as of the date hereof; and (ii) which supports an aggregate loan-to-value ratio with respect to the Properties remaining subject to the lien of the Security Instruments after the substitution not greater than the ratio equal to the lesser of (A) the aggregate loan-to-value ratio as of the Closing Date with respect to all of the Properties and (B) the aggregate loan-to-value ratio with respect to the Properties remaining subject to the lien of the Security Instruments immediately prior to the date of the proposed substitution.

     (d) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage lender that, after the substitution of a Substitute Property and the release of the Release Property, (i) the Debt Service Coverage Ratio for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 hereof immediately preceding the date of the substitution with respect to all Properties remaining subject to the lien of the Security Instruments after the substitution shall be equal to or greater than (A) (1) 1.16:1.00 (the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date) if the Mezzanine Loan has not been paid off in full pursuant to the terms of the Mezzanine Loan Documents or
(2) 1.79 to 1.00 if the Mezzanine Loan has been paid off in full pursuant to the terms of the Mezzanine Loan Documents and (B) Debt Service Coverage Ratio for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under
Section 5.1.10 hereof immediately preceding the substitution (including the Release Property and excluding the Substitute Property) and (ii) the Debt Service Coverage Ratio for the twelve (12) months for which Net Operating Income has been calculated based upon financial statements delivered by Borrower for such Substitute Property in form and substance substantially similar to the financial statements Borrower is required to deliver pursuant to Section 5.1.10 hereof with respect to the Properties immediately preceding the substitution with respect to the Substitute Property is equal or greater than the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date with respect to the Release Property.

     (e) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such substitution, which consent shall be given in Lender's reasonable discretion applying the requirements of a prudent mortgage loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

     (f) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender, if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may require, unless such certificate would be inaccurate, such certificate to be in form and substance reasonably satisfactory to Lender or the Rating Agencies, as applicable.

     (g) Borrower shall (A) have executed, acknowledged and delivered to Lender or, with respect to UCC-1 Financing Statements, authorized the filing of, (I) a Security Instrument, an Assignment of Leases and Rents and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Security Instrument, Assignment of Leases and Rents and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the State in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an Environmental Indemnity with respect to the Substitute Property and (B) have caused the Guarantor to acknowledge and confirm its obligations under the Loan Documents. The Security Instrument, Assignment of Leases and Rents, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Security Instrument encumbering the Substitute Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred twenty-five percent (l25%) of the Allocated Loan Amount for the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Release Property.

     (h) Lender shall have received (A) to the extent available, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Security Instruments as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Security Instrument with respect to the Substitute Property and
(B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Security Instrument encumbering the Substitute Property, issued by the title company that issued the title insurance policies insuring the Lien of the existing Security Instruments and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Substitute Allocated Loan Amount, together with "last dollar endorsement", (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the title insurance policies insuring the Liens of the existing Security Instruments, and such other endorsements or affirmative coverages as are then available that a prudent institutional mortgage lender would require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and title insurance policies have been paid.

     (i) Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

     (j) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

     (k) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mortgage lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mortgage lender, which conclude that the Substitute Property does not contain any unacceptable levels of Hazardous Materials and is not subject to any significant risk of contamination from any off-site Hazardous Materials.

     (l) Borrower shall deliver or cause to be delivered to Lender (A) copies certified by Borrower of all organizational documentation related to the new Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of the new Borrower authorizing the substitution and any actions taken in connection with such substitution.

     (m) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel reasonably acceptable to the Rating Agencies if the Loan is part of a Securitization, or the Lender if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above were, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (D) if the Loan is part of a Securitization, an opinion of counsel reasonably acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

     (n) Borrower shall (i) have paid, (ii) have escrowed with Lender or (iii) be contesting in accordance with the terms hereof, all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties and the Substitute Property, and (ii) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (iii) currently due and payable maintenance charges and other impositions relating to each of the Properties and Substitute Property.

     (o) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

     (p) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

     (q) Borrower shall have delivered to Lender estoppel certificates from all tenants under Material Leases at the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) to the best of the tenant's knowledge, there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no knowledge of any defense or offset to the payment of rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option under such lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such lease has been substantially completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrower shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such lease.

     (r) Lender shall have received copies of all tenant leases affecting the Substitute Property certified by Borrower as being true and correct.

     (s) Lender shall have received subordination agreements in the form approved by Lender in connection with the origination of the Loan (or such other form approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed) with respect to tenants under Material Leases at the Substitute Property to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases.

     (t) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Security Instrument encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

     (u) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste.

     (v) Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage lender to the effect that the Substitute Property and the use thereof are in substantial compliance with all Legal Requirements and that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

     (w) In the event the Release Property is subject to a Management Agreement along with one or more additional Properties, Lender shall have received a certified copy of an amendment to the Management Agreement reflecting the deletion of the Release Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement. In the event that the Release Property is subject to a Management Agreement relating only to such Release Property, Lender shall have received a certified copy of a new Management Agreement for the Substitute Property on substantially the same terms as the Management Agreement for the Release Property and the Manager thereunder shall have executed and delivered to Lender an Assignment of Management Agreement with respect to such new Management Agreement on substantially the same terms as used in connection with the Release Property or such other terms as would be reasonably acceptable to a prudent institutional mortgage loan lender.

     (x) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as reasonably requested by the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization.

     (y) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement), each of which shall be in a form and substance which would be reasonably satisfactory to a prudent institutional mortgage lender together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

     (z) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including, without limitation, liquor licenses and evidence that such consents, licenses and approvals are in full force and effect.

     (aa) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property, Borrower, Indemnitor and the Guarantor, if applicable, in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

     (bb) Lender shall have received a Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property, in form and substance reasonably satisfactory to a prudent institutional mortgage loan lender.

     (cc) Lender shall have received certified copies of the most recent Quality Assurance Reports, if any, which shall be reasonably satisfactory to a prudent institutional mortgage loan lender.

     (dd) Lender shall have received if the Borrower owns a leasehold estate in the Substitute Property, (i) a certified copy of the Ground Lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease would be reasonably satisfactory in all respects to a prudent institutional mortgage lender and which contains customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than the greater of (1) 20 years from the Maturity Date or (2) 10 years from the end of the scheduled amortization term of the Loan, (B) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to the Lender as tenant if the Ground Lease is terminated for any reason, (D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of this Agreement, and (ii) a ground lease estoppel executed by the fee owner and ground lessor of the Substitute Property, reasonably acceptable to Lender.

     (ee) Borrower shall submit to Lender, not less than fifteen (15) Business Days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located. (ff) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied.

     (gg) Mezzanine Borrower shall simultaneously comply with Section 2.6 of the Mezzanine Loan Agreement.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

     III. CASH MANAGEMENT

     Section 3.1 Establishment of Accounts.

     (a) Borrower shall, simultaneously herewith, (i) establish one or more accounts (individually and collectively, the "Property Account") with Property Account Bank into which Borrower shall deposit, or cause to be deposited, all Gross Income from Operations, and (ii) execute an agreement with Lender and the Property Account Bank providing for the control of the Property Account substantially in the form of Exhibit A attached herewith (the "Property Account Agreement").

     (b) In addition, Borrower shall simultaneously herewith establish accounts with the Lockbox Bank (the "Lockbox Account"), into which Borrower shall deposit or cause to be deposited all sums on deposit in the Property Account, in accordance with Sections 3.6 and 3.7 hereof. The Lockbox Bank shall establish the following Accounts (which may be book entry sub-accounts) into which Gross Income from Operations shall be deposited or allocated:

          (i) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit (the "Tax Account");

          (ii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Insurance Premium Deposit (the "Insurance Premium Account");

          (iii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the "Debt Service Account");

          (iv) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Replacement Reserve Deposit (the "Replacement Reserve Account");

          (v) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Required Repair Fund (the "Required Repair Account");

          (vi) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Common Charge Amount (the "Common Charge Account");

          (vii) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Ground Rent Deposit (the "Ground Rent Account");

          (viii) An account with Lockbox Bank into which Approved Expenses shall be deposited (the "Borrower Expense Account");

          (ix) An account with Lockbox Bank into which Extraordinary Expenses shall be deposited (the "Extraordinary Expense Account");

          (x) An account with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, the Monthly Mezzanine Debt Service Payment Amount (the "Mezzanine Loan Account"); and

          (xi) An account with Lockbox Bank into which Excess Cash Flow shall be deposited (the "Excess Cash Flow Account").

     In the event Lender waives the requirement for Borrower to maintain the Property Account and the Lockbox Account, Lender hereby consents to the Mezzanine Borrower establishing and maintaining a Property Account and Lockbox Account with Mezzanine Lender that would operate as provided in this Article 3.

     Section 3.2 Deposits into Lockbox Account.

     (a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager to, deposit all Gross Income from Operations and any other sums generated by the Properties into the Property Account within one (1) Business Day of receipt, (ii) Borrower shall instruct the Manager to deposit all Gross Income from Operations and other sums generated by the Properties collected by Manager, if any, pursuant to the Management Agreement into the Property Account within one (1) Business Day of receipt, (iii) Borrower shall send a notice, substantially in the form of Exhibit B, to all tenants now or hereafter occupying space at each Individual Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the Property Account, (iv) Borrower or Manager shall instruct the Franchisor to deposit any Accounts Receivable for the Properties collected for the benefit of Borrower and any other sums collected by Franchisor for the benefit of Borrower pursuant to the Franchise Agreement into the Property Account, (v) Borrower shall deposit, or shall cause the Counterparty to deposit, all Accounts Receivable for the Property into the Property Account within one (1) Business Day of receipt, (vi) Borrower shall send a notice, substantially in the form of Exhibit D, to all consumer credit/ charge card organizations or entities which sponsor or administer such cards (including the American Express Card, the Visa Card and the Mastercard) as are accepted for payment at the Property, directing them to pay all sums due to Borrower (or to Manager, as the case may be), directly to the Property Account, (vii) Borrower shall deposit or shall cause Counterparty to deposit all sums payable to Lender under the Interest Rate Cap Agreement directly into the Lockbox Account; (viii) there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Properties are directly deposited, and (ix) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Properties. Until deposited into the Property Account, any Gross Income from Operations from the Properties held by Borrower shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower.

     (b) Borrower represents, warrants and covenants that, (i) Borrower will continue to deposit all Gross Income from Operations it receives into the Property Account, (ii) Borrower, or Lender on behalf of Borrower, shall instruct the Manager to continue to deposit all Gross Income from Operations and all other sums collected by Manager, if any, pursuant to the Management Agreement into the Property Account and (iii) Borrower shall have no right to withdraw any funds from the Property Account or Lockbox Account Bank, except as otherwise provided herein or with Lender's prior written consent, but bank fees, returned checks and credit cards chargebacks and commissions may be debited and paid from the Property Account.

     (c) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this
Section 3.2 without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     Section 3.3 Account Name.

     (a) The Property Account, the Lockbox Account, the Tax Account, the Insurance Premium Account, the Replacement Reserve Account, the Required Repair Account, the Ground Rent Account, and the Debt Service Account, shall each be in the name of Borrower for the benefit of Lender as mortgagee.

     (b) In the event Lender transfers or assigns the Loan, Borrower acknowledges that the Property Account Bank and Lockbox Bank, at Lender's request, shall change the name of each account to the name of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower acknowledges that the Property Account Bank and Lockbox Bank at Lender's request, shall change the name of each account to the name of the servicer, as agent for Lender.

     Section 3.4 Eligible Accounts.

     Borrower shall, and Borrower shall cause Property Account Bank and Lockbox Bank to maintain each Account as an Eligible Account.

     Section 3.5 Permitted Investments.

     Sums on deposit in any Account described in Section 3.1(b)(i) through and including (ix) (other than the Property Account or Lockbox Account) may be invested in Permitted Investments provided (i) such investments are then regularly offered by Property Account Bank or Lockbox Bank, as the case may be, for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, State and local rules, regulations and laws,
(iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. Borrower shall have the right to direct Property Account Bank or Lockbox Bank, as the case may be, to invest sums on deposit in such Accounts (other than the Property Account and the Lockbox Account) in Permitted Investments. All income earned from Permitted Investments shall be the property of Borrower. Borrower hereby irrevocably authorizes and directs Property Account Bank or Lockbox Bank, as the case may be, to hold any income earned from Permitted Investments as part of the Accounts. Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts.

     Section 3.6 The Initial Deposits.

     Lender shall determine, in its reasonable discretion, the initial deposit amounts (the "Initial Deposits") required to be deposited in each of the Tax Account, the Insurance Premium Account, the Replacement Reserve Account, the Required Repair Account, the Common Charge Account and the Ground Rent Account and Borrower shall deposit the respective Initial Deposits into each Account on the Closing Date.

     Section 3.7 Transfer To and Disbursements from the Lockbox Account.

     On each Business Day, Property Account Bank shall transfer all available funds on deposit in the Property Account to the Lockbox Account.

     (a) Lockbox Bank shall withdraw all funds on deposit in the Lockbox Account on each Business Day of each month.

     (b) Lockbox Bank shall disburse the funds in the Lockbox Account in the following order of priority:

          (i) First, funds sufficient to pay the Monthly Ground Rent Deposit, if any, shall be deposited in the Ground Rent Account;

          (ii) Second, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax Account;

          (iii) Third, funds sufficient to pay the Monthly Common Charge Amount shall be deposited in the Common Charge Account;

          (iv) Fourth, funds sufficient to pay the Monthly Insurance Premium Deposit shall be deposited in the Insurance Premium Account;

          (v) Fifth, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account to be applied (A) first, to the payment of accrued and unpaid interest computed at the Applicable Interest Rate; and (B) second to the Monthly Scheduled Amortization Payment and the reduction of the principal sum;

          (vi) Sixth, funds sufficient to pay any required Replacement Reserve Deposit shall be deposited in the Replacement Reserve Account;

          (vii) Seventh, funds sufficient to pay any interest accruing at the Default Rate, and late payment charges, if any, shall be deposited in the Debt Service Account;

          (viii) Eighth, to the payment of Lockbox Bank for fees and expenses incurred in connection with this Agreement and the accounts established hereunder, and

          (ix) Ninth, funds sufficient to pay all costs and expenses, calculated on a cash basis, required to be paid during such month by or on behalf of Borrower in connection with the ownership and operation of the Property in accordance with the Approved Annual Budget, ("Approved Expenses") shall be deposited in the Borrower Expense Account after deposits for items (i) through (viii) above have been made (provided deposits to the Borrower Expense Account shall not include amounts which have previously been paid pursuant to items (i) through (viii) above);

          (x) Tenth, funds sufficient to pay any Extraordinary Expenses for such month which have been approved by Lender (and that have not been previously paid pursuant to items (i) through (ix) above) shall be deposited in the Extraordinary Expense Account after deposits for items (i) through (ix) above have been made

          (xi) Eleventh, provided no Event of Default has occurred and is continuing and the Mezzanine Loan has not been paid off in full, funds sufficient to pay (A) the Monthly Mezzanine Debt Service Payment Amount and
     (B) any Net Liquidation Proceeds After Debt Service, shall be deposited into the Mezzanine Loan Account to be applied in accordance with the Mezzanine Loan Agreement;

          (xii) Twelfth, following a Triggering Event and for so long as such Triggering Event remains uncured, all amounts remaining in the Lockbox Account after deposits for items (i) through (xi) the "Excess Cash Flow") shall be deposited into the Excess Cash Flow Account and subject to Section
     3.13 hereof, used by Lender to pay down the outstanding principal amount of the Loan; and

          (xiii) Thirteenth, provided no Triggering Event has occurred and is continuing, all amounts remaining in the Lockbox Account after deposits for items (i) through (xii) for the current month and all prior months shall be disbursed (A) if Lender has received written notice from Mezzanine Lender that a default has occurred and is continuing after expiration of all applicable grace and cure periods under the Mezzanine Loan Documents, to an account designated by Mezzanine Lender or (B) if the immediately preceding clause (A) is not applicable, to Borrower in accordance with Borrower's written instructions.

The Triggering Event shall be deemed cured (unless the cause of such Triggering Event was the occurrence of an Event of Default) on the first monthly test date on which the Debt Service Coverage Ratio (assuming an interest rate constant equal to the Cure Contract Rate) for the twelve (12) full calendar months for which Net Operating Income has been calculated based on the financial statements required to be delivered under Section 5.1.10 immediately preceding the date of calculation is equal to or greater than the Required Ratio and in connection with such cure Borrower shall no longer be required to deposit Excess Cash Flow into the Excess Cash Flow Account. The Required Ratio may be obtained by, (i) prepaying the Loan (or a portion thereof) subject to the terms of this Agreement, the Note or any of the other Loan Documents (the amount of such paydown, the "Paydown Amount"), (ii) posting cash collateral or a Letter of Credit in the Paydown Amount) or (iii) improved performance of the Properties (a "Performance Cure"). In the event Borrower has cured the Triggering Event by posting cash collateral or a Letter of Credit in the Paydown Amount and the performance of the Properties improve so that the Required Ratio is maintained without the cash collateral or Letter of Credit, as applicable, Lender shall promptly return the applicable cash collateral or Letter of Credit to Borrower upon Borrower's written request therefor and, subject to Section 3.13 hereof, any sums in the Excess Cash Flow Account shall be distributed to Borrower. Borrower's right to cure the Triggering Event shall be limited to two (2) times in each calendar year. In the event that (i) Borrower posts cash collateral or a Letter of Credit in the Paydown Amount and a subsequent Performance Cure occurs and (ii) Borrower does not request the return of the cash collateral or Letter of Credit as permitted hereunder, the occurrence of the Performance Cure (and the continued posting of the applicable cash collateral or Letter of Credit) shall not constitute a second cure for the purpose of the immediately preceding sentence. After the occurrence and during the continuance of an

Event of Default, Lender shall be permitted to draw on any cash collateral or Letter of Credit deposited pursuant to this paragraph and apply the sums towards the Debt in whatever order and priority Lender desires.

     Section 3.8 Withdrawals From the Tax Account and the Insurance Premium Account.

     Lender shall withdraw funds from the Tax Account to pay Taxes on or before the date Taxes are due and payable. Lender shall have the right to withdraw funds from the Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lockbox Bank shall disburse funds from the Tax Account and the Insurance Premium Account in accordance with Lender's written request therefor on the Business Day following Lockbox Bank's receipt of such written request.

     Section 3.9 Withdrawals from the Replacement Reserve Account.

     Lender shall disburse funds on deposit in the Replacement Reserve Account in accordance with the provisions of Section 7.3 hereof.

     Section 3.10 Withdrawals from the Required Repair Account.

     Lender shall disburse funds on deposit in the Required Repair Account in accordance with the provisions of Section 7.1 hereof.

     Section 3.11 Withdrawals from the Borrower Expense Account.

     Provided that no Event of Default has occurred and is continuing, Borrower shall have the right to withdraw funds from the Borrower Expense Account for the payment of Approved Expenses. Such withdrawals shall be in accordance with the Approved Annual Budget.

     Section 3.12 Withdrawals from the Extraordinary Expense Account.

     Provided that no Event of Default has occurred and is continuing, Borrower shall have the right to withdraw funds from the Extraordinary Expense Account for the payment of Extraordinary Expenses.

     Section 3.13 Withdrawals from the Excess Cash Flow Account.

     Provided no Event of Default has occurred and is continuing, on each Payment Date all funds in the Excess Cash Flow Account shall be applied pro-rata by Lender to pay down the outstanding principal balance of the Loan and the Mezzanine Loan. During the continuance of an Event of Default, all Excess Cash Flow shall be applied by Lender to pay down the Loan only. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing and the Triggering Event has not been continuing for three (3) consecutive months, Borrower shall have the right to direct Lender to use the funds in the Excess Cash Flow Account to either (i) pay down the Loan and the Mezzanine Loan pro-rata or (ii) hold the funds in the Excess Cash Flow Account as additional collateral for the Loan; provided, however, if the Triggering Event remains uncured for three (3) consecutive months, all sums in the Excess Cash

Flow Account shall thereafter be applied pro rata by Lender to pay down the Loan and the Mezzanine Loan, provided further, if the Triggering Event is cured pursuant to the terms of Section 3.7 hereof without taking into account the funds in the Excess Cash Flow Account, the funds in the Excess Cash Flow Account shall be disbursed to Borrower.

     Section 3.14 Withdrawals from the Debt Service Account.

     Lender shall withdraw funds from the Debt Service Account (taking into account any disbursement of the Debt Service Reserve ) pursuant to the terms and conditions of Section 7.5 hereof to pay the Monthly Debt Service Payment Amount on or after the date when due, together with any late payment charges or interest accruing at the Default Rate.

     Section 3.15 Withdrawals from the Mezzanine Account.

     Lender shall withdraw funds from the Mezzanine Loan Account to pay the Monthly Mezzanine Debt Service Payment Amount by the date and time when due, together with any late payment charges or interest accruing pursuant to the Mezzanine Loan Documents.

     Section 3.16 Withdrawals from the Ground Rent Account.

     Lender shall withdraw funds from the Ground Rent Account in accordance with
Section 7.6 hereof.

     Section 3.17 Withdrawals from the Common Charge Account.

     Lender shall withdraw funds from the Common Charge Account in accordance with Section 7.7 hereof.

     Section 3.18 Sole Dominion and Control.

     Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Property Account Bank and Lockbox Bank, subject to the terms hereof; and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein.

     Section 3.19 Security Interest.

     Borrower hereby grants to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.

     Section 3.20 Rights on Default.

     Notwithstanding anything to the contrary in this Article 3, upon the occurrence and during the continuance of an Event of Default, Lender shall promptly notify Property Account Bank and Lockbox Bank in writing of such Event of Default and, without notice from Property Account Bank, Lockbox Bank or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lockbox Bank or Property Account Bank to transfer from) the Accounts, (b) Lender may direct Lockbox Account Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lockbox Bank, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instruments, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instruments, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

     Section 3.21 Financing Statement; Further Assurances.

     Borrower shall (a) execute and deliver to Lender for filing a financing statement or statements under the UCC and (b) obtain from Property Account Bank and Lockbox Bank control agreements whereby such Property Account Bank and Lockbox Bank, respectively, agree to comply with Lender's instructions without further consent from Borrower in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender's security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lockbox Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

     Section 3.22 Borrower's Obligation Not Affected.

     The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

     Section 3.23 Payments Received Under this Agreement.

     Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of Debt Service and amounts due for the Ground Lease Escrow Fund, Tax and Insurance Escrow Fund, the Required Common Charge Fund, Replacement Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by operation of law or otherwise) be deemed satisfied (and no Default or Event of Default shall result therefrom) to the extent sufficient amounts are deposited in the Lockbox Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     Section 3.24 Intentionally Omitted.

     Section 3.25 Lender Reliance.

     Lender shall have no duty to confirm, inquire or determine whether a Mezzanine Event of Default has occurred. Lender may rely on any notice it believes in good faith to be genuine and given by Mezzanine Lender.

     Section 3.26 Borrower Access to Lockbox Account.

     Subject to the capability of the Servicer, Borrower shall have the right to access information regarding the Lockbox Account.

     IV. REPRESENTATIONS AND WARRANTIES

     Section 4.1 Borrower Representations.

     Borrower and, with respect to the Wyndham Franklin Plaza Property, the Fee Owner represent and warrant as of the date hereof that:

     4.1.1 Organization.

     Borrower is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged except where the failure to obtain any such licenses, permits or authorizations would not reasonably be expected to have a material adverse affect on Borrower or the applicable Individual Property. Attached hereto as Schedule IV is an organizational chart of Borrower.

     4.1.2 Proceedings.

     Borrower and Fee Owner have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Fee Owner and constitute legal, valid and binding obligations of Borrower and Fee Owner enforceable against Borrower and Fee Owner in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3 No Conflicts.

     The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other material agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

     4.1.4 Litigation.

     Except as disclosed on Schedule XIII attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's and Fee Owner's knowledge, threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

     4.1.5 Agreements.

     Borrower is not a party to any agreement or instrument or subject to any restriction which could reasonably be expected to materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Except as disclosed on Schedule XIV attached hereto, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound which could reasonably be expected to materially and adversely affect Borrower or any Individual Property.

     4.1.6 Solvency.

     Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed by Borrower to Lender in writing, no petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any State or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

     4.1.7 Full and Accurate Disclosure.

     No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, or could reasonably be expected to materially adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower, or Guarantor or Indemnitor.

     4.1.8 No Plan Assets.

     Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

     4.1.9 Compliance.

     Except as expressly disclosed in the Physical Condition Reports, the Urban Concepts Reports, Environmental Reports or Surveys, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. Borrower is not, in any material respect, in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to the best of Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

     4.1.10 Financial Information.

     All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as hotels except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements except as previously disclosed in writing to Lender and approved by Lender in writing.

     4.1.11 Condemnation.

     Except as listed on Schedule XXV attached hereto, no Condemnation or other similar proceeding has been commenced or, to the best of Borrower's and Fee Owner's knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

     4.1.12 Federal Reserve Regulations.

     No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.13 Utilities and Public Access.

     Each Individual Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting each Individual Property (which are connected so as to serve each Individual Property without passing over other property) or in recorded easements serving each Individual Property and such easements are set forth in the Title Insurance Policy. All roads necessary for the use of each Individual Property for their current respective purposes have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities or are located in recorded easements serving each Individual Property and such easements are set forth in and insured by the Title Insurance Policy.

     4.1.14 Not a Foreign Person.

     Borrower is not a "foreign person" within the meaning of (S)1445(f)(3) of the Code.

     4.1.15 Separate Lots.

     Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

     4.1.16 Assessments.

     Except as disclosed on Schedule XI or in the Title Insurance Policy, there are no material pending or, to the best of Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to the best of Borrower's knowledge, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

     4.1.17 Enforceability.

     The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto. Each of the Security Instruments is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

     4.1.18 No Prior Assignment.

     There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

     4.1.19 Insurance.

     Borrower has obtained and has delivered to Lender certified copies (or other evidence reasonably acceptable to Lender) of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as disclosed on Schedule XV attached hereto, no claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     4.1.20 Use of Property.

     Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses.

     4.1.21 Certificate of Occupancy; Licenses.

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     Except as expressly set forth in a Physical Condition Report, Urban
Concepts Reports, Title Insurance Policy or Survey, all material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits and any applicable liquor, hospitality and gaming licenses required for the legal use, occupancy and operation of each Individual Property as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect unless the failure to obtain same would not reasonably be expected to have a material adverse affect on Borrower or any Individual Property. Except as expressly set forth in the Physical Condition Report, Borrower has paid in full all fees and other charges related to the Licenses which are due and payable as of the date hereof unless the failure to pay such fees or other charges would not reasonably be expected to have a material adverse effect on Borrower or any Individual Property. Borrower shall keep and maintain, or cause to be kept and maintained, all Licenses necessary for the operation of each Individual Property as a hotel and pay any fees in connection therewith on or prior to the date they are due, unless the failure to pay such fees would not reasonably be expected to have a material adverse effect on Borrower or any Individual Property. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property and, in the case of a Condominium Property, the applicable Condominium Act.

     4.1.22 Flood Zone.

     Except as shown on the Survey for each Individual Property, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect with respect to each such Individual Property.

     4.1.23 Physical Condition.

     Except as expressly set forth in a Physical Condition Report, to the best of Borrower's knowledge, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects and there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, that would have a material adverse affect on any Individual Property or the operation of any Individual Property, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Each Individual Property is free from damage covered by fire or other casualty. All liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

     4.1.24 Boundaries.

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

     Except as expressly set forth in a Physical Condition Report or on the Survey, all of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the Improvements, so as to materially affect the value or marketability of the applicable Individual Property except those which are insured against by the Title Insurance Policy.

     4.1.25 Leases.

     The Properties are not subject to any Leases other than the Leases described in Schedule XVI attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, except as disclosed on Schedule XVII attached hereto and to the best of Borrower's knowledge, there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. Except for security deposits required under the respective Leases and as set forth on Schedule XXVI attached hereto, no Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. Except as set forth on Schedule XVIII attached hereto, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There is no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is presently outstanding. Except as set forth on Schedule XIX attached hereto, no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as otherwise disclosed in a tenant estoppel certificate delivered to Lender in connection with the Loan, no tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower's knowledge, no Hazardous Materials have been disposed, stored or treated by any tenant under any Lease on or about the leased premises in violation of Environmental Laws nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any Hazardous Materials in violation of Environmental Laws.

     4.1.26 Survey.

     The Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter known to Borrower affecting such Individual Property or the title thereto.

     4.1.27 Inventory.

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

     Borrower is the owner of all of the equipment and assets at the Properties (other than equipment leased as permitted hereunder) and shall not lease any equipment or assets other than as permitted hereunder.

     4.1.28 Loan to Value.

     As of the Closing Date, the maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the aggregate fair market value of the Properties.

     4.1.29 Filing and Recording Taxes.

     All transfer taxes, deed stamps, documentary stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been or will be paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid.

     4.1.30 Franchise Agreement.

     The Franchise Agreement is in full force and effect, all franchise fees, reservation fees, royalties and other sums due thereunder have been paid in full to date, and to the best of Borrower's knowledge neither Borrower nor Franchisor is in default thereunder beyond applicable grace and cure periods.

     4.1.31 Insolvency Opinion.

     All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects.

     4.1.32 Management Agreement.

     The Management Agreement is in full force and effect, all fees and other sums due thereunder have been paid in full to date and there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder.

     4.1.33 Illegal Activity.

     No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substances at any Individual Property.

     4.1.34 No Change in Facts or Circumstances; Disclosure.

     All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or could reasonably be expected to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

     4.1.35 Investment Company Act.

     Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

     4.1.36 Principal Place of Business.

     Each Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph hereto. Each Borrower is organized under the laws of the State set forth on Schedule I attached hereto and each Borrower's organization identification number is set forth on Schedule I attached hereto.

     4.1.37 Single Purpose Entity.

     Except as otherwise permitted pursuant to the terms of the Loan Documents,
(i) each Borrower covenants and agrees that it has not and shall not, (ii) each Borrower agrees that its general partner(s), if such Borrower is a partnership, or its managing member(s) if such Borrower is a limited liability company with multiple members (in each case, "Principals") has not and shall not:

     (a) with respect to Borrower engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the applicable Properties, and entering into the Loan, and activities incidental thereto and with respect to each Principal, engage in any business or activity other than the ownership of its interest in Borrower and activities incidental thereto including the management of the applicable Properties;

     (b) with respect to Borrower acquire or own any material assets other than
(i) the applicable individual Property, and (ii) such incidental Personal Property as may be necessary for the operation of the applicable Individual Property and with respect to each Principal, acquire or own any material asset other than its interest in the applicable Borrower;

     (c) merge into or consolidate with any person or entity or, to the fullest extent that any of the following may be waived or prohibited under Applicable Laws, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

     (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Property or Properties is located, if applicable, or (ii) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed (and with respect to any amendment to the single purpose entity provisions of Borrower's or Principal's organizational documents, without confirmation from the Rating Agency that any such amendment shall not result in a withdrawal, qualification or downgrade of the then ratings assigned to the Securities) amend, modify, terminate or fail to comply with the provisions of each Borrower's partnership agreement, articles or certificate of incorporation, articles of organization or similar organizational documents, as the case may be, or of Principal's partnership agreement, articles of organization or similar organizational documents, as the case may be, whichever is applicable, except to the extent that any amendment to a filed certification may be required by Applicable Law;

     (e) other than Principal's ownership interest in Borrower own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

     (f) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity, participate in a cash management system with any other entity or Person or fail to use its own separate stationery, invoices and checks;

     (g) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for (1) trade payables in the ordinary course of its business of owning and operating the Individual Property or Properties as applicable, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred (unless the same are being contested in accordance with the terms hereof), (iii) does not exceed, in the aggregate, four percent (4%) of the applicable Allocated Loan Amount and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances and (2) Permitted FF&E Financing and with respect to each Principal, incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations); provided, however, the limitations set forth in (1) (ii) and (iii) above shall not apply to alterations and Restorations made in accordance with or contemplated by the terms of this Agreement;

     (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (except for debts and liabilities being contested by Borrower in good faith and in accordance with the terms hereof.);

     (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and affiliates of any Borrower or of any Principal, as the case may be, the Affiliates of a member, general partner or principal of any Borrower or of any Principal, as the case may be, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements except as either of
(ii) or (iii) of this Subsection may be required by GAAP and specifically permitted consolidated financial statements; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

     (j) enter into any contract or agreement with any member, general partner, principal or Affiliate of any Borrower or of any Principal, as the case may be, Guarantor or Indemnitor, or any member, general partner, principal or Affiliate thereof (other than a business management services agreement with an Affiliate of a Borrower, provided that (i) the manager, or equivalent thereof, under such agreement holds itself out as an agent of the Borrower, and (ii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except (A) upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of such Borrower, or of such Principal, as the case may be, Guarantor or Indemnitor, or any member, general partner, principal or Affiliate thereof, and (B) in accordance with this Agreement;

     (k) to the fullest extent that the following may be waived or prohibited by Applicable Law, seek the dissolution or winding up in whole, or in part, of any Borrower, or of any Principal, as the case may be;

     (l) fail to correct any known misunderstandings regarding the separate identity of any Borrower, or of Principal, as the case may be, or any member, general partner, principal or Affiliate thereof or any other person;

     (m) except with respect to the Loan, guarantee or become obligated for the debts of any other entity or Person or hold itself out to be responsible for the debts of another entity or Person;

     (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of any Borrower or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of any Borrower, or any Principal, as the case may be, or any member, general partner, or Affiliate thereof;

     (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law;

     (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of any Borrower or of any Principal (except for services rendered and names licensed, franchised or furnished under business management service agreements with an Affiliate that complies with the terms hereof, so long as the manager, or equivalent thereof, under such business management services agreements holds itself out as an agent of any Borrower), as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that any Borrower or any Principal, as the case may be, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of any Borrower, or of any Principal, as the case may be, or any member, general partner, principal or Affiliate thereof);

     (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (r) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of any Borrower or of any Principal, as the case may be, (ii) any Affiliate of a general partner, principal or member of any Borrower or of a Principal, as the case may be, or (iii) any other Person or entity (except for services rendered and names licensed, franchised or furnished under business management service agreements with an Affiliate that complies with the terms hereof, so long as the manager, or equivalent thereof, under such business management services agreements holds itself out as an agent of any Borrower);

     (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

     (t) except as otherwise expressly permitted hereunder, pledge its assets for the benefit of any other Person and with respect to Borrower, other than with respect to the Loan;

     (u) fail to maintain a sufficient number of employees in light of its contemplated business operations;

     (v) fail to provide in its (i) articles of organization, certificate of formation and/or operating agreement, as applicable, if it is a limited liability company, (ii) partnership agreement, if it is a partnership or (iii) certificate of incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of each Independent Director and of all other general partners/managing members/directors;

     (w) fail to hold its assets in its own name;

     (x) if any Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

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     (y) have any of its obligations guaranteed by an Affiliate, except for (i)
each Borrower's obligations under the Loan Documents, (ii) the Guaranty given by Wyndham, (iii) the Environmental Indemnity given by Wyndham, and (iv) Wyndham's indemnification of the Property Account Bank;

     (z) violate or cause to be violated the assumptions made with respect to Borrower, and Principal in the Insolvency Opinion or any Additional Insolvency Opinion, as applicable;

     (aa) with respect to each Principal, or if any Borrower is a single member limited liability company that complies with the requirements of Section 4.1.37(cc) below, fail at any time to have at least two independent directors or independent members of its board of managers (collectively, the "Independent Director") that each are not and have not been for at least five (5) years (a) stockholders, directors, members of its boards of managers (with the exception of serving as the Independent Director of any Principal or any bankruptcy remote special purpose entity which is an Affiliate of any Principal or Borrower), officers, employees, partners, members, attorneys or counsel of any Borrower, or of Principal or any Affiliate of either of them; (b) customers (other than as hotel guests), suppliers or other person who derives more than one percent (1%) of its profits or revenues (other than any fee paid to such director as compensation for such director to serve as an Independent Director) from its activities with any Borrower, any Principal or any Affiliate of any of them (a "Business Party"); (c) a Person or other entity controlling or under common control with any such stockholder, partner, member, director, officer, attorney, counsel or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel or Business Party. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person or entity, whether through ownership of voting securities, by contract or otherwise); or

     (bb) with respect to each Principal, or if any Borrower is a single member limited liability company that complies with the requirements of Section 4.1.37(cc) below, permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or other applicable organizational documents, requires the unanimous vote of one hundred percent (100%) of the members of the board without the vote of each unless at the time of such action there shall be at least two members who are Independent Directors.

     (cc) In the event any Borrower is a Delaware limited liability company that does not have a managing member which complies with the requirements for a Principal under this Section 4.1.37, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide the following: (A) in the event that the member of Borrower ceases to be a member of Borrower other than through a sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, whether absolute or as security or encumbrance (including dispositions by operation of law) (each, a "Disposition") of all of its limited liability company interests in accordance with its limited liability company agreement and the admission of a successor member as a member of Borrower, Borrower shall be continued without dissolution and the managers of Borrower will, simultaneously with the member ceasing to be a member of Borrower, automatically become, and be admitted as, members of Borrower having a zero percent economic interest or limited liability company interest in Borrower; (B)

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notwithstanding anything to the contrary in the LLC Agreement, any Disposition shall be subject to the provisions of the Loan Documents, and (C) in order to implement the admission to Borrower of each of its managers as a member, each Person serving as a manager of Borrower shall execute a counterpart to the LLC Agreement.

     Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of the Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of the Member in Borrower, agree in writing (A) to continue Borrower and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Borrower, effective as of the occurrence of the event that terminated the continued membership of the Member of Borrower in Borrower. Any action initiated by or brought against the Member under any Creditors Rights Laws (defined below) shall not cause the Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The term "Creditors Rights Laws" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

     4.1.38 Business Purposes.

     The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

     4.1.39 Taxes.

     Except as set forth on Schedule XX hereto, Borrower, any Guarantor and any Indemnitor have filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them (except for such Taxes if the failure to pay such Taxes would not have a material adverse effect on Borrower or any of the Properties). Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years (except such additional assessments if the failure to pay such additional assessments would not have a material adverse effect on Borrower or any of the Properties).

     4.1.40 Forfeiture.

     There has not been and shall never be committed by Borrower or, to the best of Borrower's knowledge, any other Person in occupancy of or involved with the operation or use any of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under the Note, this Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

     4.1.41 Environmental Representations and Warranties.

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     Borrower represents and warrants, based upon an environmental site assessment of each Individual Property and to the best of Borrower's knowledge, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under any of the Properties, except those that are in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required) or fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Properties delivered to Lender (the "Environmental Reports"); (b) there are no past or present Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from any of the Properties except as described in the Environmental Reports; (c) there is no Release of Hazardous Materials migrating to any of the Properties except as described in the Environmental Reports; (d) there is no past or present noncompliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties except as described in the Environmental Reports; (e) Borrower has not received any written notice or other communication from any Person or entity (including but not limited to a Governmental Entity) requiring remediation of Hazardous Materials in, on, under or from any of the Properties; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from any of the Properties known to Borrower or contained in Borrower's current files and records, and any reports commissioned by Borrower or any Affiliate of any Borrower or Guarantor relating to Hazardous Materials in, on, under or migrating to or from any of the Properties and/or to the environmental condition of the Properties.

     4.1.42 Taxpayer Identification Number.

     Each Borrower's United States taxpayer identification number is set forth on Schedule I attached hereto.

     4.1.43 Intentionally omitted.

     4.1.44 OFAC.

     Borrower represents and warrants that neither Borrower, Guarantor, Indemnitor or any of their respective Affiliates is a Prohibited Person, and Borrower, Guarantor, Indemnitor and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

     4.1.45 Ground Lease Representations.

     Borrower represents and warrants that in connection with each Leasehold
Property:

     (a) The Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (b) there are no defaults under the Ground Lease and no event has occurred which but for the passage of time, or notice, or both would constitute a default under the Ground Lease, (c) all rents, additional rents and other sums due and payable under the Ground Lease have been paid in full, and (d) neither Borrower nor the landlord under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease;

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     (b) With respect to the Wyndham Franklin Plaza Property only, the Security
Instrument which is secured by Borrower's interest in the related Ground Lease is also secured by the related fee interest in such Property, and the fee interest is subject and subordinate of record to the Security Instrument, and such Security Instrument does not by its terms provide that it will be subordinated to the Lien of any other mortgage or other Lien upon such fee interest, and upon the occurrence of an Event of Default, Lender has the right to foreclose or otherwise exercise its rights with respect to the fee interest within a commercially reasonable time;

     (c) The Ground Lease and all amendments thereto or a memorandum thereof have been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the applicable Security Instrument, and there has not been any change in the terms of the Ground Leases since their recordation except as provided in such amendments;

     (d) Except as indicated in the related Title Insurance Policy, Borrower's interest in the Ground Lease is not subject to any Liens superior to, or of equal priority with, the applicable Security Instrument;

     (e) Borrower's interest in the Ground Lease is assignable upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable upon notice to, but without the need to obtain the consent of, such lessor;

     (f) The Ground Lease requires the lessor thereunder to give notice of any default by Borrower to Lender and the Ground Lease further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease;

     (g) Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate such Ground Lease;

     (h) Each Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date;

     (i) The Ground Lease require the lessor to enter into a new lease upon termination of the applicable Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

     (j) Under the terms of each Ground Lease and the applicable Loan Documents, taken together, any Net Proceeds will be applied either to the Restoration of all or part of the Properties, with Lender or a trustee appointed by Lender having the right to hold and disburse such Net Proceeds as the Restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon; and

     (k) The Ground Lease does not impose restrictions on subletting.

     4.1.46 Condominiums.

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     To the best of Borrower's knowledge, in the case of each Condominium
Property:

     (a) the Condominium has been validly formed and is validly existing under the applicable Condominium Act;

     (b) there are no material uncured defaults by any party under the Condominium Documents, or conditions that, with the passage of time, or the giving of notice, or both, would constitute a material default under the Condominium Documents; and

     (c) all Common Charges due under the Condominium Documents by Borrower, as the owner of the Units, have been paid through the date due.

     Section 4.2 Survival of Representations.

     Borrower and Fee Owner agree that all of the representations and warranties of Borrower and Fee Owner set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Fee Owner shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     V. BORROWER COVENANTS

     Section 5.1 Affirmative Covenants.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower and, with respect to the Wyndham Franklin Plaza Property, Fee Owner hereby covenant and agree with Lender that:

     5.1.1 Existence; Compliance with Legal Requirements.

     Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, material rights, material licenses, material permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any State or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instruments. Borrower and Fee Owner (as to the

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

Individual Property owned by such Fee Owner) shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any material instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and
(vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

     5.1.2 Taxes and Other Charges.

     Subject to Borrower's right to contest the same in accordance with the terms and conditions of this Section 5.1.2, Borrower shall pay all Taxes, Other Charges and Common Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of
Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes, Other Charges and Common Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes, Other Charges and/or Common Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes, Other Charges and Common Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Except for Permitted Encumbrances, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or became a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or Common Charges or any other Lien or charge that may become a Lien or charge against an Individual Property, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be

                                     - 74 -

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conducted in accordance with the provisions of any other instrument to which
Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Common Charges or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against an Individual Property, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes, Other Charges or Common Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes, Other Charges or Common Charges or the amount necessary to discharge any Lien or satisfy any charge that may become a Lien or charge against an Individual Property, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is finally established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Security Instrument being primed by any related Lien that is not a Permitted Encumbrance.

     5.1.3 Litigation.

     Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which could reasonably be expected to materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

     5.1.4 Access to Properties.

     Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance written notice, subject to the rights of tenants and guests of the Properties.

     5.1.5 Notice of Default.

     Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

     5.1.6 Cooperate in Legal Proceedings.

     Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7 Award and Insurance Benefits.

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     Subject to the terms hereof; Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Award or Insurance Proceeds.

     5.1.8 Further Assurances.

     Borrower shall, at Borrower's sole cost and expense:

     (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

     (b) execute and deliver to Lender such documents, instruments, certificates, assignments, mortgages, mortgage expansions, mortgage notes and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the execution and/or authorization of UCC financing statements, and the execution and delivery of all such writings necessary to transfer any liquor Licenses into the name of Lender or its designee after the occurrence and during the continuance of any Event of Default; and

     (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

     5.1.9 Mortgage and Intangible Taxes.

     Borrower shall pay all State, county and municipal recording, mortgage, and intangible, and all other taxes imposed upon the execution and recordation of the Security Instruments and/or upon the execution and delivery of the Note.

     5.1.10 Financial Reporting.

     (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable advance written notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses

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incurred by Lender to examine Borrower's accounting records with respect to the
Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (b) Borrower will furnish to Lender annually, within one hundred and twenty
(120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrowers' combined annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with principles of the Uniform System of Accounts (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrowers and the Properties on a combined basis and a combined balance sheet for Borrowers. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrowers' annual financial statements shall be accompanied by (i) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrowers and the Properties being reported upon and has been prepared in accordance with principles of the Uniform System of Accounts, (ii) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iii) a list of tenants, if any, occupying more than ten percent (10%) of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (v) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the ("Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrowers' annual financial statements, Borrower shall furnish to Lender (i) an Officers' Certificate certifying as of the date thereof whether, to the best of Borrower's knowledge, there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (ii) a schedule prepared by Borrower, which schedule shall allocate the components of the combined statements to each applicable Borrower and the Individual Property owned by such Borrower.

     (c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officers' Certificate stating that, to the best of Borrower's knowledge, such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of each Individual Property (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject month including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject month; (ii) unaudited financial statements covering each Individual Property and a combined statement covering all of the Properties including, without limitation, monthly, year-to-date and trailing twelve (12) month operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any

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contributions to the Replacement Reserve Fund), and each line item comprising
Net Operating Income, Gross Income from Operations and Operating Expenses and other information necessary and sufficient to fully represent the financial position and results of operation of the Properties during such calendar month, and during the continuance of a Triggering Event a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more and over $10,000.00 between budgeted and actual amounts for such periods, all in form reasonably satisfactory to Lender, (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month assuming an interest rate constant equal to the Contract Rate; (iv) to the extent tenants occupy ten percent (10%) or more of the total floor area of any Individual Property, an updated rent roll and (v) a report setting forth Capital Expenditures for such calendar month. In addition, such Officers' Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.37 are true and correct in all material respects as of the date of such certificate and, except as expressly permitted under Section 4.1.37, that there are no trade payables outstanding for more than sixty (60) days. Following the occurrence and continuance of a Triggering Event, Borrower will furnish, or cause to be furnished, to Lender on or before thirty
(30) days after the end of each calendar month a calculation reflecting the Debt Service Coverage Ratio for such calendar month prepared assuming an interest rate constant equal to the Cure Contract Rate accompanied by an Officer's Certificate with respect thereto.

     (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget for each Individual Property not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender, and shall be subject to Lender's written approval (each such Annual Budget after it has been approved in writing by Lender shall be hereinafter referred to as an "Approved Annual Budget"). Lender's approval of a proposed Annual Budget shall be deemed to have been given if such proposed Annual Budget is submitted to Lender with a request for approval and Lender does not respond by approving such proposed Annual Budget or stating its objections to such proposed Annual Budget within twenty (20) Business Days of Lender's receipt thereof and after Lender's failure to respond to the initial request for approval of such proposed Annual Budget within twenty (20) Business Days, Borrower shall re-submit such proposed Annual Budget to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger) that approval will be deemed given if Lender does not respond within twenty (20) Business Days and Lender does not respond to such second submission of such proposed Annual Budget by approving such proposed Annual Budget or stating its objection thereto within twenty (20) Business Days of Lender's receipt of such second submission. Until such time that Lender approves or is deemed to have approved a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect (x) matters in the proposed Annual Budget approved by Lender and (y) as to matters in the proposed Annual Budget not yet approved by Lender ("Disapproved Budget Category") (i) increases for expenses actually incurred which vary in relation to gross revenues ("Variable Expenses") in an amount equal to the percentage increase of actual fiscal year to date gross revenues over estimated fiscal year to date gross revenues for the period in question set forth in the most recent Approved Annual Budget ("Gross Revenues Percentage Increase") through the date of the applicable expenditure, and (ii) expenditures actually incurred which are beyond the reasonable control of Borrower such as

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taxes, utilities, and insurance ("Uncontrollable Expenses"). Notwithstanding anything in any of the Loan Documents to the contrary, expenditures shall be deemed in compliance with and made pursuant to the Approved Annual Budget even though such expenditures exceed the amount budgeted therefor in the Approved Annual Budget if such expenditures are (i) for Uncontrollable Expenses, and (ii) Variable Expenses which exceed the amounts budgeted therefor by not more than the Gross Revenues Percentage Increase. Lender acknowledges that the Annual Budget for Fiscal Year 2003 is satisfactory to Lender for the purpose of this
Section 5.1.10(d)).

     (e) Borrower shall furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

     (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) in electronic format, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

     (g) Provided Lender is complying with Applicable Laws, Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, Co-Lender or investor in all or any portion of the Loan or any Securities (collectively, the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Properties, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited to, any right of privacy;

     (h) Borrower will furnish, or cause to be furnished, an annual comparison of the budgeted total income and total expenses to the actual total income and total expenses and an annual occupancy report including an average daily room rate, within one hundred twenty (120) days after the close of each Fiscal Year of Borrower;

     (i) Borrower shall promptly send to Lender all quality assurance reports or other reports of inspection delivered by Manager, if any.

     (j) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a preliminary or final prospectus, prospectus supplement, private placement memorandum, offering circular or other offering document (the "Disclosure Document") is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the
Securitization:

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          (i) A balance sheet with respect to each Individual Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to each Individual Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of each Individual Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to each Individual Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this Section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ("Acquired Property Statements").

          (ii) Not later than thirty (30) days after the end of each fiscal quarter following the date hereof, a balance sheet of each Individual Property as of the end of such fiscal quarter, meeting the requirements of
     Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of each Individual Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

          (iii) Not later than seventy-five (75) days after the end of each fiscal year following the date hereof, a balance sheet of each Individual Property as of the end of such fiscal year, meeting the requirements of
     Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the each Individual Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

          (iv) Within ten (10) Business Days after notice from the Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an "Offering Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (j)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

     (k) If requested by Lender, Borrower shall provide Lender, promptly upon request (but in no event later than the time periods set forth in Section 5.1.10(j) hereof), with summaries

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

of the financial statements referred to in Section 5.1.10(j) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in Section 210.1 02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

     (l) All financial statements provided by Borrower hereunder pursuant to
Section 5.1.10(j)(i) and (k) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Subsections 5.1.10(j)(i) and 5.1.10(j)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under this Section 5.1.10 shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.10(l).

     (m) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

     (n) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Sections 5.1.10(j), (k) and (l) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

     (o) The term "Affiliated Loans" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower, any Indemnitor or any Guarantor.

     (p) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in all or any portion of the Loan or any Securities (collectively,

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

the "Investor") or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Properties, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

     5.1.11 Business and Operations.

     Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will remain in good standing under the laws of each jurisdiction the extent required for the ownership, maintenance, management and operation of the Properties.

     5.1.12 Costs of Enforcement.

     In the event (a) that any Security Instrument encumbering any Individual Property is foreclosed in whole or in part or that any such Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.13 Estoppel Statement.

     (a) After written request by Lender, Borrower shall within fifteen (15) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid,
(v) any then known offsets or defenses to the payment of the Debt, if any, and
(vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) Borrower shall use its best efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender.

     (c) After written request by Borrower, Lender shall furnish to Borrower within fifteen (15) days, a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate, (iv) the amount of

Reserve Funds held by Lender, if any, (iv) that the Loan Documents have not been modified (or, listing such modifications, if applicable), (v) that there are no currently outstanding notices of Default sent to Borrower (or listing such notices, if applicable) and (vi) the date the last installment of principal and interest has been paid.

     (d) Borrower shall use its commercially reasonable efforts to promptly upon request of Lender, deliver an estoppel certificate from each Franchisor stating that (i) the Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Borrower is in default under any of the terms, covenants or provisions of the Franchise Agreement and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement, (iii) neither Franchisor nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement and (iv) all sums due and payable to Franchisor under the Franchise Agreement have been paid in full.

     5.1.14 Loan Proceeds.

     Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

     5.1.15 Performance by Borrower.

     Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

     5.1.16 Confirmation of Representations.

     Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions (or if any such representations are no longer true, providing an explanation as to the reason for such untruth), and
(b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

     5.1.17 Leasing Matters.

     (a) With respect to any Individual Property, Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, enter into and, except to the extent required pursuant to the terms of an existing Material Lease, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space thereunder, or shorten the term of, any Material Lease or any instrument guaranteeing or providing credit support for a Material Lease. Notwithstanding the foregoing, Borrower shall be permitted to enter into a lease for the restaurant space at the Bel Age Hotel without Lender's prior written consent provided (i) Borrower provides Lender with

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written notice of its intent to enter into a lease for the restaurant space at least thirty (30) days prior to the execution of any such lease, (ii) no Event of Default has occurred and is continuing, (iii) the proposed lease is an arms length transaction with the bona-fide independent third party, (iv) the proposed lease will not have a material adverse affect on the Bel Age Hotel, (v) the lease taken as a whole provides for rental rates and terms comparable to existing local rates and terms provided, however, Lender acknowledges that the applicable Borrower may enter into a rental structure with the proposed tenant providing for no base rent and a stepped up percentage rent calculated as a percentage of gross income, net profit or net cash flow provided, further, the total rent due under such proposed lease when taken as a whole will be on market terms and (vi) Borrower provides Lender with a copy of the fully executed Lease promptly upon execution of same.

     (b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Material Leases and shall not do or permit to be done anything to impair the value of any of the Material Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive thereunder, (iii) shall enforce all of the material terms, covenants and conditions contained in the Material Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner (except for termination of a Lease which shall require Lender's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed); (iv) except as set forth on
Schedule XXVI attached hereto and made a part hereof, shall not collect any of the Rents more than one (l) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Material Leases not in accordance with their terms, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Lender shall not unreasonably withhold, condition or delay approval of the execution of any subordination and non-disturbance or similar recognition agreement requested by any tenant under a Lease provided (i) Lender has approved such Lease, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) such agreement is in form, scope and substance reasonably acceptable to Lender. To the extent Lender's prior written approval is required pursuant to this
Section 5.1.17, Lender shall have fifteen (15) calendar days from receipt of written request and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request, provided, such request to Lender is marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN FIFTEEN (15) CALENDAR DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY". In the event Lender fails to respond to the information and proposed documentation within such time, Lender's approval shall be deemed given. Borrower shall be required to provide Lender with such information and documentation as may be reasonably required by Lender, including without limitation, lease comparables and other market information. Should Lender fail to approve any such request, Lender shall give Borrower written notice setting forth in reasonable detail the basis for such disapproval.

     (c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Material Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a material adverse effect on the value of the applicable Individual Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement, the Condominium Documents and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Material Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the applicable Individual Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld, conditioned or delayed and at Borrower's expense. At Lender's request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c) together with Borrower's certification that it has satisfied all of the conditions of this Section 5.1.17(c).

     (d) Intentionally deleted.

     (e) Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, Borrower shall promptly deposit with Lender any and all monies representing security deposits under the Leases, whether or not Borrower actually received such monies (the "Security Deposits"). Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Legal Requirements, Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. In the event Lender is not permitted by law to hold the Security Deposits, Borrower shall deposit the Security Deposits into an Eligible Account.

     5.1.18 Management Agreement.

     (a) The Improvements on the Properties are operated under the terms and conditions of the Management Agreement. Borrower shall (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement or Replacement Management Agreement, if applicable, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the material rights of Borrower under the Management Agreement or Replacement Management Agreement, if applicable and (ii) promptly notify Lender of the giving of any notice to Borrower of any material default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement or Replacement Management Agreement, if applicable on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement or Replacement Management Agreement, if applicable, consent to the assignment by the Manager of its interest under the Management Agreement (except as provided herein) or

Replacement Management Agreement, if applicable, or terminate or cancel the Management Agreement or Replacement Management Agreement, if applicable, or modify, change, supplement, alter or amend the Management Agreement or Replacement Management Agreement, if applicable, in any material respect, either orally or in writing, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement or Replacement Management Agreement, if applicable, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement or Replacement Management Agreement, if applicable, in any respect, and any such surrender of the Management Agreement or Replacement Management Agreement, if applicable, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement or Replacement Management Agreement, if applicable, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement or Replacement Management Agreement, if applicable, on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lenders shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement or Replacement Management Agreement, if applicable, on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement or Replacement Management Agreement, if applicable, shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right upon reasonable advance written notice to Borrower to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of material default under the Management Agreement or Replacement Management Agreement, if applicable, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon unless such action constitutes the willful misconduct or gross negligence of Lender or Lender's agent. Borrower shall notify Lender if the Manager sub-contracts to a third party any or all of its management responsibilities under the Management Agreement or Replacement Management Agreement, if applicable. Borrower shall, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement or Replacement Management Agreement, if applicable, as may be reasonably requested by Lender to the extent provided for in the Management Agreement or Replacement Management Agreement if the Manager is not an Affiliate of Borrower. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement or Replacement Management Agreement, if applicable upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by

Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

     (b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement or Replacement Management Agreement, if applicable and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, (b) provided, the Manager is an Affiliated Manager, (1) there exists a non-monetary Event of Default which remains uncured for at least thirty (30) days following written notice from Lender to Borrower of such non-monetary Event of Default (provided, however, such thirty day notice and cure period is solely for the purpose of terminating the Management Agreement and Lender reserves all rights it has upon an Event of Default pursuant to Article 8 of this Agreement including, without limitation, a foreclosure of the Security Instruments), or (2) there exists a monetary Event of Default, (c) there exists a default beyond all applicable notice and grace periods by Manager under the Management Agreement or Replacement Management Agreement, if applicable. At such time as the Manager may be removed, a Qualified Manager shall assume management of the applicable Individual Property pursuant to a Replacement Management Agreement.

     (c) In the case of a Condominium Property, the Condominium is managed and operated under the terms and conditions of the Condominium Management Agreement. If at any time during the term of the Loan, (i) the Condominium Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (ii) a material default by the Condominium Manager under the Condominium Management Agreement occurs and continues beyond the expiration of any applicable cure period, Borrower, at the request of Lender to the extent Borrower has the authority to do so under the Condominium Documents and/or the Condominium Management Agreement, shall direct the Condominium Board to terminate the Condominium Management Agreement and retain a Qualified Manager to manage the Condominium.

     5.1.19 Environmental Covenants.

     Except for conditions that exist on the date hereof and are expressly disclosed in an Environmental Report, (a) Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Properties: (i) all uses and operations on or of the Properties, whether by Borrower or any other Person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials by Borrower or any Affiliate of Borrower in, on, under or from any of the Properties and Borrower shall use its commercially reasonable efforts to insure that there shall be no Releases of Hazardous Materials by any Person other than Borrower or any Affiliate of Borrower in, on, under or from any of the Properties; (iii) there shall be no Hazardous Materials in, on, or under any of the Properties, except those that are in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (v) Borrower

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shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the properties, pursuant to any reasonable written request of Lender, upon Lenders reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to reasonably effectuate remediation of any Hazardous Materials in, on, under or from any individual Property in order to comply with any Environmental Law; (viii) Borrower shall use its best efforts to not allow any tenant or other user of any of the Properties to violate any Environmental Law; and (ix) Borrower shall immediately notify Lender in writing after receipt of written notice of (A) any material presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards any of the Properties; (B) any material non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to any of the Properties; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the non-compliance of any Hazardous Materials with all applicable Environmental Laws.

     (b) In the event Lender has a reasonable belief that an Individual Property is not in material compliance with all Environmental Laws, Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right (subject to the rights of tenants and hotel guests), but not the obligation, to enter upon any Individual Property at all reasonable times upon reasonable prior written notice to Borrower to assess any and all aspects of the environmental condition of any Individual Property and its use, including but not limited to, conducting any reasonably necessary environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide reasonable access to Lender and any such person or entity designated by Lender.

     5.1.20 Alterations.

     Borrower shall obtain Lender's prior written consent to any material alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed except with respect to alterations that could reasonably be expected to have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the annual Net Operating Income. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income of such Individual Property, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof or any Lease

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

executed after the date hereof which is in compliance with the terms of this Agreement, (b) are made in connection with tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) relate solely to Equipment, or (d) together with the related costs thereof have been provided for in the Annual Budget which has been approved by Lender pursuant to the terms hereof and (i) are non-structural in nature and (ii) are budgeted to cost (including all labor and materials) less than $500,000.00. Notwithstanding anything to the contrary contained in this
Section 5.1.20, any alteration, the cost of which is equal to, or greater than, $5,000,000.00 shall be subject to receipt of confirmation from the Rating Agencies that any such alteration will not result in a withdrawal, qualification or downgrade of the then ratings assigned to the Securities.

     5.1.21 Intentionally Deleted.

     5.1.22 Franchise Agreement.

     The Improvements on the Properties shall be operated under the terms and conditions of the Franchise Agreement. Borrower shall (i) pay all sums required to be paid by Borrower under the Franchise Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice, report and estimate received by it under the Franchise Agreement. Borrower shall not, without the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed and confirmation from the Rating Agencies that any such action will not result in a qualification, withdrawal or downgrade of the then ratings assigned to the Securities, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any respect, either orally or in writing, and Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement to the extent assignable under the Franchise Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If Franchisor shall deliver to Lender a copy of any notice sent to Borrower of default under the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon unless such action constitutes the willful misconduct or gross negligence of Lender or Lender's agent. Borrower shall, from time to time, use commercially reasonable efforts to obtain from Franchisor such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender as its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instruments and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor. Notwithstanding anything to the contrary contained in this Section 5.1.22, upon the expiration of the term of any Franchise Agreement relating to a Non-Wyndham Property, Borrower shall have the option to either (1) enter into a new Franchise Agreement with the applicable Franchisor on terms substantially similar to those of the expired Franchise Agreement or (2) convert such Non-Wyndham Property into an Individual Property operated under the flag of Wyndham or an Affiliate of Wyndham upon satisfaction of the following conditions: (a) no Event of Default shall exist, (b) Borrower shall provide Lender with at least sixty (60) days prior written notice, (c) Borrower shall enter into a management agreement with Wyndham or an Affiliate which is either
(A) substantially similar in form or substance to the form of management agreement attached hereto and made a part hereof as Exhibit G or (2) is reasonably acceptable to Lender in all respects, (d) Borrower and Wyndham or the applicable affiliate shall enter into an assignment of management agreement with Lender substantially similar to the Assignment of Management Agreement entered into by Borrower, Wyndham Management Corporation and Lender on the date hereof,
(e) Wyndham and any such Affiliate is not bankrupt, insolvent or the subject of
(i) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law of any similar federal or State law or (ii) any proceeding for the dissolution or liquidation of Wyndham and any such Affiliate,
(f) if a new Franchise Agreement is entered into with the applicable Franchisor, Franchisor delivers to Lender a comfort letter substantially similar to the comfort letter delivered by such Franchisor to Lender in connection with the closing of the Loan, and (g) Borrower pays for all costs and expenses incurred in connection with any such conversion including, without limitation, all reasonable costs and expenses (including, without limitations, reasonable legal fees and expenses) incurred by Lender in connection with any such conversion.

     5.1.23 OFAC.

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     At all times throughout the term of the Loan, Borrower, Guarantor,
Indemnitor and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

     5.1.24 O&M Program.

     With respect to each Individual Property listed on Schedule VII hereof, Borrower shall enter into a contract with a licensed industrial hygienist to develop a fully documented O&M Program which Borrower shall submit within one hundred and eighty (180) days of the date hereof to Lender for its reasonable approval. Borrower further covenants and agrees to implement and follow in all material respects the terms and conditions of such O&M Program during the term of the Loan, including any extension or renewal thereof. Lender's requirement that Borrower develop and comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower's covenants and agreements with respect to Hazardous Materials or Environmental Laws.

     5.1.25 The Ground Lease.

     (a) Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, provided, however, that Borrower's obligation to directly pay Ground Rents shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.6 hereof, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under the Ground Lease to Borrower of any default by Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender upon learning of any bankruptcy, reorganization or insolvency of the landlord under the Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower's receipt. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any material respect, either orally or in writing, and if Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default. If the landlord under the Ground Lease shall deliver to Lender a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, unless Lender's action constitutes gross negligence or willful misconduct. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within six (6) months prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

     (b) Subleases. Notwithstanding anything contained in the Ground Lease to the contrary, Borrower shall not further sublet any portion of the related Individual Property (other than as permitted pursuant to Section 5.1.17 hereof) without prior written consent of Lender. Each sublease hereafter made shall provide that, (a) in the event of the termination of the Ground Lease, the lease shall not terminate or be terminable by the lessee; (b) in the event of any action for the foreclosure of the Security Instrument with respect to the related Individual Property, the lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the related Individual Property on such foreclosure, as the case may be. In the event that any portion of such Individual Property shall be sublet pursuant to the terms of this subsection, such sublease shall be deemed to be included in the Individual Property.

     5.1.26 Condominium Documents.

     In the case of each Condominium Property,

     (a) Borrower shall observe and perform in all material respects each and every material term to be observed or performed by Borrower pursuant to the Condominium Documents.

     (b) Borrower shall promptly deliver to Lender a true and full copy of all written notices of default received by the Borrower with respect to any obligation or duty of the Borrower under the Condominium Documents.

     (c) To the extent that any approval rights, consent rights or other rights or privileges granted to a mortgagee in the Declaration are conditioned upon such approval rights, consent rights or other rights or privileges being required or contained in any such mortgage, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement and the Loan Documents.

     (d) At Lender's request, Borrower shall deliver any notice to the Condominium Board required or permitted pursuant to Condominium Documents with respect to any material failure of the Condominium Board to comply with the terms and provisions of the Condominium Documents. Borrower shall use its commercially reasonable good faith efforts to cause the Condominium Board to comply in all material respects with all of the terms and provisions of the Condominium Documents.

     (e) As of the Closing Date, Borrower has delivered to Lender a fully executed Condominium Proxy. Lender shall not be entitled to exercise the Condominium Proxy unless (i) an Event of Default has occurred and is continuing and/or (ii) subject to the provisions of Section 6.4 hereof, a casualty or condemnation affecting the Condominium Property has occurred and the Net Proceeds are not required to be made available for Restoration pursuant to the terms and provisions of Section 6.4 hereof.

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     Section 5.2 Negative Covenants.

     From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Security Instruments encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower and, with respect to the Wyndham Franklin Plaza Property, Fee Owner covenant and agree with Lender that they will not do, directly or indirectly, any of the following:

     5.2.1 Liens.

     Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

          (i)  Permitted Encumbrances;

          (ii) Liens created by or permitted pursuant to the Loan Documents; and

          (iii) Liens for Taxes or Other Charges not yet due or delinquent.

     5.2.2 Dissolution.

     Except as otherwise expressly permitted hereunder, Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate any material provision of its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or
(ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed and, if any such amendment relates to the single purpose entity provisions, confirmation from the Rating Agencies that such amendment will not result in a withdrawal, qualification or downgrade of the then ratings assigned to the Securities.

     5.2.3 Change in Business.

     Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     5.2.4 Debt Cancellation.

     Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for

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adequate consideration and in the ordinary course of Borrower's business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable.

     5.2.5 Zoning.

     Borrower and Fee Owner shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

     5.2.6 No Joint Assessment.

     Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

     5.2.7 Principal Place of Business.

     Borrower shall not change its principal place of business set forth in
Schedule I without first giving Lender thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in Section
4.1.36 without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall execute, deliver and/or authorize additional financing statements, security agreements and other instruments which may be reasonably necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of place of business or place of organization.

     5.2.8 ERISA.

     During the term of the Loan or of any obligation or right hereunder, Borrower shall not be a Plan and none of the assets of Borrower shall constitute Plan Assets.

     (a) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, and represents and covenants that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

          (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. (S) 2510.3-101(b)(2);

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

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. (S) 2510.3-101(f)(2); or

          (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. (S) 2510.3-101 (c) or
     (e).

     5.2.9 Affiliate Transactions.

     Except as expressly provided in Section 4.1.37 and 5.1.22 hereof and Management Agreements entered into prior to the Closing Date which have been disclosed and approved by Lender, Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, Principal or any of the partners of Borrower or Principal except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     5.2.10 Assets.

     Borrower shall not purchase or own any property other than the Properties.

     5.2.11 Debt.

     Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent permitted hereby.

     5.2.12 Transfers.

     (a) Except for the transfer of a Release Property as provided herein, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred or is pending within thirty (30) days, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

     (b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if non managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

     (c) Notwithstanding the provisions of Section 5.2.12(a) and (b) hereof, the following transfers shall not be deemed a Transfer (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (iv) transfers, issuances, pledges and redemptions of stock in Wyndham (and its successors), so long as (A) Wyndham (or any such successor) is (or is controlled by) a Public Company and (B) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Properties, (v) the merger or consolidation of Wyndham (or its successors), provided that the surviving entity of such merger or consolidation is (or is controlled by) (A) a Public Company (B) primarily involved in, or has a significant business line involving, the ownership or operation of real estate similar to the Properties, and (C) the surviving entity complies with the terms and conditions of the Settlement Agreement and establishes a reserve with Lender in an amount equal to the estimated cost of preparing, implementing and completing the property improvement plan that would be required pursuant to the Settlement Agreement as a result of such merger or consolidation, (vi) the granting of easements, cross-easements, agreements, restrictions, reservations and rights in the ordinary course of business for use, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easements, agreements, restrictions or rights shall materially impair the utility and/or operation of an Individual Property or any Borrower's ability to repay the Debt as it becomes due, (vii) transfers of direct or indirect interests in any Borrower or Principal to Affiliates of Wyndham (or its successors) provided that after such transfers such Borrower and Principal are controlled, directly or indirectly, by Wyndham (or its successors) and (viii) pledges of direct and indirect interests in Borrower and Mezzanine Borrower to Mezzanine Lender as collateral for the Mezzanine Loan and the exercise by Mezzanine Lender of its remedies under the Mezzanine Loan Documents. In addition, on a one time basis, Wyndham may merge or consolidate with a public or private entity in which the surviving entity is not and is not controlled by a Public Company provided that (a) after such merger, each Borrower and Principal shall continue to comply with the terms of Section 4.1.37 hereof, (b) such merger or consolidation is to a Qualified Transferee, (c) the surviving entity is primarily involved in, or has a significant business line involving, the ownership and operation of real estate similar to the Properties and (d) the surviving entity complies with the terms and conditions of the Settlement Agreement and establishes a reserve with Lender in an amount equal to the estimated cost of preparing, implementing and completing the property improvement plan that would be required pursuant to the Settlement Agreement as a result of such merger or consolidation. In connection with any transfer or merger permitted under this Section 5.2.12, Borrower shall deliver an Additional Insolvency Opinion if, after such transfer or merger, more than 49% of any direct legal or beneficial interest in Borrower (or in any constituent entity of Borrower that is required to comply with the terms of Section 4.1.37 hereof) is owned by a new or successor entity. Such Additional Insolvency Opinion shall be reasonably acceptable to (a) Lender, prior to a Securitization or (b) the Rating Agencies, if a Securitization has occurred. Notwithstanding anything to the contrary contained herein, pledges and hypothecations of indirect equity interests in Borrower shall be permitted provided (i) Wyndham (or its successor) maintains control of, and holds beneficial direct or indirect ownership interests of not less than fifty-one percent (51%) of the membership interests or partnership interests, as applicable, in, each entity comprising Borrower and
(ii) any such pledges or hypothecations are in connection with that certain Credit Agreement and that certain Increasing Rate Note Purchase and Loan Agreement each between Wyndham (or its successors) and The Chase Manhattan Bank, each dated June 30, 1999, as amended or another credit agreement with an Institutional Lender or a public bond offering to prepay or refinance in full or in part any such credit facility which Institutional Lender or bondholders (or the trustee on their behalf), as applicable shall be making or holding a loan to Wyndham or its successor or its Affiliates (other than Borrower or Principal). A foreclosure sale (or transfer in lieu thereof) of any such pledge or hypothecation to The Chase Manhattan Bank, or another Institutional Lender as collateral agent for syndicate lenders or another Institutional Lender, or the bond trustee, shall be permitted provided (i) Lender is given at least sixty
(60) days prior written notice of the proposed foreclosure sale or transfer in lieu thereof; (ii) the transferee is a reputable entity or person, creditworthy, with sufficient financial worth considering any obligations assumed and undertaken with respect to the Loan, as evidenced by financial statements and other information reasonably requested by Lender; (iii) the Properties at all times shall continue to be managed by a Qualified Manager, and (iv) and any and all such entities will comply with all of the requirements set forth in the Note, this Agreement, the Security Instruments and the other Loan Documents.

     (d) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent to the extent required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. Notwithstanding anything to the contrary contained in this Section 5.2.12, (a) no transfer (whether or not such transfer shall constitute a Transfer) shall be made to any Prohibited Person and (b) in the event any transfer (whether or not such transfer shall constitute a Transfer) results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such transfer, deliver an updated Insolvency Opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies.

     (e) Notwithstanding anything to the contrary contained in this Section 5.2.12, Lender shall not withhold its consent to a one-time sale, assignment, or other transfer of all of the Properties provided that (i) Lender receives sixty
(60) days prior written notice of such transfer, (ii) no Event of Default has occurred and is continuing and (iii) upon the satisfaction (in the reasonable determination of Lender) of the following matters:

               (A) Borrower or Transferee (defined below) shall pay any and all reasonable out-of-pocket costs incurred in connection with the transfer (including, without limitation, Lender's reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);

               (B) The proposed transferee (the "Transferee") (i) shall be a special purpose bankruptcy remote entity that complies with all of the requirements of Section 4.1.37 and whose organizational documents are substantially similar to Borrower's organizational documents, or if not substantially similar, acceptable to the Rating Agencies and (ii) is controlled by a Qualified Transferee;

               (C) Transferee shall assume all of the obligations of Borrower under the Note, this Agreement, the Security Instruments and the other Loan Documents in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender and delivering such legal opinions as Lender may reasonably require;

               (D) The Properties shall be managed by a Qualified Manager following such transfer;

               (E) The Transferee complies with the terms and conditions of the Settlement Agreement;

               (F) Transferee establishes a reserve with Lender in an amount equal to the estimated cost of preparing, implementing and completing the property improvement plan that would be required pursuant to the Settlement Agreement as a result of the prepared transfer;

               (G) The proposed transfer is permitted pursuant to the Franchise Agreement or the Franchisor consents to such proposed transfer if Franchisor has the right to consent to such proposed transfer;

               (H) To the extent available in the applicable jurisdiction, Transferee shall deliver an endorsement to the existing title policy insuring the Security Instruments as modified by the assumption agreement, as a valid first lien on each Individual Property and naming the Transferee as owner of the fee or leasehold estate, as applicable, of each Individual Property, which endorsement shall insure that as of the recording of the assumption agreement, each Individual Property shall not be subject to any additional exceptions or Liens other than Permitted Encumbrances;

               (I) Transferee shall deliver to Lender an opinion of counsel from an independent law firm with respect to the substantive nonconsolidation of Transferee and its constituent entities (partners, members or shareholders), which law firm and which opinion shall be reasonably satisfactory in all respects to (i) Lender, if a Securitization has not occurred, or (ii) Lender and the Rating Agencies, if a Securitization has occurred; and

               (J) Mezzanine Borrower shall simultaneously prepay the entire Mezzanine Loan in accordance with the Mezzanine Loan Agreement.

     (f) Notwithstanding anything to the contrary contained in this Section 5.2.12, following the Lockout Period, Lender's consent shall not be required for the financing of personal property, including, without limitation, furniture, fixtures and equipment owned or to be purchased by the applicable Borrower that is used in connection with the operation of the Properties ("Equipment"), provided Lender has received prior written notification of such Borrower's intent to finance such Equipment, and provided, further, that (i) any such financing is subject to commercially prudent terms and conditions and at a market rate of interest, (ii) the Equipment financed is readily replaceable without material interference or interruption to the operation of the Properties as required pursuant to the provisions of this Agreement and the Security Instruments and the other Loan Documents, (iii) the aggregate principal amount of such financing for Equipment located on or used in connection with each Individual Property is at all times less than the amount set forth on Schedule XXI attached hereto and made a part hereof for each such Individual Property ("Permitted FF&E Financing"), (iv) the documentation for such financing shall, among other things, provide that Lender shall be given written notice of a default thereunder and Lender shall be provided with a reasonable opportunity to cure such defaults and (v) the financing does not create a lien on any Properties other than the Equipment financed.

     5.2.13 Condominium Restrictions.

     With respect to each Condominium Property, Borrower shall not, except with the prior written consent of the Lender, (a) institute any action or proceeding for partition of the Condominium Property; (b) vote for or consent to any material modification of, or material amendment to or material relaxation in the enforcement of the Condominium Documents or the termination of the Condominium; and (c) in the event of damage to or destruction of the Condominium Property, vote not to repair, restore or rebuild the same if Borrower shall have such a voting right, subject to Lender's rights exercisable pursuant to the Proxy.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     Section 6.1 Insurance.

     (a) Borrower and, in the case of the Wyndham Franklin Plaza Property, Fee Owner shall obtain and maintain, or cause to be maintained, Policies for each Borrower and the Properties providing at least the following coverages:

          (i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (ii) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Allocated Loan Amount for the applicable Individual Property; (iii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iv) providing for no deductible in excess of $100,000; and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of each Individual Property shall at any time constitute legal nonconforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection. Notwithstanding clause (iv) of this
     Section 6.1(a)(i) to the contrary, (1) with respect to comprehensive all risk insurance required by this Section 6.1(a)(i), Borrower shall be permitted to maintain a deductible of no more than $500,000.00 (the "Maximum Deductible") provided Borrower delivers to Lender a Letter of Credit in an amount equal to the difference between the Maximum Deductible and $100,000.00, which Letter of Credit shall be held by Lender as additional collateral for the Loan and Borrower shall have no right to request that Lender draw on the Letter of Credit, (2) with respect to windstorm coverage, Borrower shall be permitted to maintain a deductible equal to 2% of the coverage provided by the Policy for the applicable Individual Property and (3) with respect to earthquake coverage Borrower shall be permitted to maintain a deductible equal to (a) 5% of the coverage provided by the Policy for any Individual Property located in California and (b) 2% of the coverage provided by the Policy for all other Individual Properties.

          (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, including "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at an Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $15,000,000 (and if in a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and
     (5) contractual liability covering the indemnities contained in Article 10 of the Security Instruments to the extent the same is available;

          (iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) in an amount equal to 100% of the projected gross income from each Individual Property (on an actual loss sustained basis) for a period of eighteen (18) months. The amount of such loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from each Individual Property (y) the estimate of gross income set forth in the Annual Budget; and (z) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, for the succeeding twenty-four month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and of this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in this Agreement except to the extent such amounts are actually paid out of the proceeds of such loss of rents insurance provided, however, any sums not applied by Lender pursuant to this Section 6.1(a)(iii) shall be returned to Borrower and (E) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of eighteen (18) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding the foregoing, following the payment of all sums that are then due and payable under the Note, this Agreement and the other Loan Documents, Lender shall disburse to Borrower any remaining proceeds from business interruption insurance obtained under this Section 6.1(a)(iii);

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 6.1(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.l(a)(i),
     (3) including permission to occupy each Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

          (v) workers' compensation, subject to the statutory limits of the State in which each Individual Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about each Individual Property, or in connection with such Individual Property or its operation (if applicable);

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the insurance required under Section 6.1(a)(i) hereof;

          (vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Allocated Loan Amount for the applicable Individual Property, and (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

          (viii) earthquake, sinkhole and mine subsidence insurance, if required by Lender in amounts equal to one time (1x) the probable maximum loss of each Individual Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

          (ix) umbrella liability insurance in an amount not less than ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under Section (ii) above;

          (x) a blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) Borrower's personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower or (C) temporary contract employees or student interns;

          (xi) terrorism insurance covering loss or damage incurred as a result of an act of terrorism (including bio-terrorism, if commercially available) or similar acts of sabotage, in an amount of not less than an amount equal to the full insurable value of the Improvements and the Personal Property; and

          (xii) upon sixty (60) days prior written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each Individual Property located in or around the region in which each Individual Property is located.

Notwithstanding the foregoing provisions, in connection with any Condominium Property, to the extent that the Condominium Board maintains a "master" or "blanket" policy (the "Condominium Board Policy") on the Condominium Property which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in this 6.1, including fire and hazards included within the term "extended coverage", and is otherwise in form and substance reasonably satisfactory to Lender, then Borrower's obligation under this Section 6.1 to maintain hazard insurance coverage on the Condominium Property shall be deemed satisfied to the extent that the required coverage is provided by the Condominium Board Policy. To the extent that the Condominium Board Policy does not provide the coverage required under this Section 6.1, or the coverage is not issued by a Qualified Insurer, Borrower shall cause the Condominium Board to provide such coverage, or Borrower shall provide additional insurance coverage from a Qualified Insurer necessary to provide the coverage required under this Section 6.1 by means of an umbrella policy, a "wrap" policy, reinsurance with cut-through endorsements or other insurance reasonably satisfactory to Lender (such insurance coverage, collectively, the "Borrower Policy").

          All insurance provided for in Section 6.1 (a) hereof shall be obtained under valid and enforceable policies (including, if applicable, the Condominium Board Policy) (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which each Individual Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of "A-" or better by S&P and "A3" or better by Moody's. Notwithstanding the foregoing, the insurance required pursuant to Section 6.1(a) above may be with a syndicate of no less than five (5) insurers through which at least (A)(i) 40% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than AA-, (ii) 85% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than A- and (iii) 100% of the coverage is provided by carriers having a claims paying ability rating by S&P not lower than BBB- and (B)(i) 60% of the coverage is provided by carriers having a claims paying ability rating by Moody's not lower than A2 and (ii) 100% of the coverage is provided by carriers having a claims paying ability rating by Moody's not lower than Baa3 (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by certificates of insurance. If Borrower's insurers or reinsurance carriers fail to provide or maintain such ratings, Borrower may satisfy the ratings requirement of this Section by providing to Lender a "cut-through" endorsement in form and substance approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, issued by an insurer with at least an "A+" rating by S&P.

     (b) Except to the extent required pursuant to Section 6.1(a) hereof, Borrower shall not obtain any umbrella or blanket liability or casualty Policy, unless such Policy shall specifically allocate to each Individual Property the amount of coverage required thereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the terms of Section 6.1(a) hereof.

     (c) All Policies provided for or contemplated by Section 6.1(a) hereof, including, without limitation, the Condominium Board Policy (to the extent not prohibited by the Condominium Policy), except for the Policy referenced in
Section 6.1(a)(v), shall name Borrower as the insured and Lender as additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (d) All Policies provided for in Section 6.1(a) hereof, including, without limitation, the Condominium Board Policy (to the extent not prohibited by the Condominium Documents), shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an additional insured; and

          (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (e) Upon written request by Lender, Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, an Officer's Certificate certifying of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as

Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after five (5) Business Days' written notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior written notice to Borrower) to avoid a lapse of such coverage. All expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate.

     (g) In the event of a foreclosure of any of the Security Instruments, or other transfer of title to any Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to such policies then in force concerning the Properties (unless such policies are blanket policies insuring real property in addition to the Properties) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title and such party shall notify the insurer thereof.

     Section 6.2 Casualty.

     If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

     Section 6.3 Condemnation.

     Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such takings), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt in accordance with the terms of this Agreement. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Notwithstanding the foregoing, or any other provision herein to the contrary, Borrower's obligation to commence and pursue Restoration of an Individual Property shall not be deemed to obligate Borrower to acquire any additional land to substitute for any portion of any Individual Property which may be taken by Condemnation.

     Section 6.4 Restoration.

     The following provisions shall apply in connection with the Restoration of any Individual Property:

     (a) In the event that the projected Net Proceeds and the costs of completing the Restoration are each less than the Threshold Amount, Borrower may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. Provided that all of the conditions set forth in Subsections (A), (D), (F), (G), (I) and
(J) of Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and satisfactorily complete with due diligence the Restoration in accordance with the terms herein, Borrower is hereby authorized to collect and receive any such Insurance Proceeds and apply them to the costs of the Restoration in accordance with the terms of this Agreement.

     (b) In the event that either the projected Net Proceeds or the costs of completing the Restoration are either equal to or exceed the Threshold Amount Borrower may settle and adjust any claim with the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (A) if Borrower has not commenced or diligently pursued the claims process with the applicable insurance company or companies and as a result thereof, Lender takes over the claims process as provided in Section 6.2, then Lender may settle and adjust such claims in a reasonable and expeditious manner and (B) upon the occurrence and during the continuance of an Event of Default, Lender may settle and adjust any claim without the consent of Borrower. In such events, Borrower or Lender, as the case may be, may agree with the insurance company or companies on the amount to be paid on the loss. All reasonable efforts will be made to ensure that the proceeds of any such policy shall be paid solely to Lender but, if for any reason Borrower or Wyndham shall also be a dual payee, then Borrower and/or Wyndham, as applicable, shall endorse and/or deliver to Lender all such proceeds within three (3) Business Days following Borrower's and/or Wyndham's, as applicable, receipt thereof, and provided no Event of Default has occurred and is continuing, Lender shall make the Net Proceeds available for the Restoration in accordance with this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received pursuant to Section 6.1 (a)(i), (iv),
(vi), (vii) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or
(ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be, plus (in the case of (i) and (ii) above) any interest or other income

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earned on the investment of the Insurance Proceeds or Condemnation Proceeds
pursuant to the terms hereof.

          (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

               (A)  no Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Individual Property has been materially damaged, destroyed and rendered unusable for a period of at least thirty (30) calendar days as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

               (C)  Intentionally Omitted;

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but, subject to Force Majeure, in no event later than thirty (30) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion (Restoration shall be deemed commenced upon Borrower's engagement of an architect if Borrower elects to do so or, if, in the commercially reasonable judgment of Lender, an architect is necessary and the commencing of cleaning of the applicable Individual Property to effectuate Restoration) and in accordance with the terms of the applicable Franchise Agreement;

               (E) Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower including funds reasonably anticipated by Lender to be generated from the operation of the Properties during the Restoration;

               (F) Lender shall be satisfied that the Restoration will be substantially completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, or (2) twelve (12) months after the occurrence of such fire or other casualty, or (3) the earliest date required for such completion under the terms of the Management

                    Agreement or (4) the date required for such completion pursuant to the applicable Franchise Agreement, or (5) in the case of a Condominium Property, the date required for such completion pursuant to the applicable Condominium Documents, or (6) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or Condemnation or (7) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) unless Borrower has provided Lender with evidence reasonably acceptable to Lender that Borrower has sufficient funds after the expiration of such insurance to (x) operate the Properties in a manner consistent with the manner in which the Properties were operated immediately prior to such Casualty or Condemnation and (y) pay all sums as they become due under the Loan Documents in a timely manner;

               (G) the Individual Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable zoning laws, ordinances, rules and regulations;

               (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws) and the terms and condition of the Management Agreement;

               (I) such Casualty or Condemnation, as applicable, does not result in the permanent loss of access to any material portion of the Individual Property or the related Improvements;

               (J) Lender shall be reasonably satisfied that the projected Debt Service Coverage Ratio for the affected Individual Property for the twelve (12) month period beginning three (3) months after the completion of the Restoration, shall be equal to or greater than the Debt Service Coverage Ratio for such Individual Property for the twelve (12) full calendar months immediately prior to the Closing Date;

               (K) If the Net Proceeds or the cost of Restoration is reasonably anticipated by Lender to exceed the Threshold Amount, Borrower shall deliver, or cause to be delivered, to Lender a signed reasonably detailed initial budget containing Borrower's reasonable estimates of the cost of completing the Restoration and shall furnish to Lender no less frequently than one time each calendar month an updated budget prepared by Borrower containing all revisions and refinements to such budget and the amounts incurred through the date of such budget. Such initial

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                    budget and all subsequent budgets shall be reasonably
                    acceptable to Lender;

               (L) the Net Proceeds received and reasonably estimated to be received together with any cash or cash equivalent (including any Letter of Credit received by Lender) deposited by Borrower with Lender are sufficient in Lender's reasonable discretion to cover the cost of the Restoration and uncompleted Replacements (to the extent provided in the next sentence). If and to the extent that the Restoration includes Replacements which were included in the Annual Budget for the year in which the Casualty occurred or which were or would reasonably be expected to be included in the Annual Budget for the immediately following year in which the Casualty occurred, then Borrower shall be given a credit for having made the actual expenditures for such Replacements as and when such expenditures are made during the course of Restoration;

               (M) the Management Agreement in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the fire, other casualty or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the applicable Individual Property or any portion thereof for business with the public,

               (N) In the case of a Condominium Property, the Condominium is not terminated as a result of such casualty; and

               (O) The Franchise Agreement remains in full force and effect during the Restoration and following the completion of the Restoration.

          (ii) The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account (provided, however, Borrower may instruct Lender to invest the Net Proceeds in Permitted Investments, provided, that all risks relating thereto shall be borne solely by Borrower) and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialmen's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever (except for Liens being contested in good faith in accordance with the terms hereof) on the Individual Property which have not either been fully bonded to the

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

     satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

          (iii) All plans and specifications (to the extent reasonably required by Borrower) required in connection with a Restoration reasonably anticipated by Lender to cost in excess of $1,000,000.00 shall be subject to prior review and acceptance in all respects by Lender (which acceptance shall not be unreasonably withheld, conditioned or delayed) and by an independent consulting engineer selected by Lender and reasonably acceptable to Borrower (the "Casualty Consultant"). Borrower may require the Casualty Consultant to execute reasonably requested confidentiality agreements with respect to Borrower's confidential non-public information provided such agreements are customarily given for similarly situated properties. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen providing work and/or materials in excess of $500,000.00 in connection with a Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld, conditioned or delayed. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed; provided, however, to the extent that retainer fees and other advances paid or payable to contractors, consultants and/or engineers constitute an approved loss by the applicable insurance company or companies and Insurance Proceeds have been received with respect to such fees, provided no Event of Default shall have occurred and be continuing, Lender will permit such amounts to be paid or reimbursed to Borrower from the Net Proceeds to the extent such Insurance Proceeds have actually been received by Lender, without any such Casualty Retainage. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialmen

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

     engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of (subject to receipt of the applicable Casualty Retainage) all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy for the related individual Property, and Lender, upon its reasonable request, receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than (a) once every seven (7) calendar days during the first (30) calendar days following a Casualty, (b) once every fourteen
     (14) calendar days during the next one hundred eighty (180) calendar days and (c) once every thirty (30) calendar days thereafter.

          (vi) If at any time the Net Proceeds (including a reasonable estimate of the amount to be received as Restoration progresses) or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration based upon the then current budget for the Restoration, Borrower shall deposit the amount of the deficiency (the "Net Proceeds Deficiency") with Lender (which deposit may be made in the form of a Letter of Credit) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

          (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been substantially completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of either (or both) (1) any then outstanding portion of

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

the Debt or (2) the principal balance of the Debt whether or not then due and payable, in either case in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instruments shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

     (d) Notwithstanding the provisions of this Section 6.4 to the contrary, a portion of the Net Proceeds applicable to the Bel Age Hotel, the Doubletree Club Hotel or the Doubletree Tallahassee Hotel, as applicable, not to exceed $1,000,000.00 shall be made available to the applicable Borrower after receipt thereof by Lender or Borrower, as applicable, to pay or reimburse Borrower for any immediate and necessary repairs or other work required to be made to the Bel Age Hotel, the Doubletree Club Hotel and the Doubletree Tallahassee Hotel, as applicable (i) to protect the health or safety of any hotel guest or any of Borrower's employees or agents or (ii) to allow the applicable Individual Property to operate as a hotel (collectively, the "Emergency Repairs") provided
(A) Lender has approved such Emergency Repairs in writing, which approval shall not be unreasonably withheld, conditioned or delayed and (B) the Emergency Repairs are (1) substantially completed and paid for within ten (10) calendar days after the occurrence of the Casualty and (2) completed in a good and workman like manner and in compliance with all Applicable Laws.

     VII. RESERVE FUNDS

     Section 7.1 Required Repair Funds.

     7.1.1 Deposits.

     On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule III hereto (collectively, the "Required Repair Deposit") to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in the Required Repair Account and in accordance with Section 7.8 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund." Subject to Force Majeure, Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule III, subject to such extensions as required due to Force Majeure. It shall be an Event of Default under this Agreement if (a) subject to Force Majeure, Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule III, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof in all material respects. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. Notwithstanding the foregoing, in lieu of depositing the Required Repair Deposit in the Required Repair Fund, Borrower shall have the

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

option of delivering to Lender a Letter of Credit in an amount equal to the Required Repair Deposit.

     7.1.2 Release of Required Repair Funds.

     Provided Borrower has deposited funds in the Required Repair Account, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner (or any materials to be reimbursed by the requested disbursement are on site at the Individual Property or in a bonded warehouse reasonably acceptable to Lender and are properly secured or have been installed in the Individual Property) and in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete such Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full all sums then due upon such disbursement, such Officers' Certificate to be accompanied by lien waivers from each Person receiving $50,000 or more in payment or other evidence of payment reasonably satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement (or any materials to be reimbursed by the requested disbursement are on site at the Individual Property or in a bonded warehouse reasonably acceptable to Lender and are properly secured or have been installed in the Individual Property) have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Provided no Event of Default has occurred and is continuing, any funds remaining in the Required Repairs Account after completion of all Required Repairs and the delivery of evidence thereof in accordance with the terms and conditions of this Agreement will be disbursed to Borrower. In the event Borrower delivers a Letter of Credit to Lender in lieu of depositing cash into the Required Repair Account, provided Borrower delivers evidence reasonably acceptable to Lender that the applicable Required Repairs are completed in a good and workmanlike manner and such Required Repairs have been paid for in full, Borrower shall be permitted to deliver a replacement Letter of Credit to Lender in an amount equal to 125% of the then remaining outstanding Required Repairs.

     Section 7.2 Tax and Insurance Escrow Fund.

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

     Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes (the "Monthly Tax Deposit") that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Properties shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(b) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to
Section 6.1(a) hereof, one-twelfth of the Insurance Premiums (the "Monthly Insurance Premium Deposit") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies, with respect to, and allocable to the Properties upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and 6.1 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, provided, however, Borrower shall have the right to contest the same in good faith and in accordance with the terms hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 and 6.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding the foregoing, in lieu of making the Monthly Insurance Premium Deposit, Borrower shall have the option of (i) delivering to Lender a Letter of Credit in an amount equal to the estimated annual Insurance Premium, as the same is calculated each year during the term of the Loan or (ii) providing evidence reasonably satisfactory to Lender that the liability or casualty Policy maintained) by Borrower covering the Properties shall constitute an approved blanket or umbrella Policy pursuant to terms hereof along with evidence reasonably acceptable to Lender that the Insurance Premiums for such approved blanket Policy or umbrella Policy for the immediately succeeding year has been paid in full. Amounts deposited with Lender in the Tax and Insurance Escrow Fund shall be held by Lender in accordance with the terms of Section 7.8 hereof.

     Section 7.3 Replacements and Replacement Reserve.

     7.3.1 Replacement Reserve Fund.

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     With respect to each Individual Property, on the date hereof, Borrower shall deposit the amounts set forth on Schedule XXVII and Borrower shall pay to Lender on each Payment Date during the term of the Loan Borrower shall pay to Lender the Replacement Reserve Deposit for furnishings, fixtures and equipment in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities and other public areas to be made to each Individual Property (collectively the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and shall be deposited into the Replacement Reserve Account. In the event that any Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 or 2.6 hereof, any amount held in the Replacement Reserve Account and allocated to the such Individual Property shall be released to the applicable Borrower. Borrower covenants and agrees to provide Lender evidence reasonably acceptable to Lender, within thirty (30) days after the start of each calendar month, of the Actual Amount for each Individual Property for the immediately preceding calendar month period. (For example, with respect to the Replacement Reserve Deposit payable on the Payment Date in June, Borrower shall provide Lender evidence of the Actual Amount for the month of April (the Subject Month) by May 30). Notwithstanding the foregoing, in lieu of depositing the Replacement Reserve Deposit, Borrower may deliver to Lender one (1) or more Letters of Credit each in the amount of the required Replacement Reserve Deposit. In the event the Actual Amount spent by Borrower for Replacements to an Individual Property in any given Subject Month exceeds the product of (a) Gross Income From Operations for such Subject Month and (b) the FF&E Factor (such amount, the "Excess"), the Borrower may request payment or reimbursement from the Replacement Reserve Account (or may request a reduction in the amount of any Letter of Credit delivered to Lender in lieu of a cash deposit to the Replacement Reserve Account) for the Excess, up to the amount of funds or Letters of Credit on deposit in the Replacement Reserve Account, in accordance with Section 7.3.2 provided, however, at no time shall Borrower be entitled to receive funds (or reduce Letters of Credit) in excess of the Actual Amount for the applicable Subject Month. To the extent the Replacement Reserve Account has no funds or Letters of Credit on deposit or is less than the amount of the Excess, the Borrower will be permitted to carry forward the amount of the Excess that was not paid or reimbursed from the Replacement Reserve Account (such amount, the "Shortfall") as a reduction in subsequent month(s) calculation of the Replacement Reserve Deposit for the applicable Individual Property until the Shortfall has been exhausted. In other words, Borrower shall be reimbursed for its Replacements to any Individual Property expenditures first by reduction of the current month's Replacement Reserve Deposit, second from any funds (and by reductions in the amount of Letters of Credit delivered to Lender in lieu of cash deposits) on deposit in the Replacement Reserve Account (using first the funds and then reductions in the Letters of Credit), and third as an ongoing credit toward future months' required Replacement Reserve Deposits until Borrower has been fully reimbursed for all expenditures for Replacements from the beginning of the first Subject Month to date."

     7.3.2 Disbursements from Replacement Reserve Account.

     (a) Provided that (i) the Replacement Reserve contains funds or a Letter of Credit and (ii) no Default or Event of Default shall have occurred and be continuing, Lender shall make disbursements from the Replacement Reserve Account (or reduce the amount of Letters of Credit delivered to Lender in lieu of cash deposits to the Replacement Reserve Account) to pay or reimburse Borrower only for the costs of the Replacements made to an Individual Property (with

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any funds on deposit being utilized prior to the reduction of any Letters of
Credit). Lender shall not be obligated to make disbursements from the Replacement Reserve Account to pay or reimburse Borrower for the costs of routine maintenance to an Individual Property, for replacement of inventory or for costs which are to be reimbursed from the Required Repair Fund or in excess of the funds deposited in the Replacement Reserve Account allocable to the applicable Individual Property.

     (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower within fifteen (15) Business Days of request amounts from the Replacement Reserve Account necessary to pay or reimburse Borrower for the actual approved costs and Replacements upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as reasonably determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default has occurred and is continuing.

     (c) Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably specified or approved by Lender and shall specify
(i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased or to be purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which the disbursement is requested. With each request Borrower shall deliver an Officer's Certificate certifying that all Replacements subject to prior requests, have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased or to be purchased and all contracted labor or services provided or to be provided and each request shall include waivers of lien and evidence of payment from each contractor, as applicable, previously receiving payment out of any prior such request provided, however, lien waivers shall only be required if the payments to such contractor is equal to or exceeds $50,000.00. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion or partial completion, as applicable, satisfactory to Lender in its reasonable judgment.

     (d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement (i) prior to submitting such request for disbursement from the Replacement Reserve Account, (ii) with the funds received from the applicable disbursement from the Replacement Reserve Account or, (iii) at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment equal to or in excess of $50,000.00 prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic

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or subcontractor who receives payment in an amount equal to or greater than
$50,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current payment or reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

     (e) If (i) the cost of a Replacement exceeds $50,000, and (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, a request for payment or reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property (or if stored at a place other than the applicable Individual Property, are secured in a manner reasonably acceptable to Lender), (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account together with other funds or assurances reasonably satisfactory to Lender deposited with Lender and available for such Replacements are, in Lender's reasonable judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments equal to or in excess of $50,000 under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

     (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

     7.3.3 Performance of Replacements.

     (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other comparable hotels in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

     (b) In connection with Replacements for which payments or reimbursements are requested from the Replacement Reserve Account, Lender reserves the right, at its option, to approve each contract or work order with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements in the event amounts payable under such contract or work order exceed $250,000.00 which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall assign such contract or subcontract to Lender.

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

     (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the option to withhold disbursement from the Replacement Reserve Account for any unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property upon prior written notice to Borrower and subject to the rights of tenants and hotel guests and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked, provided, however, Lender shall not exercise such power of attorney until the earlier of (i) the occurrence and continuance of an Event of Default or (ii) ten
(10) days after Lender notifies Borrower of its intention to exercise such power of attorney. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be reasonably necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes;
(iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

     (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

     (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours and upon prior written notice (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section

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7.33. Borrower shall cause all contractors and subcontractors to cooperate with
Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

     (g) Lender may require an inspection of an Individual Property at Borrower's expense prior to making a monthly disbursement in excess of $250,000 per Individual Property from the Replacement Reserve Account in order to verify completion of the Replacements for which payment or reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other liens (except for Permitted Encumbrances).

     (i) Before each disbursement from the Replacement Reserve Account in excess of $250,000.00 per Individual Property, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature (other than Liens being contested in good faith in accordance with the terms hereof) have been placed against the applicable Individual Property since the date of recordation of the related Security Instrument and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Security Instrument and any other Liens previously approved in writing by Lender, if any, or Permitted Encumbrances).

     (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement to the extent not already provided by Borrower's existing insurance coverage. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

     7.3.4 Failure to Make Replacements.

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     (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence and during the continuance of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and (d), or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

     7.3.5 Balance in the Replacement Reserve Account.

     The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     Section 7.4 Intentionally Omitted.

     Section 7.5 Debt Service Reserve.

     7.5.1 Debt Service Reserve Deposit.

     On the date hereof, Borrower shall deposit with Lender an amount equal to the Debt Service Reserve Deposit. Amounts so deposited shall be referred to as the "Debt Service Reserve". Notwithstanding the foregoing, in lieu of depositing the Debt Service Reserve Deposit with Lender, Borrower shall have the option of delivery to Lender a Letter of Credit equal to the Debt Service Reserve Deposit.

     7.5.2 Release of Debt Service Reserve.

     Following the date which is twelve (12) months after the date that Borrower actually deposits funds in the Debt Service Reserve Deposit or delivers the Letter of Credit, upon written request from Borrower, Lender shall, on each Payment Date (until all funds in the Debt Service Reserve have been applied), apply a portion of the Debt Service Reserve or reduce the Letter of Credit by an amount equal to the Monthly Debt Service Payment Amount due for such Payment Date provided that (i) no Event of Default has occurred and is continuing, (ii) the Debt Service Coverage Ratio for the twelve (12) full calendar month period immediately preceding the date of the applicable Payment Date (assuming an interest rate constant equal to the Cure Contract Rate) is at least equal to 1.65:1.00 (the "Required Application Ratio"). Notwithstanding the foregoing, in the event that Lender commences applying the funds in the Debt Service Reserve pursuant to Section 7.5 hereof (such period the "Application Period") and the Required Application Ratio is not maintained during the Application Period, Lender shall suspend applying the Debt Service

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Reserve until the later of (i) the Payment Date that is three months from the date of such suspension and (ii) the Payment Date upon which the Required Application Ratio is achieved.

     Section 7.6 Ground Lease Escrow Fund.

     Borrower shall pay to Lender on each Payment Date, together with the scheduled payment of interest under the Loan each month, 1/12 of the annual amount (the "Monthly Ground Rent Deposit") that is estimated by Lender to be due and payable by Borrower under the Ground Lease for all rent and any and all other charges (the "Ground Rent") which may be due by Borrower under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund'). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Provided Borrower is making Monthly Ground Rent Deposits and there are sufficient sums in the Ground Lease Escrow Fund or, if there are insufficient sums in the Ground Lease Escrow Fund, Borrower simultaneously pays any such deficiency to the ground lessor under the applicable Ground Lease, Lender will apply any amounts held in the Ground Lease Escrow Fund to the payment of Ground Rent or other charges required to be made by Borrower pursuant to Section 5.1.25 hereof. Notwithstanding the foregoing, in lieu of depositing the Monthly Ground Rent Deposit, Borrower shall have the option of delivering to Lender a Letter of Credit equal to the annual Ground Rent due under each Ground Lease, as calculated each year during the term of the Loan. Such deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the rent due under the Ground Lease. Borrower shall not be permitted to request a draw under the Letter of Credit. Notwithstanding anything to the contrary contained in this Section 7.6, this
Section 7.6 shall only be applicable to the Leasehold Property known as Wyndham Buttes Resort.

     Section 7.7 Required Common Charge Fund.

     7.7.1 Deposits.

     On each Payment Date, Borrower shall deposit with Lender an amount equal to one-twelfth of the Common Charges that Lender estimates will be payable during the next ensuing twelve (12) months for each Condominium Property (the "Monthly Common Charge Amounts"). Amounts so deposited shall hereinafter be referred to as the "Required Common Charge Fund".

     7.7.2 Disbursements from the Common Charge Account

     Borrower shall have no right to withdraw any sums from the Common Charge Account. Lender will apply the Required Common Charge Fund to payments of Common Charges required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Required Common Charge Fund, Lender may do so according to any bill, statement or estimate procured from the applicable Condominium Board without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Required Common Charge Fund shall exceed the amounts due for Common Charges pursuant to Section 5.1.2 hereof, Lender shall, at Borrower's direction, return any excess to Borrower or credit such excess against future payments to be made to the Required Common Charge Fund. Any amount remaining in the Required Common Charge Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Required Common Charge Fund is not or will not be sufficient to pay Common Charges by the date such Common Charges are due, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the date the Common Charges are due.

     Section 7.8 Reserve Funds, Generally.

     (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and the related Accounts and any and all monies now or hereafter deposited in each Reserve Fund and related Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

     (b) Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

     (c) The Reserve Funds shall not constitute trust funds, shall be held in a segregated account and shall be held at the Lockbox Bank.

     (d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

     (e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or related Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     (f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, actual direct damages, obligations and costs and expenses (including litigation costs and reasonable attorneys' fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent caused by Lender's or its agent's or employee's gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

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     VIII. DEFAULTS

     Section 8.1 Event of Default.

     (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if any portion of the Debt (other than the payments due on the Maturity Date) is not paid within two (2) Business Days of the date the same is due and payable or if the amounts due on the Maturity Date are not paid on or prior to the Maturity Date;

          (ii) if any of the Taxes, Other Charges or Common Charges are not paid on or before the date when the same are due and payable;

          (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request if required pursuant to the terms hereof;

          (iv) except as expressly permitted hereunder, if any Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent or otherwise violates the provisions of Section 5.2.12 hereof or Article 7 of the Security Instruments;

          (v) if any representation or warranty made by any Borrower, Principal, Indemnitor or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if any Borrower, Principal, Indemnitor or any guarantor under any guaranty issued in connection with the Loan, shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for any Borrower, Principal, Indemnitor or any guarantor under any guarantee issued in connection with the Loan, or if any Borrower, Principal, Indemnitor or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or State law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Principal, Indemnitor or such guarantor, or if any proceeding for the dissolution or liquidation of any Borrower, Principal, Indemnitor or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, Principal, Indemnitor or such guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

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

          (viii) if any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if any Borrower breaches any of its respective negative covenants contained in Section 5.2 in any material respect or any covenant contained in Section 5.1.10 hereof;

          (x) with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period, if any Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xi) if any of the assumptions contained in the Insolvency Opinion or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (xii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

          (xiii) if any Borrower or any Principal violates or does not comply with any of the material provisions of Section 4.1.37 hereof, including, but not limited to, if any Borrower or any Principal shall fail to comply with the provisions of its operating agreement, articles or certificate of incorporation, partnership agreement or any other governing documents;

          (xiv) subject to Borrower's right to contest the same in accordance with the terms hereof, if any Individual Property becomes subject to any mechanic's, materialman's or other lien other than a Permitted Encumbrance or a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

          (xv) subject to Borrower's right to contest the same in accordance with the terms hereof, if any federal tax lien or State or local income tax lien is filed against any Borrower, any member or general partner of Borrower, any Guarantor, any Indemnitor or any Individual Property and same is not discharged of record within forty-five (45) days after same is filed;

          (xvi) (A) any Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, or (B) Borrower is a Plan or its assets constitute Plan Asset; or (C) any Borrower consummates a transaction which would cause the Security Instruments or Lender's exercise of its rights under the Security Instruments, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, or a State statute or other similar law;

          (xvii) if any Borrower shall fail to deliver to Lender, within fifteen
     (15) days after request by Lender, the estoppel certificates required pursuant to the terms of Section 5.1.13 hereof;

          (xviii) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Guaranty and the Environmental Indemnity) and such default continues after the expiration of applicable grace periods, if any;

          (xix) if any Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property whether it be superior or junior in lien to the related Security Instrument;

          (xx) if (i) the Interest Rate Cap Agreement is terminated for any reason by Borrower or the Counterparty, or (ii) the Counterparty defaults in the performance of its monetary obligations under the Interest Rate Cap Agreement or (iii) the rating of the Counterparty is subject to any downgrade, withdrawal or qualification by a Rating Agency, and Borrower does not within fifteen (15) days (A) replace the terminated Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement in accordance with Section 2.4 hereof, and (B) deliver to Lender, in form and substance reasonably satisfactory to Lender (y) an Assignment of Interest Rate Cap and (z) a recognition letter from the Counterparty thereto acknowledging the assignment of the Replacement Interest Rate Cap Agreement;

          (xxi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xxii) Subject to Section 7.6 hereof, if any Borrower shall fail to pay the Ground Rent or any additional rent or other charge mentioned in or made payable by the Ground Lease when said rent or other charge is due and payable (after the expiration of any applicable notice and cure period provided therein);

          (xxiii) if the leasehold estate created by the Ground Lease shall be surrendered or if the Ground Lease shall cease to be in full force and effect or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

          (xxiv) subject to Section 7.6 hereof, if there shall occur any default by any Borrower, as tenant under the Ground Lease, in the observance or performance of any

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

     term, covenant or condition of the Ground Lease on the part of Borrower to be observed or performed and said default is not cured prior to the expiration of any applicable grace and notice periods therein provided;

          (xxv) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement, and such default permits the franchisor thereunder to terminate or cancel the Franchise Agreement;

          (xxvi) if any Borrower ceases to operate a hotel on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with Force Majeure or any renovations to the Property or restoration of the Property after Casualty or Condemnation);

          (xxvii) if any Borrower operates an Individual Property which is currently operated under the name of Wyndham, Hilton, Radisson or Crown Plaza, as applicable, under the name of any hotel chain or system other than Wyndham, Hilton, Radisson or Crown Plaza, as applicable, or the name of the hotel chain, or system of a public or private entity into which Wyndham merged or consolidated or by which Wyndham is acquired in a transfer permitted under Section 5.2.12 hereof, without Lender's prior written consent;

          (xxviii) in connection with a Condominium Property,

               A. if the Condominium Board or Borrower fails after receipt of notice and expiration of the applicable cure periods set forth in the Declaration (a) to promptly comply in all material respects with all laws, orders, and ordinances affecting the Condominium Property or the use thereof, or (b) to substantially complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Condominium Property, all to the extent that the Condominium Board is authorized to so maintain, repair, replace, rebuild and complete the Condominium Property by the Declaration and the By laws, and such defaults set forth in clause (a) and (b) above, shall continue for a period of sixty (60) days after written notice thereof to Borrower and the Condominium Board specifying such default and requiring the same to be remedied shall have been given to the person designated from time to time on behalf of the Condominium Board in accordance with the Declaration to receive service of process; provided, however, that such sixty (60) day period shall be extended for successive sixty (60) day periods so long as there is no material adverse effect on the value of the Condominium Property as a result of such failure;

               B. if, the Condominium Board fails in accordance with the terms of the Condominium Documents, (a) to keep the Common Elements and/or the Condominium Property, as applicable, insured (i) against the hazards specified in the Condominium Documents in the amounts and pursuant to policies in the form specified therein, or (ii) if Section 6.1 hereof imposes less stringent requirements than the Condominium Documents, in compliance with all of the requirements of Section 6.1 hereof, provided that the failure to comply with the requirements of Condominium Documents will not cause a default under the Condominium Documents, and (b) to pay, as and when the same becomes due and payable, any charge or encumbrance which, if unpaid, would become a valid lien against the Condominium Property or any part thereof prior to or on a parity with the lien of the Security Instrument and, if such failure shall result in the imposition of a lien against the Condominium Property and such lien shall not be discharged, dismissed or bonded by the Condominium Board or Borrower within sixty (60) days of such imposition and, in either case, the default shall continue for an additional twenty (20) days after written notice thereof to Borrower and in either case such failure has a material adverse effect on the value of the Condominium Property and/or the Loan;

               C. if, without the prior written consent of Lender, Borrower votes for, or permits the Condominium Board to effectuate, any modification or amendment to any of the material terms or provisions of the Condominium Documents so as to decrease the value of the Property in any material respect;

               D. if, without the prior written consent of Lender, Borrower fails to comply with any material terms of the material Condominium Documents and the applicable Condominium Act which Borrower is obligated to comply with and such default continues for thirty (30) days after written notice and such failure will have a material adverse effect on the Property;

               E. if the Condominium is partitioned pursuant to any action for partition by any Unit owner which results in a material adverse effect on the value of the Condominium Property and/or the Loan;

               F. if Borrower votes for or permits the Condominium Board, such other party as may in writing be designated by the Condominium Board, or any other party, as the case may be, to effectuate, any expansion of the Condominium and annexes to the land covered by the Condominium additional land and improvements thereon;

               G. if the Property is withdrawn from the Condominium regime established by the applicable Condominium Act in connection with any condemnation, any casualty or otherwise, in accordance with the applicable Condominium Act without Lender's written consent, which consent shall not be unreasonably withheld, delayed or conditioned and such withdrawal has a material adverse effect on the value of the Condominium Property and/or the Loan;

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

               H. if the Condominium is terminated without Lender's written consent and such termination has a material adverse effect on the Condominium and/or the Loan;

          (xxix) if a default occurs under that certain parking lease dated September 18, 1986, between Atlanta Midtown Associates ("Atlanta Midtown") and 999 Peachtree Associates, Ltd (predecessor in interest to Borrower) (the "Parking Lease") which would permit Atlanta Midtown to terminate the Parking Lease and another parking lease with substantially similar terms is not entered into by Borrower prior to the termination of the Parking Lease;

          (xxx) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxvi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

          (xxxi) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to any Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

     (b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     (c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, Security Instruments and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided that (i) the aggregate principal amount of the Loan immediately following such severance shall equal the outstanding principal balance of the Loan immediately prior to such reallocation, (ii) the aggregate Monthly Scheduled Amortization Payments immediately following such severance shall not exceed the aggregate Monthly Scheduled Amortization Payments immediately prior to the severance, (iii) the weighted average interest rate of the Note and the Mezzanine Note immediately following such severance shall equal the weighted average interest rate which was applicable to the Note and the Mezzanine Note immediately prior to such severance and (iv) except as provided in clauses (i) through and including (iii) above, Borrower's and Guarantor's obligations under the Loan Documents shall not be increased nor shall any of Borrower's and Guarantor's rights pursuant to the Loan Documents be diminished. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     Section 8.2 Remedies.

     (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, to the extent permitted by Applicable Law, (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the other Collateral and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Individual Property or Collateral, and Lender may seek satisfaction out of all of the Properties or all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the extent permitted by Applicable Law, Lender shall have the right from time to time to partially foreclose the Security Instruments in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.

     Section 8.3 Remedies Cumulative; Waivers.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     IX. SPECIAL PROVISIONS

     Section 9.1 Sale of Notes and Securitization.

     Lender may, at any time, sell, transfer or assign the Note, this Agreement, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the "Securities") evidencing a beneficial interest in a rated or unrated public offering or private placement (a "Securitization"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at Borrower's expense (subject to the limitations set forth below), use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a

Securitization or the sale of the Note or the participations or Securities, including, without limitation, to:

          (a) (i) provide such financial and other information with respect to the Properties, Borrower and the Manager, (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted, at Lender's expense, such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), provided, however Phase II reports and other invasive testing may not be performed at any Individual Property unless Borrower has received evidence of insurance for any Person performing such testing, together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

          (b) if required by the Rating Agencies, deliver (i) revised opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, Borrower, Guarantor, Indemnitor, Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents as they relate to the single purpose bankruptcy remoteness of Borrower and/or Principal and if Borrower is a single member limited liability company organized in the State of Delaware, dissolution and authority to file bankruptcy (provided, however, no such revisions to Borrower's or Principal's organizational documents shall have a material adverse effect on Borrower and/or Principal, as applicable) which counsel, opinions and organizational documents shall be satisfactory to Lender and the Rating Agencies;

          (c) if required by the Rating Agencies, use commercially reasonably efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be satisfactory to Lender and the Rating Agencies.

          (d) execute such amendments to the Loan Documents and organizational documents, as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any organizational document or Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to Section (e) below,)
               (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic or material non-economic term of the organizational documents or Loan Documents.

          (e) if Lender elects, in its sole discretion, prior to or upon a Securitization, to split the Loan into two or more parts, or the
               Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts and maturities. Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same; provided, however Borrower shall not be required to modify or amend any Loan Documents if (i) the initial weighted average interest rate of such split notes would be greater than the Applicable Interest Rate immediately preceding such loan split or (ii) such modification or amendment would change the Maturity Date or Monthly Scheduled Amortization payment or (iii) the aggregate scheduled amortization payments exceed the Monthly Scheduled Amortization Payments, provided, that, notwithstanding the provisions below, Borrower shall not be responsible for the payment of any title insurance premiums required by Lender in connection with the foregoing, but Borrower shall be responsible for all other cost and expenses (subject to the limitations set forth below) in complying with this Section 9.1(e).

          (f) execute modifications to the Loan Documents changing the interest rate and/or the amortization payments for the Loan and the Mezzanine Loan, provided that the initial weighted average of the interest rate spreads for the Loan and the Mezzanine Loan after such modification shall not exceed the weighted average of the interest rate spreads for the Loan and the Mezzanine Loan immediately prior to such modification and the scheduled amortization payments after such modification will not exceed the Monthly Scheduled Amortization Payments, if any, due under the Loan Agreement and the Mezzanine Loan Agreement immediately prior to such modification. The Borrower shall also provide opinions and title insurance reasonably necessary to effectuate the same;

          (g) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

          (h) supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with Regulation S-X of the federal securities law, if and to the extent applicable to the Securitization.

     Lender shall pay all costs in connection with complying with this Section
9.1 except that Borrower shall pay for the fees of legal counsel employed by Borrower, Principal, Wyndham and/or any Affiliate of any of the foregoing, in connection with any modifications to the Loan Documents or review of opinions, documents, agreements or similar items which are delivered by Borrower, Principal, Wyndham, or any Affiliate of the foregoing in connection with complying with Section 9.1 hereof. The limitation on costs and expenses set forth in the foregoing sentence shall in no way affect Borrower's obligation to comply with this Section 9.1.

     Section 9.2 Securitization Indemnification.

     (a) Borrower and Guarantor understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings (the "Exchange Act Filing") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Guarantor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

     (b) Borrower and Guarantor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum or offering circular or
(ii) a preliminary and final prospectus or prospectus supplement, as applicable (collectively, the "Offering Materials"), an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loan and Mortgaged Properties," "The Manager," "The Borrower", "The Franchise Agreements" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested to the extent the same relate to the Loan, the Loan Documents, Borrower, Guarantor, Indemnitor, Principal or an Affiliate of any of the foregoing) do not (and with respect to any portion of the Offering Materials prepared in reliance on the reports of third-parties, to the best of Borrower's knowledge, do not) contain any untrue statement of a materiel fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lehman Brothers Inc. ("Lehman") that has filed the registration statement, if any, relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person or entity who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lehman Group"), and Lehman, each of its directors and each Person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (other than such statement or misstatement made in Borrower's good faith reliance upon the reports of third parties that do not to the best of Borrower's knowledge, contain any untrue statement or misstatement or a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other out-of-pocket expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties but excluding any projections made in good faith by Borrower; and provided that this Section 9.2 shall not apply to any loss, claim, damage or liability to the extent arising out of any untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission made in reliance upon and in connection with written information furnished to Borrower by Lender, any member of the Lehman Group or any member of the Underwriter Group expressly for use in the Offering Materials unless Borrower, Principal or Guarantor fails to correct any such untrue statement, misstatement or omission with respect to Borrower, Principal or Indemnitor that is known to Borrower, Principal or Guarantor or that, with the exercise of customary reasonable efforts, should be known to Borrower, Principal or Guarantor. The foregoing indemnity with respect to any untrue statement or misstatement contained in, or omission from, preliminary Offering Materials shall not inure to the benefit of any member of the Lehman Group or the Underwriting Group (or any person controlling such Lehman Group or Underwriting Group) from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the securities which are the subject thereof if Borrower shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Person was not provided with a copy of the final Offering Materials at or prior to the written confirmation of the sale of such securities to such Person and the loss, liability, claim, damage or expense resulted from an untrue statement or misstatement contained in, or omission from, the preliminary Offering Materials that was corrected in the final Offering Materials. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

     (c) In connection with filings under the Exchange Act, Borrower and Guarantor agree to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the

Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading (other than any such statement, misstatement or omission made in reliance upon the reports of third parties that do not, to the best of Borrower's knowledge, contain any untrue statement or misstatement, of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities. The foregoing indemnity shall not apply with respect to any Liabilities that arise out of or are based upon any untrue statement, misstatement or omission or any alleged untrue statement, misstatement or omission to state in the Provided Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, if such untrue statement, misstatement or omission or alleged untrue statement, misstatement or omission related to statements of information that do not accurately reflect Provided Information or any corrections or updates to Provided Information which were provided prior to the delivery of the final Offering Materials to investors and neither Borrower, Principal nor Indemnitor has been given reasonable opportunity to review the proposed filing under the Exchange Act and to correct such untrue statement, misstatement or omission. In no event shall the indemnification, contribution or reimbursement obligations of Borrower under this Section 9.2 apply to any filings made under the Exchange Act after the initial filings, if any, are made.

     (d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified patty in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the employment thereof has been specifically authorized by Borrower in writing; or (ii) in such

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claims or action there is, in the reasonable opinion of independent counsel, a conflict concerning any material issue between the position of Borrower and such Indemnified Person, in which case if such Indemnified Person notifies Borrower in writing that it elects to employ separate counsel at the expense of Borrower, then such counsel shall have the right to assume the defense of such action on behalf of such Indemnified Person; provided, however, that unless, in the reasonable opinion of independent counsel, an actual or potential conflict exists between two or more Indemnified Persons, Borrower shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons. Nothing set forth herein is intended to or shall impair the right of any Indemnified Person to retain separate counsel at its own expense.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or
(c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) Lehman's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (f) The liabilities and obligations of both Borrower, Guarantor and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     Section 9.3 Servicer.

     At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer') selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer.

     Section 9.4 Exculpation.

     (a) Except as otherwise provided herein, Lender shall not enforce the liability and obligation of Borrower to perform and observe the representations warranties and obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon its interest in the Note, this Agreement, the Security Instruments, the other Loan Documents, and the interest in the Properties, the Rents, the Collateral and any other collateral given to Lender pursuant to the

Note, this Agreement, the Security Instruments or the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rent, the Collateral and in any other collateral given to Lender. In no event shall any Related Party have any personal liability for the payment of the indebtedness or any other sums due hereunder, under the Note, the Security Instruments or the other Loan Documents, or for the performance or observance of any other obligation of Borrower other than pursuant to a written instrument executed by such Related Party specifically providing for such liability. Lender, by accepting the Note, this Agreement and the Security Instruments, agrees that it shall not, except as otherwise provided herein sue for, seek or demand any deficiency judgment against Borrower and/or any Related Party in any such action or proceeding, under or by reason of or under or in connection with the Note, this Agreement, the other Loan Documents or the Security Instruments. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Agreement, the other Loan Documents or the Security Instruments; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty, master lease or similar instrument made in connection with the Note, this Agreement, the Security Instruments, or the other Loan Documents, (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to enforce the provisions of Sections 4.1.8, 4.1.29, 5.1.9 and 5.2.8 of this Agreement; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to preserve or enforce its rights and remedies against any Collateral, including any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Agreement or the Security Instruments; provided however, Lender shall only enforce such judgment against such Collateral, including the insurance proceeds and/or condemnation awards, as applicable.

     (b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the direct, actual Losses it incurs due to: (i) fraud or intentional misrepresentation by any Borrower or any other person or entity in connection with the execution and the delivery of the Note, this Agreement, the Security Instruments or the other Loan Documents; (ii) any Borrower's intentional misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default; (iii) any Borrower's intentional misapplication or misappropriation of tenant security deposits or Rents collected more than one month in advance; (iv) the intentional misapplication or the misappropriation of Insurance Proceeds or Awards; (v) any Borrower's failure to pay Taxes, Other Charges, Ground Rent, charges for labor or materials or other charges that can create liens on any of the Properties (except to the extent that sums sufficient to pay such amounts have been deposited in the Lockbox Account or are otherwise in escrow with Lender pursuant to the terms of this Agreement) but only to the extent that the Properties Net Operating Income available to Borrower was sufficient to permit Borrower to pay the same when due; (vi) any Borrower's failure to return or to reimburse Lender for all Personal Property taken from any of the Properties by or on behalf of Borrower after the occurrence of an Event of Default and in violation of the terms of this Agreement and the Security Instruments and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of actual intentional waste or arson by any Borrower, any principal, affiliate or general partner thereof or by any Indemnitor or

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Guarantor which is not attributable to a lack of sufficient Net Operating Income available to Borrower from the Properties to perform all of Borrower's or such affiliate's obligations under the Note, this Agreement, the Security Instruments or the other Loan Documents; (viii) any fees or commissions paid by any Borrower to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Agreement, the Security Instruments or the other Loan Documents; (ix) any Borrower's failure to comply with the provisions of Sections 4.1.41 and 5.1.19 hereof; or (x) if any Individual Property or any part thereof shall become an asset in an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) and Borrower fails to use its commercially reasonable efforts to obtain a dismissal of such proceedings.

     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect as to Borrower (but not to any Related Party other than pursuant to a written instrument executed by such Related Party specifically providing for such liability) (i) in the event of any Borrower's willful default to provide a report or information under Section 5.1.10(b), (c), (f), (h), (i), (j), (k) and (l) hereof, but a failure to provide such reports and information shall not be deemed willful if such failure is the result of good faith error and is cured within ten (10) Business Days after notice is delivered to Borrower, provided, however, that if (x) Borrower is prevented by an unaffiliated third party from delivering such information, and
(y) Borrower uses reasonable efforts (including the reasonable expenditure of money) to obtain such information, then such failure shall not be deemed willful so long as Borrower continuously endeavors in good faith to obtain the required financial reports and information and delivers same to Lender as soon as it becomes available to Borrower, (ii) in the event of a default under Section
4.1.37 of this Agreement such that either (A) such failure was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower with the assets of another person or entity or (B) as a result thereof, Lender suffers any material damage, cost, liability, or expense (including reasonable attorneys' fees and disbursements, whether or not litigation has commenced); provided, however, that in the absence of an actual consolidation, recourse may be had against Borrower only to the extent of Losses for its failure to comply with the provisions of Section 4.1.37 or, (iii) in the event of a default under Section 5.2.12 of this Agreement or Article 7 of the Security Instruments; provided, however, if an agent or employee of Borrower or the manager of the Property enters into an Equipment lease or Equipment financing in violation of the Security Instrument and without express authorization from an executive officer of Borrower, Indemnitor or Guarantor then such violation for purposes of this subsection (iii) shall not result in a nullification of subsection 9.4(a) hereof (but Borrower shall be liable for all Losses related to such violation) so long as such Equipment lease or Equipment financing is terminated and released to Lender's reasonable satisfaction within ten (10) Business Days of the earlier of (x) Lender's notice to Borrower of such violation or (y) the date that any executive officer of Borrower or of Indemnitor or Guarantor actually becomes aware of such violation; or (iv) if any Individual Property or any part thereof shall become an asset in a voluntary bankruptcy or insolvency proceeding; or (v) if the first full Monthly Debt Service Payment Amount is not paid when due.

     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(6), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Note, this Agreement, the Security Instruments and the other Loan Documents.

     Section 9.5 Contributions and Waivers.

     (a) As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower's obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents (the "Obligations") and in consideration therefor desire to enter into an allocation and contribution agreement among themselves as set forth in this Section 9.5 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Borrowers in the event any payment is made by any individual Borrower hereunder to the Lender (such payment being referred to herein as a "Contribution," and for purposes of this Section 9.5, includes any exercise of recourse by the Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations, to the Lender under the Loan Documents).

     (b) Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

     (c) In order to provide for a fair and equitable contribution among the Borrowers in the event that any Contribution is made by an individual Borrower (a "Funding Borrower"), such Funding Borrower shall be entitled to a reimbursement Contribution ("Reimbursement Contribution") from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 9.5. The amount of any Reimbursement Contribution hereunder shall be equal to the payment made by the Funding Borrower to the Lender or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

     (d) For purposes hereof, the "Benefit Amount" of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its affiliates from extensions of credit made by the Lender to (a) such Borrower and (b) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their Properties to secure the Obligations of such Borrower to the Lender.

     (e) Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Borrower, or (B) 95% of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

     (f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the "Applicable Contribution"), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 9.5 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

     (g) The Borrowers acknowledge that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of the Borrower to which such Reimbursement Contribution is owing.

     (h) No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 9.5 shall be paid until all amounts then due and payable by all of the Borrowers to the Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section 9.5 shall limit or affect in any way the Obligations of any Borrower to Lender under this Note or any other Loan Documents.

     (i) Each Borrower waives:

          (1) any right to require Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;

          (2) the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan;

          (3) any defense based upon any legal disability or other defense of any other Borrower, any guarantor or any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

          (4) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

          (5) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

          (6) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by the Lender to perfect a lien on any collateral;

          (7) presentment, demand, protest and notice of any kind;

          (8) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

          (9) any defense based upon any failure of Lender to comply with Applicable Laws in on with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

          (10) any defense based upon any election by Lender, in any bankruptcy proceeding, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

          (11) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

          (12) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

          (13) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

          (14) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

          (15) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; and

          (16) any defense or benefit based upon the Borrower's, or any other party's, designation of the portion of any obligation secured by the applicable Security Instruments to be satisfied by any payment from any other Borrower or any such party.

     (j) Each Borrower waives:

          (1) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as nonjudicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed the Borrower's rights of subrogation and reimbursement against any other Borrower;

          (2) all rights and defenses that Borrower may have because any of Debt is secured by real property. This means, among other things: (A) Lender may collect from

     Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower; (B) If Lender forecloses on any real property collateral pledged by any other Borrower, (i) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (ii) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and

          (3) any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Security instruments or the other Loan Documents, including, without limitation, any of the following: (a) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (b) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

          (4) Any rights of Borrowers of subrogation, reimbursement, indemnification, and/or contribution against any other Borrower or any other person or entity, and any other rights and defenses that are or may become available to any Borrower or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code;

          (5) Any rights or defenses that may be available by reason of any election of remedies by any Borrower (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes any Borrower's subrogation rights, rights to proceed against any other Borrower for reimbursement, or any other rights of Borrowers to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by any Borrower under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates);

          (6) Any rights or defenses any Borrower may have because the Obligations are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Obligations.

          (7) Any rights or defenses any Borrower may have because the Obligations are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Obligations;

          (8) Any rights of any Borrower of subrogation, reimbursement, indemnification, and/or contribution against any other Borrower or any other person or entity, and any other rights and defenses that are or may become available to any Borrower or any other person or entity by reasons of Sections 2787 to 2855, inclusive of the California Civil Code;

          (9) Any rights or defenses arising out an election of remedies by the Lender, even though that election of remedies as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Borrower's rights of subrogation and reimbursement, against the principal by the operation of Section 580(d) of the Code of Civil Procedure or any similar law of California or of any State or of the United States; and

          The provisions of clause (9) above mean, among other things:

               (A) Lender may collect from each Borrower without first foreclosing on any real or personal property collateral pledged by Borrower for the Debt; and

               (B) If Lender forecloses on a real property pledged by any
          Borrower:

                    (1) The Obligations shall be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price at time of the sale.

                    (2) Lender may collect from each Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right of any Borrower to collect from another Borrower.

                    (3) This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because any other Borrower's obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure.

     Section 9.6 Reallocation of Loan Amounts.

     Lender, without in any way limiting its other rights hereunder, in its sole and absolute discretion, shall have the right, at any time prior to a Securitization, to reallocate the amount of the Loan and the Mezzanine Loan and/or adjust the interest rate rates thereon provided that (i) the aggregate principal amount of the Loan and the Mezzanine Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan and the Mezzanine Loan immediately prior to such reallocation, (ii) the aggregate Monthly Scheduled Amortization Payments immediately following such reallocation shall not exceed the aggregate Monthly Scheduled Amortization Payments immediately prior to the reallocation, and (iii) the weighted average interest rate of the Note and the Mezzanine Note immediately following such reallocation shall equal the weighted average interest rate which was applicable to the Note and the Mezzanine Note immediately prior to such reallocation. Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and the Mezzanine Loan and shall execute and deliver such documents as shall reasonably be required by Lender in

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connection therewith, all in form and substance reasonably satisfactory to
Lender. All costs in connection with this Section 9.6 shall be paid for by Lender except that Borrower shall pay for the fees and expenses of legal counsel employed by Borrower, Principal, Wyndham and/or any Affiliate of any of the foregoing, in connection with any modifications to Loan Documents or any other items required by this Section 9.6.

     X. MISCELLANEOUS

     Section 10.1 Survival.

     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     Section 10.2 Lender's Discretion.

     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole, but good faith discretion of Lender and shall be final and conclusive if made in good faith. When it is expressly provided herein that Lender act reasonably, Lender shall apply the standards of a reasonably prudent institutional mortgage lender.

     Section 10.3 Governing Law.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE EACH INDIVIDUAL PROPERTY IS LOCATED SHALL APPLY.

     (b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK,

NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS INSTRUMENT WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

     Section 10.4 Modification, Waiver in Writing.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.5 Delay Not a Waiver.

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 10.6 Notices.

     All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

                    The Borrower's listed on Schedule I
                    c/o Wyndham International, Inc.
                    1950 Stemmons Freeway
                    Suite 6001
                    Dallas, Texas 75207
                    Attention: Chief Financial Officer
                    Facsimile No.: (214) 863-1986

With a copy to:     Wyndham International, Inc.
                    1950 Stemmons Freeway
                    Suite 6001
                    Dallas, Texas 75207
                    Attention:  General Counsel
                    Facsimile No.: (214) 863-1986

                             and

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    1700 Pacific Avenue
                    Suite 4100
                    Dallas, Texas 75201
                    Attention: Carl B. Lee, P.C.
                    Facsimile No.: (214) 969-4343

If to Lender:       Lehman Ali Inc.
                    c/o Lehman Brothers Holdings Inc.
                    d/b/a Lehman Capital, a division of
                    Lehman Brothers Holdings Inc.
                    399 Park Avenue, 8th Floor
                    New York, New York 10022
                    Attention: Jeffrey Peltier
                    Facsimile No.: (646) 758-3128

With a copy to:     Thacher Proffitt & Wood
                    11 West 42nd Street
                    New York, New York 10036
                    Attention:  Mitchell G. Williams, Esq.
                    Facsimile No.: (212) 789-3500

or addressed as such party may from time to time designate by written notice to the other parties.

     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Section 10.7 Trial by Jury.

     BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     Section 10.8 Headings.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.9 Severability.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.10 Preferences.

     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 10.11 Waiver of Notice.

     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 10.12 Remedies of Borrower.

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 10.13 Expenses; Indemnity.

     (a) Except as otherwise expressly provided herein or in any of the other Loan Documents, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all direct, actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender, its employees or agents. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     (c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Lender and the Indemnified Parties from and against any and all losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

     (d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby as a result of the initial successful Securitization of the Loan and any Rating Agency confirmations that may be required by this Agreement and the other Loan Documents or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

     Section 10.14 Schedules and Exhibits Incorporated.

     The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 10.15 Offsets, Counterclaims and Defenses.

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by

Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section 10.16 No Joint Venture or Partnership; No Third Party
Beneficiaries.

     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17 Publicity.

     All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender.

     Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

     (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Security Instruments are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under each of the other Security Instruments which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Security Instrument; (iii) each Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note, except to the extent otherwise expressly permitted in each Security Instrument; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

     (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

     Section 10.19 Waiver of Counterclaim.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, but Borrower does not waive its right to assert any such claim in a separate action, provided that such separate action does not prevent the application of payments to the Debt.

     Section 10.20 Conflict; Construction of Documents; Reliance.

     In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     Section 10.21 Brokers and Financial Advice.

     Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     Section 10.22 Prior Agreements.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        BORROWER

                                                                  , a
                                        --------------------------    ----------


                                        By:                     ,  a
                                            --------------------      ----------
                                                      , its
                                            ----------      ---------------


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                        LEHMAN ALI INC., a Delaware corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WITH RESPECT TO SECTION 9.1 and 9.2
                                        ONLY,


                                        SPONSOR:
                                        WYNDHAM INTERNATIONAL INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

                                    Borrowers

                                               Borrower
                                            Organizational   Taxpayer Number
Borrower                 Type of Entity         Number         Borrower US
---------------------   -----------------   --------------   ---------------
DT-DES PLAINES, LLC     Delaware limited        3061484         75-2826853
                        liability company
R-LISLE, LLC            Delaware limited        3060099         75-2826896
                        liability company
DT GLENVIEW, LLC        Delaware limited        3060093         75-2825960
                        liability company
WCHNW, LLC              Delaware limited        3060127         75-2826011
                        liability company
R-HOUSTON, L.P.         Delaware limited        3061513         75-2826765
                        partnership
W-COLINAS, L.P.         Delaware limited        3061507         75-2825961
                        partnership
RAD-BURL, LLC           Delaware limited        3052120         75-2825964
                        liability company
W-FRANKLIN, L.P.        Delaware limited        3061460         75-2826780
                        partnership
W-BUTTES, LLC           Delaware limited        3061480         75-2826212
                        liability company
W-EMERALD, LLC          Delaware limited        3061471         75-2826789
                        liability company
W-BEL AGE, LLC          Delaware limited        3061534         75-2826256
                        liability company
DT-MIAMI, L.P.          Delaware limited        3061463         75-2826755
                        partnership
DT-TALLAHASSEE, L.P.    Delaware limited        3061518         75-2826753
                        partnership

W-INDIANA, LLC          Delaware limited        3061498         75-2826025
                        liability company
PARSIPPANY, LLC         Delaware limited        3060119         75-2825969
                        liability company
H-GATEWAY, LLC          Delaware limited        3061490         75-2826772
                        liability company
H-CLEVELAND, LLC        Delaware limited        3061491         75-2826776
                        liability company
W-GARDEN ATLANTA, LLC   Delaware limited        3060129         75-2826006
                        liability company

RAVINIA, LLC            Delaware limited        3061482         75-2826751
                        liability company

                                   SCHEDULE II

               Properties - Allocated Loan Amounts/Release Prices

--------------------------------------------------------------------------------------------------
                                                    Allocated Loan
Property                       Address              Amount           Release Price
--------------------------------------------------------------------------------------------------
Wyndham Hotel Midtown          Atlanta, GA          $11,773,000.00   For Releases occurring
                                                                     prior to a date that is
------------------------------------------------------------------   30 days prior to a
                                                                     Securitization, 100%
Doubletree Club Hotel          Miami, FL            $ 1,835,000.00   of the Allocated
                                                                     Loan Amount
------------------------------------------------------------------
Doubletree Hotel               Glenview, IL         $ 5,508,000.00
                                                                     For Releases occurring
------------------------------------------------------------------   prior to October 8, 2004,
Hilton Hotel Cleveland South   Independence, OH     $ 8,239,000.00   110% of Allocated Loan
                                                                     Amount

------------------------------------------------------------------
Radisson Inn Towne & Country   Houston, TX          $ 5,313,000.00   For Releases occurring
                                                                     on or after October 8, 2004
------------------------------------------------------------------   and prior to July 8, 2005,
Doubletree Club Hotel          Des Plaines, IL      $ 2,950,000.00   115% of Allocated Loan Amount

                                                                     For Releases occurring on
                                                                     or after July 8, 2005, 125%
                                                                     of Allocated Loan Amount
--------------------------------------------------------------------------------------------------
Doubletree Hotel               Tallahassee, FL      $11,522,000.00   For Releases occurring
                                                                     prior to October 8, 2004,
------------------------------------------------------------------   110% of Allocated Loan
Hilton Gateway Plaza           Newark, NJ           $11,316,000.00   Amount

------------------------------------------------------------------   For Releases occurring
Hilton Hotel                   Parsippany, NJ       $36,261,000.00   on or after October 8, 2004
                                                                     and prior to July 8, 2005,
------------------------------------------------------------------   115% of Allocated Loan Amount
Radisson Inn                   Burlington, VT       $20,288,000.00

------------------------------------------------------------------   For Releases occurring
Crowne Plaza Ravinia           Atlanta, GA          $29,311,000.00   on or after July 8, 2005,
                                                                     125% of Allocated Loan
------------------------------------------------------------------   Amount
Wyndham Los Colinas            Dallas, Texas        $ 5,904,000.00
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Wyndham Bel Age                West Hollywood, CA   $ 6,400,000.00   135% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------
Wyndham Emerald Plaza          San Diego, CA        $26,785,000.00   135% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------
Wyndham Franklin Plaza         Philadelphia, PA     $44,252,000.00   135% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------
Wyndham Buttes Resort          Tempe, AZ            $25,675,000.00   135% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------
Wyndham Hotel                  Lisle, IL            $ 6,332,000.00   130% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------
Wyndham NW Chicago             Itasca, IL           $16,813,000.00   130% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------

Wyndham Hotel                  Indianapolis, IN     $ 3,523,000.00   135% of Allocated Loan
                                                                     Amount
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                                  SCHEDULE III

                   Required Repairs - Deadlines For Completion

                                WYNDHAM PORTFOLIO

                                REQUIRED REPAIRS
                              DEFERRED MAINTENANCE

     To be required within 12 months from date of closing or an earlier date if required by code or statute.

Property                                        Description                      Reserve
------------------------------------------------------------------------------------------------------
Crowne Plaza Ravinia             Paint rusted metal in pool room                       563
Crowne Plaza Ravinia             Repair canopy leaks                                   625
Crowne Plaza Ravinia             Pressure wash pool deck                             6,250
Crowne Plaza Ravinia             Elevator Repairs                                      438
Crowne Plaza Ravinia             Repair concrete paving at loading dock              6,250
Crowne Plaza Ravinia             Repair water damage                               250,000
Crowne Plaza Ravinia             Exterior repairs                                  125,000
Crowne Plaza Ravinia             Infrared scan of electrical panels                  1,875
Crowne Plaza Ravinia             Parking deck repairs                                3,125
Crowne Plaza Ravinia             Concrete Repairs                                    9,000
Crowne Plaza Ravinia             Roof, flashing, & sealants                                    900,000
                                                                                             ---------
   Total                                                                       $ 1,303,125

Doubletree Club Des Plaines      Code violations - material storage                  1,250
Doubletree Club Des Plaines      Repair exposed wiring                                 875
Doubletree Club Des Plaines      Reset transformer                                   6,250
Doubletree Club Des Plaines      Remove paint from fire doors                          938
Doubletree Club Des Plaines      Front Lobby elevator                                  563
Doubletree Club Des Plaines      Repair asphalt shingle roof                                     1,688
                                                                                             ---------
   Total                                                                       $    11,563

Doubletree Club Hotel - Miami,
FL                               Repair water damage in guestrooms                  12,500
Doubletree Club Hotel - Miami,   Roof repairs on single story portion of
FL                               building                                            2,188
Doubletree Club Hotel - Miami,
FL                               Clean roof HVAC                                       625
Doubletree Club Hotel - Miami,
FL                               Lawn irrigation repairs                            12,500
Doubletree Club Hotel - Miami,
FL                               Repair heaved asphalt                               3,125
Doubletree Club Hotel - Miami,
FL                               Repair spalled concrete curbs                       1,313
Doubletree Club Hotel - Miami,
FL                               Pressurewash & paint exterior sidewalls            36,563
Doubletree Club Hotel - Miami,
FL                               Apply masonry sealer                               20,188
Doubletree Club Hotel - Miami,
FL                               Re-roof upper roof                                             35,719
                                                                                             ---------

   Total                                                                       $   124,719

Doubletree Glenview              Replace flashing                                    2,700
Doubletree Glenview              Remove debris in electrical rooms                     250
Doubletree Glenview              Restore fire enclosure stairwell                      750
Doubletree Glenview              Resurface asphalt                                  42,969
Doubletree Glenview              Repair spalled concrete curbs                       3,750
Doubletree Glenview              PIP                                                         3,100,000
                                                                                             ---------
   Total                                                                       $ 3,150,419

Doubletree Hotel Tallahassee     Repair electrical panels                              438
Doubletree Hotel Tallahassee     Clear fire rating labels on doors                     625
Doubletree Hotel Tallahassee     Repair fire alarm system                            3,125
Doubletree Hotel Tallahassee     Repair fire sprinkler system                        4,375
Doubletree Hotel Tallahassee     Asphalt repairs                                     4,500
Doubletree Hotel Tallahassee     Exterior cleaning                                  17,438
Doubletree Hotel Tallahassee     Remove and replace Rooftop HVAC                    13,750
Doubletree Hotel Tallahassee     Redirect Through-wall AC discharge                              4,688
                                                                                             ---------
   Total                                                                       $    48,938

Radisson Burlington VT           Repair plumbing leaks in hotel lobby                3,375
Radisson Burlington VT           Remove debris in switchgear room                    1,000
Radisson Burlington VT           Concrete repairs to flatwork & stairs               4,188
Radisson Burlington VT           Repair spalling at connector bridge                 2,813
Radisson Burlington VT           Seal sidewall joints                                2,188
Radisson Burlington VT           Repair BoH areas behind pool                       12,500
Radisson Burlington VT           Repair lobby ceiling                               12,500
Radisson Burlington VT           Correct leak at domestic hot water pump             1,688
Radisson Burlington VT           Thermostats                                                    62,500
                                                                                             ---------
   Total                                                                       $   102,750

Radisson Inn Town & Country      Painting exterior walls                             7,000
Radisson Inn Town & Country      Repair acoustical ceilings                                        438
                                                                                             ---------
   Total                                                                       $     7,438

Wyndham Buttes Resort            Repair cracked pavement                             8,750
Wyndham Buttes Resort            Seal pavement                                      36,978
Wyndham Buttes Resort            Repair tennis courts                               13,500
Wyndham Buttes Resort            Roof repairs                                        4,375
Wyndham Buttes Resort            Outside lighting                                      625
Wyndham Buttes Resort            Cooling tower overhaul & water pump                            22,875
                                                                                             ---------
   Total                                                                       $    87,103

Wyndham Hotel Indianapolis       Repair pitched roof                                 4,375
Wyndham Hotel Indianapolis       Repair water damage - room 619                      4,375
Wyndham Hotel Indianapolis       Repair pavement                                    24,063
Wyndham Hotel Indianapolis       Moisture remediation - remaining 2003 costs     1,306,619
Wyndham Hotel Indianapolis       Pool plumbing repairs                               6,125
Wyndham Hotel Indianapolis       Cover French drains                                             1,313
                                                                                             ---------
   Total                                                                       $ 1,346,869

Wyndham Las Colinas              Repair exhaust fans                                   438
Wyndham Las Colinas              Repair electrical switchboard                         438
Wyndham Las Colinas              Moisture remediation                              381,225
Wyndham Las Colinas              Replace catchbasin                                  2,250
Wyndham Las Colinas              Resurface swimming pool                                         3,500
                                                                                             ---------
   Total                                                                       $   387,850

Wyndham Lisle                    Seal pavement                                      11,375
Wyndham Lisle                    Replace exterior doors                              1,250
Wyndham Lisle                    Replace insulated glass with broken seals           4,000
Wyndham Lisle                    Replace heat pumps                                             35,293
                                                                                             ---------
   Total                                                                       $    51,918

Atlanta Midtown                  Resurface whirlpool spa                             2,250
Atlanta Midtown                  Paint rusted surfaces in pool room                  1,875
Atlanta Midtown                  Replace 2 skylights in pool room                    1,500
                                 Replace acoustic tiled ceilings in Whitman
Atlanta Midtown                  Room                                                5,513
Atlanta Midtown                  Cooling tower overhaul                             11,250
Atlanta Midtown                  Repair water damage                                           712,000
Atlanta Midtown                  Elevator door opener                                4,500
Atlanta Midtown                  Tuck point facades/exterior sealing               112,500
Atlanta Midtown                  Insulate central plant room                         1,125
Atlanta Midtown                  Overhaul cooling tower                             11,250
Atlanta Midtown                  Supplemental AC in elevator room                                1,875
                                                                                             ---------
   Total                                                                       $   865,638

Hilton Hotel Cleveland South     Repair asphalt paving                               3,500
Hilton Hotel Cleveland South     Asphalt paving                                                  3,500
                                                                                             ---------
   Total                                                                       $     7,000

Hilton Hotel Parsippany          Pruning                                             2,625
Hilton Hotel Parsippany          Repair/replace pool windows                         2,500
Hilton Hotel Parsippany          Overhaul domestic hot water heat exchangers        23,750
Hilton Hotel Parsippany          Emergency backup generator                                     62,500
                                                                                             ---------
   Total                                                                       $    91,375

Wyndham Bel Age                  Roof Repairs                                        3,125
   Total                                                                       $     3,125

                                 Repair spalled concrete for perimeter roof
Wyndham Franklin Plaza              beam                                            31,250
Wyndham Franklin Plaza           Water damage investigation                                     33,869
Wyndham Franklin Plaza           Replace windows and skylights in pool area         43,750
Wyndham Franklin Plaza           Tub replacement/water damage repairs                          649,784
Wyndham Franklin Plaza           Deck Waterproofing                                            233,465
                                                                                             ---------
   Total                                                                       $   992,119

Wyndham Emerald Plaza            Repair water damage                                            79,076
                                                                                             ---------
   Total                                                                       $    79,076

Hilton Gateway Plaza             Hilton PIP                                                  2,100,000
                                                                                             ---------
   Total                                                                       $ 2,100,000

------------------------------------------------------------------------------------------------------
             TOTAL                                                              10,761,022
======================================================================================================

                                   SCHEDULE IV

                        Organizational Chart of Borrower

                              (Begins on Next Page)

                                   SCHEDULE V

                     Monthly Scheduled Amortization Payments

Wyndham Portfolio - Lehman IV
Amortization Table

-------------------------------------------------------------------------
                               Senior Loan
-------------------------------------------------------------------------
Principal                                                     280,000,000
Am Term                                                            25 Yr.
First Period                                                        4.50%
Coupon
Estimated                                                       6/11/2003
Close Date
-------------------------------------------------------------------------
*  Loan pays on 9th or preceding business day

Period      Date*      Principal
--------------------------------
  1        7/9/2003           --
  2        8/9/2003      319,175
  3        9/9/2003      321,170
  4       10/9/2003      323,177
  5       11/9/2003      325,197
  6       12/9/2003      327,230
  7        1/9/2004      329,275
  8        2/9/2004      331,333
  9        3/9/2004      333,404
 10        4/9/2004      335,488
 11        5/9/2004      337,584
 12        6/9/2004      339,694
 13        7/9/2004      341,817
 14        8/9/2004      343,954
 15        9/9/2004      346,103
 16       10/9/2004      348,267
 17       11/9/2004      350,443
 18       12/9/2004      352,633
 19        1/9/2005      354,837
 20        2/9/2005      357,055
 21        3/9/2005      359,287
 22        4/9/2005      361,532
 23        5/9/2005      363,792
 24        6/9/2005      366,066
 25        7/9/2005      368,354
 26        8/9/2005      370,656
 27        9/9/2005      372,972
 28       10/9/2005      375,303
 29       11/9/2005      377,649
 30       12/9/2005      380,009
 31        1/9/2006      382,384
 32        2/9/2006      384,774
 33        3/9/2006      387,179
 34        4/9/2006      389,599

 35        5/9/2006      392,034
 36        6/9/2006      394,484
 37        7/9/2006      396,950
 38        8/9/2006      399,431
 39        9/9/2006      401,927
 40       10/9/2006      404,439
 41       11/9/2006      406,967
 42       12/9/2006      409,510
 43        1/9/2007      412,070
 44        2/9/2007      414,645
 45        3/9/2007      417,237
 46        4/9/2007      419,845
 47        5/9/2007      422,469
 48        6/9/2007      425,109
 49        7/9/2007      427,766
 50        8/9/2007      430,440
 51        9/9/2007      433,130
 52       10/9/2007      435,837
 53       11/9/2007      438,561
 54       12/9/2007      441,302
 55        1/9/2008      444,060
 56        2/9/2008      446,835
 57        3/9/2008      449,628
 58        4/9/2008      452,438
 59        5/9/2008      455,266
 60        6/9/2008      458,111
 61        7/9/2008      460,975
 62        8/9/2008      463,856
 63        9/9/2008      466,755
 64       10/9/2008      469,672
 65       11/9/2008      472,607
 66       12/9/2008      475,561
 67        1/9/2009      478,533
 68        2/9/2009      481,524
 69        3/9/2009      484,534
 70        4/9/2009      487,562
 71        5/9/2009      490,609
 72        6/9/2009      493,676
 73        7/9/2009      496,761
 74        8/9/2009      499,866
 75        9/9/2009      502,990
 76       10/9/2009      506,134
 77       11/9/2009      509,297
 78       12/9/2009      512,480
 79        1/9/2010      515,683
 80        2/9/2010      518,906
 81        3/9/2010      522,149
 82        4/9/2010      525,413
 83        5/9/2010      528,697
 84        6/9/2010      532,001
 85        7/9/2010      535,326
 86        8/9/2010      538,672

 87        9/9/2010      542,039
 88       10/9/2010      545,426
 89       11/9/2010      548,835
 90       12/9/2010      552,265
 91        1/9/2011      555,717
 92        2/9/2011      559,190
 93        3/9/2011      562,685
 94        4/9/2011      566,202
 95        5/9/2011      569,741
 96        6/9/2011      573,302
 97        7/9/2011      576,885
 98        8/9/2011      580,490
 99        9/9/2011      584,118
100       10/9/2011      587,769
101       11/9/2011      591,443
102       12/9/2011      595,139
103        1/9/2012      598,859
104        2/9/2012      602,602
105        3/9/2012      606,368
106        4/9/2012      610,158
107        5/9/2012      613,971
108        6/9/2012      617,809
109        7/9/2012      621,670
110        8/9/2012      625,555
111        9/9/2012      629,465
112       10/9/2012      633,399
113       11/9/2012      637,358
114       12/9/2012      641,341
115        1/9/2013      645,350
116        2/9/2013      649,383
117        3/9/2013      653,442
118        4/9/2013      657,526
119        5/9/2013      661,635
120        6/9/2013      665,771
121        7/9/2013      669,932
122        8/9/2013      674,119
123        9/9/2013      678,332
124       10/9/2013      682,572
125       11/9/2013      686,838
126       12/9/2013      691,130
127        1/9/2014      695,450
128        2/9/2014      699,797
129        3/9/2014      704,170
130        4/9/2014      708,571
131        5/9/2014      713,000
132        6/9/2014      717,456
133        7/9/2014      721,940
134        8/9/2014      726,452
135        9/9/2014      730,993
136       10/9/2014      735,561
137       11/9/2014      740,159
138       12/9/2014      744,785

139        1/9/2015      749,440
140        2/9/2015      754,124
141        3/9/2015      758,837
142        4/9/2015      763,580
143        5/9/2015      768,352
144        6/9/2015      773,154
145        7/9/2015      777,986
146        8/9/2015      782,849
147        9/9/2015      787,742
148       10/9/2015      792,665
149       11/9/2015      797,619
150       12/9/2015      802,604
151        1/9/2016      807,621
152        2/9/2016      812,668
153        3/9/2016      817,747
154        4/9/2016      822,858
155        5/9/2016      828,001
156        6/9/2016      833,176
157        7/9/2016      838,384
158        8/9/2016      843,623
159        9/9/2016      848,896
160       10/9/2016      854,202
161       11/9/2016      859,540
162       12/9/2016      864,913
163        1/9/2017      870,318
164        2/9/2017      875,758
165        3/9/2017      881,231
166        4/9/2017      886,739
167        5/9/2017      892,281
168        6/9/2017      897,858
169        7/9/2017      903,469
170        8/9/2017      909,116
171        9/9/2017      914,798
172       10/9/2017      920,516
173       11/9/2017      926,269
174       12/9/2017      932,058
175        1/9/2018      937,883
176        2/9/2018      943,745
177        3/9/2018      949,644
178        4/9/2018      955,579
179        5/9/2018      961,551
180        6/9/2018      967,561
181        7/9/2018      973,608
182        8/9/2018      979,693
183        9/9/2018      985,816
184       10/9/2018      991,978
185       11/9/2018      998,177
186       12/9/2018    1,004,416
187        1/9/2019    1,010,694
188        2/9/2019    1,017,011
189        3/9/2019    1,023,367
190        4/9/2019    1,029,763

191        5/9/2019    1,036,199
192        6/9/2019    1,042,675
193        7/9/2019    1,049,192
194        8/9/2019    1,055,749
195        9/9/2019    1,062,348
196       10/9/2019    1,068,987
197       11/9/2019    1,075,669
198       12/9/2019    1,082,392
199        1/9/2020    1,089,156
200        2/9/2020    1,095,964
201        3/9/2020    1,102,813
202        4/9/2020    1,109,706
203        5/9/2020    1,116,642
204        6/9/2020    1,123,621
205        7/9/2020    1,130,643
206        8/9/2020    1,137,710
207        9/9/2020    1,144,821
208       10/9/2020    1,151,976
209       11/9/2020    1,159,176
210       12/9/2020    1,166,420
211        1/9/2021    1,173,710
212        2/9/2021    1,181,046
213        3/9/2021    1,188,428
214        4/9/2021    1,195,855
215        5/9/2021    1,203,329
216        6/9/2021    1,210,850
217        7/9/2021    1,218,418
218        8/9/2021    1,226,033
219        9/9/2021    1,233,696
220       10/9/2021    1,241,407
221       11/9/2021    1,249,165
222       12/9/2021    1,256,973
223        1/9/2022    1,264,829
224        2/9/2022    1,272,734
225        3/9/2022    1,280,688
226        4/9/2022    1,288,693
227        5/9/2022    1,296,747
228        6/9/2022    1,304,852
229        7/9/2022    1,313,007
230        8/9/2022    1,321,213
231        9/9/2022    1,329,471
232       10/9/2022    1,337,780
233       11/9/2022    1,346,141
234       12/9/2022    1,354,555
235        1/9/2023    1,363,021
236        2/9/2023    1,371,540
237        3/9/2023    1,380,112
238        4/9/2023    1,388,737
239        5/9/2023    1,397,417
240        6/9/2023    1,406,151
241        7/9/2023    1,414,939
242        8/9/2023    1,423,783

243        9/9/2023    1,432,681
244       10/9/2023    1,441,636
245       11/9/2023    1,450,646
246       12/9/2023    1,459,712
247        1/9/2024    1,468,835
248        2/9/2024    1,478,016
249        3/9/2024    1,487,253
250        4/9/2024    1,496,549
251        5/9/2024    1,505,902
252        6/9/2024    1,515,314
253        7/9/2024    1,524,785
254        8/9/2024    1,534,315
255        9/9/2024    1,543,904
256       10/9/2024    1,553,553
257       11/9/2024    1,563,263
258       12/9/2024    1,573,034
259        1/9/2025    1,582,865
260        2/9/2025    1,592,758
261        3/9/2025    1,602,713
262        4/9/2025    1,612,730
263        5/9/2025    1,622,809
264        6/9/2025    1,632,952
265        7/9/2025    1,643,158
266        8/9/2025    1,653,427
267        9/9/2025    1,663,761
268       10/9/2025    1,674,160
269       11/9/2025    1,684,623
270       12/9/2025    1,695,152
271        1/9/2026    1,705,747
272        2/9/2026    1,716,408
273        3/9/2026    1,727,135
274        4/9/2026    1,737,930
275        5/9/2026    1,748,792
276        6/9/2026    1,759,722
277        7/9/2026    1,770,720
278        8/9/2026    1,781,787
279        9/9/2026    1,792,923
280       10/9/2026    1,804,129
281       11/9/2026    1,815,405
282       12/9/2026    1,826,751
283        1/9/2027    1,838,168
284        2/9/2027    1,849,657
285        3/9/2027    1,861,217
286        4/9/2027    1,872,850
287        5/9/2027    1,884,555
288        6/9/2027    1,896,334
289        7/9/2027    1,908,186
290        8/9/2027    1,920,112
291        9/9/2027    1,932,113
292       10/9/2027    1,944,188
293       11/9/2027    1,956,340
294       12/9/2027    1,968,567

295        1/9/2028    1,980,870
296        2/9/2028    1,993,251
297        3/9/2028    2,005,709
298        4/9/2028    2,018,244
299        5/9/2028    2,030,858
300        6/9/2028    2,043,551
301        7/9/2028    2,056,323
302        8/9/2028           --

                                   SCHEDULE VI

                                  Ground Leases

Wyndham Franklin Plaza, Philadelphia, Pennsylvania

1. That certain Ground Lease (the "Lease") dated June 28, 1999 between W-Franklin, L.P., a Delaware limited partnership, as lessee and Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, as lessor, a Memorandum of Ground Lease of which was recorded in Deed Book JTD 1093, Page 491 of the Recorder's Office of the County of Philadelphia, regarding certain real property located in the City of Philadelphia.

2.   That certain Lease Modification Agreement dated as of June   , 2003 between
                                                                --
     W-Franklin, L.P., a Delaware limited liability partnership, as lessee, and Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, as lessor.

Wyndham Buttes Resort, Tempe, Arizona

1. That certain Ground Lease dated November 20, 1984 between Westcox Hotel Company, predecessor-in-interest to W-Buttes, LLC, as lessee, and City of Tempe, a municipal corporation of the State of Arizona, as lessor, as amended by that certain Addendum No. 1 dated May 30, 1986, as amended by that certain Addendum No. 2 dated February 20, 1987, and as amended by that certain Addendum No. 3 dated May 22, 1989). A Memorandum of Ground Lease and Addendum No. 1 was recorded on October 15, 1986 in the Official Records of Maricopa County (the "Recording Office") as Instrument No. 86-565646, as corrected by that certain Memorandum of Lease recorded on February 3, 1987 in the Recording Office as Instrument No. 87-068485. A Memorandum of Addendum No. 2 and Addendum No. 3 was recorded on August 13, 1990 in the Recording Office as Instrument No. 90-365694.

                                  SCHEDULE VII

                             O&M Program Properties

Property                    Location
--------                    --------
Wyndham Buttes Resort       Tempe, AZ

Wyndham Bel Age             West Hollywood

Doubletree Miami            Miami, FL

Doubletree Tallahassee      Tallahassee, FL

Crowne Plaza Ravinia        Atlanta, GA

Wyndham Hotel Midtown       Atlanta, GA

Doubletree Des Plaines      Des Plaines, IL

Doubletree Hotel            Glenview, IL

Wyndham Hotel NW Chicago    Chicago, IL

Hilton Gateway              Newark, NJ

Hilton Cleveland South      Independence, OH

Franklin Plaza              Philadelphia, PA

Radisson Towne & Country    Houston, TX

Radisson Hotel              Burlington, VT

Wyndham Hotel Las Colinas   Irving, TX

Wyndham Franklin Plaza      Philadelphia, PA

Hilton Hotel Parsippany     Parsippany, NJ

                                  SCHEDULE VIII

                                      None

                                   SCHEDULE IX

                                      None

                                   SCHEDULE X

                        Franchise Agreement / Franchisor

--------------------------------------------------------------------------------
Hotel Name             Franchisor             Franchise Agreement
--------------------------------------------------------------------------------
Doubletree Hotel       Hilton Hotels          License Agreement dated June 4,
(Glenview, IL)         Corporation./ Hilton   1999 between Doubletree Hotel
                       Inns, Inc.             Systems, Inc., an Arizona
                                              corporation, as Licensor, and DT
                                              Glenview, LLC, a Delaware limited
                                              liability company, as Licensee
--------------------------------------------------------------------------------
Hilton Hotel           Hilton Hotels          License Agreement dated October
Cleveland South        Corporation./ Hilton   1995 between Hilton Inns, Inc., a
(Independence, OH)     Inns, Inc.             Delaware corporation, as Licensor,
                                              and CHC Lease Partners, a Delaware
                                              general partnership, as Licensee,
                                              as assigned by that certain
                                              Assignment and Assumption of
                                              License Agreement dated June 28,
                                              1999 between CHC Lease Partners,
                                              as Assignor, and H-Cleveland, LLC,
                                              a Delaware limited liability
                                              company, as Assignee
--------------------------------------------------------------------------------
Radisson Inn Towne &   Radisson Hotels        License Agreement dated October 2,
Country (Houston,      International, Inc.    1995 between Radisson Hotels
TX)                                           International, Inc., a Delaware
                                              corporation, as Licensor and CHC
                                              Lease Partners, a Delaware general
                                              partnership, as Licensee, as
                                              assigned by that certain
                                              Assignment and Assumption of
                                              License Agreement dated June 28,
                                              1999 between CHC Lease Partners,
                                              as Assignor, and R-Houston, L.P.,
                                              a Delaware limited partnership, as
                                              Assignee
--------------------------------------------------------------------------------
Hilton Gateway Plaza   Hilton Hotels          Amended and Restated License
(Newark, NJ)           Corporation./ Hilton   Agreement dated August 20, 1997
                       Inns, Inc.             between Hilton Inns, Inc., a
                                              Delaware corporation, as Licensor,
                                              and IHC Realty Partnership, L.P.,
                                              a Delaware limited partnership, as
                                              Licensee, as assigned by that
                                              certain Assignment and Assumption
                                              of License Agreement dated June 2,
                                              1998 between IHC Realty
                                              Partnership, L.P., as Assignor and
                                              Wyndham International Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, as Assignee,
                                              as further assigned by that
                                              certain Assignment and Assumption
                                              of License Agreement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              dated June 28, 1999 between
                                              Wyndham International Operating
                                              Partnership, L.P., as Assignor,
                                              and H-Gateway, LLC, a Delaware
                                              limited liability company, as
                                              Assignee
--------------------------------------------------------------------------------
Hilton Hotel           Hilton Hotels          Amended and Restated License
(Parsippany, NJ)       Corporation./ Hilton   Agreement dated August 15, 1997
                       Inns, Inc.             between Hilton Inns, Inc., a
                                              Delaware corporation, as Licensor,
                                              and IHC Realty Partnership, L.P.,
                                              a Delaware limited partnership, as
                                              Licensee, as assigned by that
                                              certain Assignment and Assumption
                                              of License Agreement dated June 2,
                                              1998 between IHC Realty
                                              Partnership, L.P., as Assignor and
                                              Wyndham International Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, as Assignee,
                                              as further assigned by that
                                              certain Assignment and Assumption
                                              of License Agreement dated June
                                              28, 1999 between Wyndham
                                              International Operating
                                              Partnership, L.P., as Assignor and
                                              Parsippany, LLC, a Delaware
                                              limited liability company, as
                                              Assignee
--------------------------------------------------------------------------------
Radisson Inn           Radisson Hotels        License Agreement dated December
(Burlington, VT)       International, Inc.    20, 1996 between Radisson Hotels
                                              International, Inc., a Delaware
                                              corporation, as Licensor and
                                              Interstone Partners I, L.P., a
                                              Delaware limited partnership, as
                                              Licensee, as assigned by that
                                              certain Assignment and Assumption
                                              of License Agreement dated June
                                              28, 1999 between IHC Realty
                                              Partnership, L.P., a Delaware
                                              limited liability company and the
                                              successor-in-interest of
                                              Interstone Partners I, L.P., as
                                              Assignor and Rad-Burl, LLC, a
                                              Delaware limited liability
                                              company, as Assignee
--------------------------------------------------------------------------------
Crowne Plaza Ravinia   Holiday Hospitality    License Agreement dated December
(Atlanta, GA)          Franchising, Inc.      1, 1995 between Holiday Inns
                                              Franchising, Inc., a Delaware
                                              corporation, as Licensor, and PAH
                                              Ravinia, Inc., a Virginia
                                              corporation, as Licensee, as
                                              assigned by that certain
                                              Assignment and Assumption
                                              Agreement dated June, 1999 between
                                              PAH Ravinia, Inc., as Assignor and
                                              Ravinia, LLC, a Delaware limited
                                              liability company, as Assignee
--------------------------------------------------------------------------------

                                   SCHEDULE XI

                               Special Assessments

        Hotel                         Special Assessment Referred to As
        -----                         ---------------------------------

Wyndham Franklin Plaza           Center City District Assessment

Wyndham Buttes Resort            Lease Excise Tax or "in lieu of" property tax

Hilton Gateway Plaza, Newark     Downtown Special Improvement District
                                 Hotel Occupancy Tax offset (pay
                                 real estate tax and take credit
                                 against Hotel Occ Tax)

Wyndham Las Colinas              Las Colinas Association Assessment

Radisson Inn, Burlington VT      Downtown District

                                  SCHEDULE XII

                                 Sale Properties

Property                       Address
--------                       -------

Wyndham Hotel Midtown          Atlanta, GA

Doubletree Club Hotel          Miami, FL

Doubletree Hotel               Glenview, IL

Hilton Hotel Cleveland South   Independence, OH

Radisson Inn Towne & Country   Houston, TX

Doubletree Club Hotel          Des Plaines, IL

Doubletree Hotel               Tallahassee, FL

Hilton Gateway Plaza           Newark, NJ

Hilton Hotel                   Parsippany, NJ

Radisson Inn                   Burlington, VT

Crowne Plaza Ravinia           Atlanta, GA

Windham Los Colinas            Dallas, TX

                                  SCHEDULE XIII

                               Litigation Schedule

                           (begins on following page)

                                  SCHEDULE XIV

                                Borrower Defaults

                                      NONE

                                   SCHEDULE XV

                                Insurance Claims

                           (begins on following page)

                                  SCHEDULE XVI

                               Rent Roll / Leases

                           (begins on following page)

                                  SCHEDULE XVII

                                 Lease Defaults

                                      NONE

                                 SCHEDULE XVIII

                               Required Lease Work

                                      NONE

                                  SCHEDULE XIX

                                Lease Assignments

                                      NONE

                                   SCHEDULE XX

                                      Taxes

                                      NONE

                                  SCHEDULE XXI

                            Permitted FF&E Financing

With respect to each Individual Property, two percent (2.0%) of Gross Income from Operations for the full calendar month preceding the date of the calculation

                                  SCHEDULE XXII

                                Property Manager

Property                            Address                Property Manager
--------                            -------                ----------------
Wyndham Hotel Midtown          Atlanta, GA          Wyndham Management Corporation

Doubletree Club Hotel          Miami, FL            DT Management, Inc.

Doubletree Hotel               Glenview, IL         PAH Management Corporation

Hilton Hotel Cleveland South   Independence, OH     PAH Management Corporation

Radisson Inn Towne & Country   Houston, TX          PAH Management Corporation

Doubletree Club Hotel          Des Plaines, IL      DT Management, Inc.

Doubletree Hotel               Tallahassee, FL      DT Management, Inc.

Hilton Gateway Plaza           Newark, NJ           PAH Management Corporation

Hilton Hotel                   Parsippany, NJ       PAH Management Corporation

Radisson Inn                   Burlington, VT       PAH Management Corporation

Crowne Plaza Ravinia           Atlanta, GA          PAH Management Corporation

Wyndham Bel Age                West Hollywood, CA   Wyndham Management Corporation

Wyndham Emerald Plaza          San Diego, CA        Wyndham Management Corporation

Wyndham Franklin Plaza         Philadelphia, PA     Wyndham Management Corporation

Wyndham Buttes Resort          Tempe, AZ            Wyndham Management Corporation

Wyndham Hotel                  Lisle, IL            Wyndham Management Corporation

Wyndham NW Chicago             Itasca, IL           Wyndham Management Corporation

Wyndham Hotel                  Indianapolis, IN     Wyndham Management Corporation

Wyndham Garden Los Colinas     Dallas, Texas        Wyndham Management Corporation

                                 SCHEDULE XXIII

                             Non-Wyndham Properties

--------------------------------------------------------------------------------
Doubletree Hotel (Glenview, IL)
--------------------------------------------------------------------------------
Hilton Hotel Cleveland South (Independence, OH)
--------------------------------------------------------------------------------
Radisson Inn Towne & Country (Houston, TX)
--------------------------------------------------------------------------------
Hilton Gateview Plaza (Newark, NJ)
--------------------------------------------------------------------------------
Hilton Hotel (Parsippany, NJ)
--------------------------------------------------------------------------------
Radisson Inn (Burlington, VT)
--------------------------------------------------------------------------------
Crowne Plaza Ravinia (Atlanta, GA)
--------------------------------------------------------------------------------
Doubletree Club Hotel (Miami, FL)
--------------------------------------------------------------------------------
Doubletree Club Hotel (Des Plaines, IL)
--------------------------------------------------------------------------------
Doubletree Hotel (Tallahassee, FL)
--------------------------------------------------------------------------------

                                  SCHEDULE XXIV

                               Mezzanine Borrowers

                                  SCHEDULE XXV

                                  Condemnations

                                  SCHEDULE XXVI

                                Lease Exceptions

     1. Rent under that certain lease dated as of January 1, 2002 between Doubletree Club Hotel, as landlord, and Societe International De Telecommunications Aeronautiques, as tenant, (the "Societe International Lease") is required to be paid on a semi annual basis pursuant to the terms of the Societe International Lease.

     2. Rent under that certain lease dated August 7, 1995 between Parsippany Hotel Joint Venture, as landlord and The Prudential Insurance Company of American, as tenant, (the "Prudential Lease") is required to be paid on an annual basis pursuant to the terms of the Prudential Lease.

                                 SCHEDULE XXVII

                                  FF&E Deposits
                                WYNDHAM PORTFOLIO

                              INITIAL FF&E RESERVES
     To be required within 12 months from date of closing or an earlier date if required by code, statute, or franchise agreements.

Property                        Description      Reserve
----------------------------------------------------------

Doubletree Club Des Plaines     FF&E Reserves      206,265
                                                ----------
   Total                                        $  206,265

Doubletree Club Hotel - Miami   FF&E Reserves      126,525
                                                ----------
   Total                                        $  126,525

Doubletree Hotel Tallahassee    FF&E Reserves      718,958
                                                ----------
   Total                                        $  718,958

Wyndham Buttes Resort           FF&E Reserves      141,509
                                                ----------
   Total                                        $  141,509

----------------------------------------------------------
   TOTAL                                         1,193,257
==========================================================

                                    EXHIBIT A

                                  [TO BE ADDED]

                              Property Account Bank
                           Property Account Agreement

                                    EXHIBIT B

                              Tenant Notice Letter

                             TENANT DIRECTION LETTER

                                                                        , 200
                                                         ---------------     ---

[Addressee]

     Re:  Payment Direction Letter for
                                       -------------------
                                              (the "Property")
          -----------------------------------

Dear [______]:

                                    , a                            ("Borrower"),
     -------------------------------    --------------------------
the owner of the Property, has mortgaged the Property to Lehman Ali, Inc. (together with its successors and assigns, "Lender") and has agreed that all rents due for the Property will be paid directly to a bank selected by Borrower and approved by Lender. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the "Lease") should be sent directly to the following address:

                    [BANK'S ADDRESS]

                    -----------------------------
                    -----------------------------
                    or by wire transfer to:

                    Bank:
                    ABA No.:
                    Account No.:
                    Account Name:             Clearing Account, Lehman Ali, Inc.
                                  -----------

         All checks should be made out to "                                 ".
                                           ---------------------------------

     These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent ("Servicer"), or pursuant to a joint written instruction from Borrower and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all rent
payments due under the Lease to                  . All rent payments must be
                                -----------------
delivered to                   no later than the day on which such amounts are
             -----------------
due under the Lease.

     If you have any questions concerning this letter, please contact
                   of Borrower at                  or                        of
------------------                ----------------    ----------------------
Lender at                  or                  of Servicer at
          ----------------    ----------------                ----------------
We appreciate your cooperation in this matter.

                                  BORROWER

                                                            , a
                                  --------------------------    ---------


                                  By:                     , a                  ,
                                      --------------------     ----- ----------
                                      its
                                          ---------------


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT C

                     Form of Assignment of Interest Rate Cap

                    ASSIGNMENT OF INTEREST RATE CAP AGREEMENT
                             AND SECURITY AGREEMENT

          THIS ASSIGNMENT OF INTEREST RATE CAP AGREEMENT AND SECURITY AGREEMENT
("Assignment") is made as of the     day of June, 2003, by the parties listed on
                                 ---
Schedule A attached hereto, each having an address at 1950 Stemmons Freeway, Suite 6100, Dallas, Texas 75207 ("Borrower") to LEHMAN ALI INC., a Delaware corporation, having an address at 399 Park Avenue, 8th Floor, New York, New York 10022, individually and as Agent for one or more Co-Lenders ("Lender").

                                    RECITALS:

          A. Lender has advanced a loan to Borrower in the principal sum of DOLLARS ($_________________) (the "Loan") advanced pursuant to
-----------------
that certain Loan Agreement of even date herewith between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Loan Agreement").

          B. The Loan is secured by, among other things the "Security Instruments" (as defined in the Loan Agreement) which grants Lender a first lien on the properties encumbered thereby (collectively, the "Property") and is further evidenced by the Note (as defined in the Loan Agreement). The Note, the Loan Agreement, the Security Instruments, this Assignment and any of the other documents evidencing or securing the Loan or executed or delivered in connection therewith are collectively referred to as the "Loan Documents."

          C. Lender requires that Borrower assign to Lender as additional security for the payment of the Loan and the observance and performance by Borrower of the terms, covenants and conditions of the Loan Agreement, the Note, the Security Instruments and the other Loan Documents on the part of Borrower to be observed and performed, all of Borrower's right, title and interest in and to all payments to be made to Borrower pursuant to that certain [Rate Cap
Transaction Agreement/Confirmation] in the notional amount of $          dated
                                                               ---------
June     , 2003 (the "Cap Agreement") between [_________________] (the "Cap
     ----
Seller") and Borrower.

                                   AGREEMENT:

          For good and valuable consideration the parties hereto agree as follows:

          1. Assignment of the Cap Agreement.

               (a) As additional collateral security for the Loan and the observance and performance by Borrower of the terms, covenants and conditions of the Loan Agreement, the

Note, the Security Instruments and the other Loan Documents on the part of Borrower to be observed or performed, Borrower hereby transfers, sets over and assigns to Lender all of Borrower's right, title and interest in and to all payments to be made to Borrower from the Cap Seller pursuant to the Cap Agreement ("Cap Agreement Payments"). Subject to the provisions of the Loan Agreement, Lender, in its sole and absolute discretion, may use such Cap Agreement Payments for any purpose, including but not limited to (i) payment of monthly interest payments due under the Note, (ii) if an Event of Default exists, repayment of any indebtedness secured by the Security Instruments, including but not limited to principal prepayments and the prepayment consideration due upon a full or partial prepayment (as applicable); provided, however, that such application of funds shall not cure or be deemed to cure any Event of Default or default thereunder; (iii) reimbursement of Lender for all losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default or default hereunder payable by Borrower pursuant to the terms of the Loan Documents; or
(iv) payment of any amount expended in exercising any and all rights and remedies with respect to the Loan Documents, available to Lender at law or in equity or under this Agreement or under the Loan Agreement, the Note, the Security Instruments or any of the other Loan Documents.

               (b) The Cap Seller shall be entitled to conclusively, without liability, rely, without investigation, on any notice or instructions (including, without limitation, with respect to the Cap Agreement Payments) received by the Cap Seller from Lender, or Lender's successors and/or assigns.

          2. Borrower's Covenants. Borrower hereby covenants with Lender that during the term of this Assignment: (a) Borrower shall fulfill and perform each and every term, covenant and provision of the Cap Agreement to be fulfilled or performed by Borrower thereunder, if any, (b) Borrower shall, in the manner provided for in this Assignment, give prompt notice to Lender of any notice received by Borrower under the Cap Agreement, together with a complete copy of any such notice, and (c) Borrower shall not terminate or amend any of the terms or provisions of the Cap Agreement, except as may be expressly permitted pursuant to the terms of the Cap Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion.

          3. Governing Law. This Assignment shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

          4. Notices. All notices or other written communications hereunder shall be deemed to have been properly given and become effective as provided in the Loan Agreement.

          Notices to the Cap Seller shall be sent as follows:

          ----------------------

          ----------------------

          ----------------------

          Attention:
                         ----------
          Facsimile No.:
                         ----------

          5. No Oral Change. This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          6. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

          7. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

          8. Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          9. Duplicate Originals; Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          10. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          11. Secondary Market. Lender may sell, transfer and deliver the Note and assign the Security Instrument, this Assignment and the other Loan Documents in the secondary mortgage market whether or not in connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, this Assignment and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

          12. Miscellaneous.

          (a) Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          (b) Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, in connection with retained firms.

          (c) Nothing herein is intended, and nothing herein shall be construed, to impose upon Lender any liability or obligation of Borrower under the Cap Agreement.

          13. Right to Cure Defaults. In addition to, and in no way limiting other remedies available to Lender under this Assignment, the Loan Agreement, the Note, the Security Instruments, or the other Loan Documents, if Borrower shall default in the performance or observance of any term, covenant or condition of the Cap Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Assignment or the Loan Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Cap Agreement on the part of Borrower to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Cap Agreement shall be kept unimpaired and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action and Borrower shall within ten (10) days after request by Lender, reimburse Lender for same. Any such payment made or sums expended by Lender on behalf of Borrower shall be added to the Debt.

          14. Remedies Cumulative. None of the rights and remedies herein conferred upon or reserved to Lender under this Assignment are intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender. In addition, Lender may exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code.

          15. Further Assurances. Borrower shall, at its sole expense, give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such security interest.

          16. Security Agreement. This Assignment is a "security agreement" within the meaning of the Uniform Commercial Code.

          17. Cap Seller Notification Letter. Borrower represents, warrants and covenants that concurrently with the execution of this Assignment, Borrower shall send a notice, in the form of Exhibit A attached hereto, to Cap Seller.

          18. Borrower Representations and Warranties.

          (a) Borrower represents and warrants to Lender that (i) a true and correct copy of the Cap Agreement has been delivered to Lender and the Cap Agreement has not been amended or modified in any respect, (ii) Borrower has all necessary right, power and authority to enter into the Cap Agreement and perform its obligations thereunder, (iii) Borrower is in compliance with all of the terms and conditions of the Cap Agreement and has performed all of its obligations thereunder, (iv) Borrower has all necessary right, power and authority to make the assignment and grant the security interest herein provided for, (v) Borrower's interest in the Cap Agreement and Cap Agreement Payments is free and clear of any liens or claims in favor of any other person, firm or corporation and (vi) Borrower's only place of business and the only location where Borrower maintains records relating to accounts or the Cap Agreement is 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207.

          (b) Borrower represents and warrants to Lender that (i) it will not without Lender's prior written consent, request or direct the Cap Seller to pay any Cap Agreement Payments to an account other than the Lockbox Account and (ii) it will not assign, transfer or grant any lien on the Cap Agreement or Cap Agreement Payments.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date first written above.

                                        BORROWER

                                                                  , a
                                        --------------------------    ----------


                                        By:                     ,  a
                                            --------------------      -----
                                                      , its
                                            ----------      ---------------


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                        LEHMAN ALI INC., a Delaware corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    Exhibit A

[CAP SELLER]

          Re: Rate Cap Transaction Agreement/Confirmation in the notional amount
of $           dated as of June   , 2003 (the "Cap Agreement") between
    ----------                  --
[______________], as cap seller ("Cap Seller") and
                                                   -----------------
("Borrower").

Gentlemen:

          On June   , 2003, Lehman Ali, Inc. as lender ("Lender") funded a first
                  --
mortgage loan (the "Loan") to Borrower, as borrower, encumbering
                 . This letter shall constitute notice to Cap Seller that (a)
-----------------
Borrower has granted a security interest in the Cap Agreement in favor of Lender, to secure certain of Borrower's obligations under the Loan and (b) Borrower has agreed not to terminate or amend any of the terms or provisions of the Cap Agreement, except as may be expressly permitted pursuant to the terms of the Cap Agreement, without the prior written consent of Lender.

          Borrower hereby authorizes and directs Cap Seller as of the date hereof to make all payments due Borrower under the Cap Agreement by wire transfer to the following account:

          [Bank's Address]

          Account No.
                      ----------------

          Attention:
                      ----------------

          ABA No.:
                      ----------------

          The instructions set forth herein are not subject to modification or amendment except by written notice executed by Lender only.

                                   Sincerely,

                                        BORROWER

                                                                  , a
                                        --------------------------    ----------


                                        By:                     ,  a
                                            --------------------      -----
                                                      , its
                                            ----------      ---------------


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

ACKNOWLEDGMENT AND AGREEMENT

Cap Seller acknowledges notice of the security interest of Lender and hereby confirms that it will honor the above instructions. Furthermore, the Cap Seller hereby agrees that it shall not amend, modify, or terminate the Cap Agreement, except as may be expressly permitted pursuant to the terms of the Cap Agreement, without the prior written consent of Lender.

[CAP SELLER]


By:
    ------------------------------------
    Name:
    Title:

Dated as of: June   , 2003
                  --

                                    EXHIBIT D

                                                                          , 200
                                                         -----------------     -

[ADDRESSEE]

          Re: Payment Direction Letter for (describe property) (the "Property")
              [VISA/MASTERCARD/AMERICAN EXPRESS/
              DISCOVER Account No: _________________]

To Whom it May Concern:

          A new cash management system has been adopted in connection with our loan from Lehman Ali, Inc., its successors and/or assigns ("Lender"). Consequently, from and after the date of this letter, all payments due the undersigned should be delivered as follows:

     (a) If by check, money order, or its equivalent, please mail such items to:

          -------------------------

          -------------------------

          -------------------------
          Attention:
                     --------------

     (b) If by wire transfer to:

          Payee:
                                  -----------------
          ABA Routing #:
                                  -----------------
          For Account: Account #:
                                  -----------------
          Bank Contact:
                                  -----------------

          This payment direction may not be rescinded or altered, except by a written direction signed by Lender or its agent.

          We appreciate your cooperation.

                                   Very truly yours,

                                        BORROWER

                                                                  , a
                                        --------------------------    ---------


                                        By:                     ,  a
                                            --------------------     ------
                                                      , its
                                            ----------      ---------------


                                            By:
                                                --------------------------------
                                                Name:

                                                Title:

                                    EXHIBIT E

STATE OF
         ------------------

COUNTY OF
          -----------------

                                IRREVOCABLE PROXY

     This Irrevocable Proxy (this "Proxy") given this     day of June   , 2003
                                                      ---             --
by and between                       ,                        having its
               ----------------------  ----------------------
principal place of business at
                                           (hereinafter referred to as
-------------------------------------------
"Borrower") and LEHMAN ALI INC., a Delaware corporation, having an address at 399 Park Avenue, 8th Floor, New York, New York 10022, (hereafter referred to as the "Lender").

     WHEREAS Lender intends to make a loan (the "Loan") to Borrower and its affiliates in the principal amount of [$_____________], or so much thereof as has been advanced pursuant to the terms of that certain Loan Agreement dated the date hereof between Borrower and its affiliates and Lender (said agreement, as the same may be extended, renewed, modified, substituted or amended, the "Loan Agreement"), which Loan is evidenced by that certain Promissory Note dated as of the date hereof by Borrower and its affiliates in favor of Lender in the principal sum of [$_____________] (said note, as the same may be extended, renewed, modified, substituted or amended, collectively, the "Note"). The Note is to be secured by a first mortgage on the units owned by Borrower in the
              Condominium (the "Condominium") and more particularly described on
-------------
Exhibit A attached hereto (the "Units"); and

     WHEREAS Lender is willing to make the Loan to Borrower only if Borrower grants to Lender an irrevocable proxy to vote and otherwise act as a unit owner with respect to Borrower's ownership of the Unit upon (1) the occurrence and during the continuance of an "Event of Default" as defined in the Loan Agreement and/or (2) subject to the provisions of Section 6.4 of the Loan Agreement, the occurrence of a casualty or condemnation affecting the Unit;

     NOW, THEREFORE, Borrower and Lender agree as follows:

     Section 1. Irrevocable Proxy.

     a. The Borrower irrevocably appoints the Lender, its successors and assigns as its true and lawful attorney and proxy with full power of substitution for and in its name, to vote and otherwise act with respect to the Units at all annual, special, and other meetings of the unit owners of the Condominium (or by written consent in lieu thereof) and at any other time Borrower is required to vote or act as a unit owner.

     b. The Borrower understands and agrees that the appointment and proxy granted to the Lender by Section 1(a) of this Proxy is irrevocable and coupled with an interest and, except as otherwise provided in Section 2 of this Proxy, shall not terminate by operation of law, whether by dissolution, bankruptcy, or the occurrence of any other event.

     c. Borrower and Lender further understand and agree that this Proxy relates to all voting rights whether limited, fixed, or contingent with respect to the ownership of the Unit.

     Section 2. Term. This Proxy shall terminate upon repayment in full of the Loan, all interest due thereon and all other amounts owed by Borrower to Lender under the Note, the Loan Agreement, the Security Instrument and other Loan Documents (as defined in the Loan Agreement) at the time of such repaying of the Loan. Lender shall execute any document reasonably requested by Borrower showing such termination.

     Section 3. Lender's Obligation. Lender agrees to exercise its rights under this Proxy only upon (1) the occurrence and during the continuance of an Event of Default and/or (2) subject to the provisions of the Section 6.4 of the Loan Agreement, the occurrence of a casualty of a condemnation affecting the Unit.

     Section 4. Benefit and Burden. This Proxy shall inure to the benefit of, and shall be binding upon, the Borrower and the Lender and their respective successors and assigns.

     Section 5. Modifications. This Proxy or any of its provisions may be modified, waived, discharged, or terminated only by an instrument in writing executed by the Borrower and the Lender.

     Section 6. Waiver. The failure of the Borrower or the Lender, or both, to comply, or insist upon compliance, with any provision of this Proxy at any time shall not be deemed (i) to affect the validity or enforceability of this Proxy,
(ii) to be a waiver of any other provisions of this Proxy at that time, or (iii) to be a waiver of that provision or any other provisions of this Proxy at any other time.

     Section 7. Liability of the Lender. The Lender shall not be liable by reason of any act or omission to act performed or omitted by it in connection with any of the rights specified in Section 1(a) of this Proxy, except for actual fraud, gross negligence, or criminal conduct.

     Section 8. Proxy Binding upon Transferees. If, at any time or from time to time, title to some or all of the Units are transferred by Borrower with Lender's consent, the transferee shall take title thereto pursuant to all provisions, conditions, and covenants of this Proxy, and, as a condition precedent to such transfer, the transferee shall agree (for, and on behalf of, himself, herself, or itself; his, her, or its legal and personal representatives; and his, her or its transferees and assigns) in writing to be bound by all provisions of this Proxy as a party to this Proxy.

     Section 9. Governing Law. This Proxy shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

     Section 10. Additional Advance. Borrower acknowledges that this Proxy shall remain in full force and effect in the event that Lender advances Borrower additional funds pursuant to the terms of the Loan Agreement or the other Loan Documents.

     IN WITNESS WHEREOF, the Borrower and Lender have executed this Proxy under on the day and year first above written.

                                        BORROWER:

                                        LENDER:

                                        LEHMAN ALI, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT F

                                 Excluded Group

                                    EXHIBIT G

                          Form of Management Agreement

               Addendum to Management Agreement (the "Agreement")
                            dated             , 20
                                  -------- ---    --
                     between Wyndham Management Corporation,
                     a Delaware corporation ("Manager") and
                                   ----------
                    a                              ("Owner")
                      ----------------------------

     1. Project Name, Location and Term Expiration Date.

Project Name:

Project Location:

     State:

     County:

     City:

     2. Definitions. Each of the following terms shall have the meaning indicated:

     Base Fee in respect of any period shall mean an amount equal to two percent (2.0%) of Gross Revenues for such period.

     Executive Personnel shall mean all or any one of the following: general manager, hotel manager, guest services manager, food and beverage manager, housekeeping manager, food production manager, director of sales, property accountant and any other key executive of the Project designated by Manager.

     Management Fee in respect of any period shall mean the sum of the Base Fee and the Trade Name Fee payable for such period.

     Term shall mean that period commencing on the Effective Date and ending on fifth (5th) anniversary of the last day of the month in which the Effective Date occurs], unless the Agreement shall be sooner terminated or extended as therein provided, in which case the word "Term" shall mean such lesser or extended period of time.

     Trade Name Fee in respect of any period shall mean an amount equal to one half of one percent (0.5%) of Gross Room Revenues for such period. Trade Name Fee is payable in consideration of the benefits to be derived by the Project from Manager's use of the "Wyndham" trade name in connection with Manager's operation of the Project pursuant to the Agreement, and such Fee is in no way intended to confer upon Owner any right in or right to use such trade name or to otherwise detract from the provisions of Section 13.1.

     3. Payment of Management Fee. On or before the tenth (10th) day of each calendar month during the Term, and at the expiration or sooner termination of the Term, Owner shall pay to Manager an amount equal to the Management Fee for the period from the commencement of the then current Operating Year to the end of the immediately preceding calendar month or the date of such expiration or sooner termination of the Term, as the case may be, less the aggregate amount of monthly payments theretofore paid in respect of the Management Fees for such Operating Year.

     4. Year-End Adjustment to Management Fees. If for any Operating Year, the aggregate amount of the monthly payments of the Management Fee theretofore paid by Owner to Manager shall be more or less than the Management Fee payable for such Operating Year based upon the final determination of such Management Fee as reflected in the annual financial statements prepared and delivered in accordance with Section 6.3, then, by way of year-end adjustment, within fifteen
(15) days after the delivery of such annual financial statements to Owner, Manager shall pay into the Operating Accounts the amount of any overpayment or, subject to the terms of the Operating Lease and any applicable Mortgage, withdraw from the Operating Accounts the amount of any underpayment; provided, however, that in the event that funds in the Operating Accounts are not sufficient or are not available to pay fully the Management Fee payable to Manager hereunder, Owner shall promptly pay to Manager on demand the amount of such deficiency.

     5. Marketing, National Sales Office, Centralized Reservations Services and Brand Programs.

     (a) To the extent provided generally by Manager for the benefit of the Project and other Wyndham hotels in the same division as the Hotel, Manager will provide for the Project during the Term marketing services (the "Marketing Services") consisting of chain-wide and/or division level marketing programs, marketing collateral, research services, advertising and public relations efforts.

     (b) On or before the tenth (10th) day of each calendar month during the Term, Owner shall pay or reimburse Manager, for the provision of the Marketing Services, an amount to be provided for in the Annual Plan (the "Marketing Contribution") that is one and one-half percent (1.5%) of Gross Room Revenues of the Project (or such other amount as may be provided for in the Annual Plan) for the period from the commencement of the then current Operating Year to the end of the immediately preceding calendar month or the date of the expiration or sooner termination of the Term, as the case may be, less the aggregate amount of monthly payments theretofore paid in respect of the Marketing Contribution for such Operating Year. Manager in its discretion may collect less than the amount provided for in the preceding sentence. The Marketing Contribution will be collected and applied to pay actual costs incurred and allocated in respect of the provision of the Marketing Services. A marketing budget setting forth the estimated costs and expenses of the Marketing Services for each Operating Year shall be set forth in each Annual Plan delivered under this Agreement. The Marketing Contribution shall not include, and Owner shall pay separately, the costs of any local, regional or property-specific advertising and the costs of any third party marketing partner programs (such as frequent flyer and similar programs) in which the Project participates that are direct-billed to participating hotels, such as costs of airline mileage or other direct operating costs to marketing partners.

     (c) Manager will collect the Marketing Contribution payable hereunder and shall expend the same at such time and in such manner as it reasonably deems appropriate for the provision of the Marketing Services. Prior to the expenditure thereof, the collected Marketing Contributions may be held or maintained in one or more accounts, any of which also may include funds other than Marketing Contributions, but Manager in any event shall account to Owner for the Marketing Contribution collected hereunder. Manager will permit Owner access to Manager's records concerning the holding and expenditure of such Marketing Contribution at any reasonable time or times during Manager's regular business hours.

     (d) Notwithstanding the foregoing provisions of this Section 5 of this Addendum, any service that otherwise would constitute a marketing service covered by the marketing contribution hereunder instead may be provided on a cost allocation basis administered in a reasonable and non-discriminatory manner (and, in such event, an appropriate adjustment will be made to the amount of the Marketing Contribution). In either case, the amount thereof shall be provided for in the Annual Plan.

     (e) Owner shall pay the Project's allocable share of the cost of Manager's national sales office efforts that relate to transient sales services. The Project's allocable share of Manager's cost of providing transient sales services shall be one-half percent (0.5%) of Gross Room Revenues of the Project.

     (f) Manager shall provide Owner with the benefits of the centralized reservations system in use for other Wyndham hotels generally. Centralized reservation costs incurred in respect of the Project shall be paid or reimbursed on the basis the cost of handling reservations made and actually consumed at the Project.

     (g) The Hotel also shall participate in all programs that from time to time are generally applicable to Wyndham hotels in the same division as the Hotel, including, but not limited to, any "frequent guest" or similar program. The costs related thereto shall be provided for in the Annual Plan.

     6. Accounting and Related Services. To cover the costs and expenses incurred by Manager or any of its Affiliates in providing property accounting, management information and internal audit services to be provided by Manager hereunder, Owner shall pay Manager, on a monthly basis, an amount equal to $5,576.00 per month, subject to adjustment based on the amount charged to other Wyndham Garden hotels managed by Manager. To the extent the Term of this Agreement commences or ends on a day other than the first day of a month, the fee to be paid under this provision shall be pro rated to cover the actual number of days included in the Term.

     7. Special Provisions in Favor of Lehman Brothers Holdings Inc.. In the event and so long as there exists a lien on the Hotel in favor of Lehman ALI Inc., or any of its affiliates, its successors, and/or assigns to secure the repayment of that certain mortgage loan in the original principal amount of
$                 (the "Loan") made on or about the date of the Agreement by
 ----------------
Lehman ALI Inc. to Owner and eighteen (18) other entities under direct or indirect common ownership with Owner, the Agreement shall be modified as follows:

          (i) Section 3.1(a) shall be amended to add the following proviso at the end of such subsection"; provided, however, that Manager shall not enter into any contracts on behalf of Owner that Owner would be prohibited from entering into pursuant to the loan documents executed in connection with the Loan."

          (ii) Section 8.3 shall be amended to add the following proviso to the beginning of the third sentence thereof: Subject to the terms of the loan documents executed in connection with the Loan,".

          (iii) Section 10.2 shall be deleted, it being understood that Owner cannot assign or transfer Owner's interests under the Agreement except with Manager's prior written consent.

          (iv) Section 10.3 shall be of no force or effect.

          (v) Section 11.1 shall be amended to replace with entire introductory paragraph(through the first colon in such paragraph) with the following:
"Manager and Owner acknowledge that the obligations of Owner under this Agreement shall be subject and subordinate to Owner's obligations or restrictions under the loan documents executed in connection with the Loan as provided hereunder and in the Consent, Subordination and Recognition Agreement between Lender, Owner and Manager executed with the Loan. To the extent of any inconsistencies between this Agreement and the loan documents executed in connection with the Loan, with respect to approval periods for actions or consents by Owner, the terms of this Agreement shall be subject to the terms of such loan documents.

          (vi) Section 12.2(a) shall provide in its entirety as follows:

               (a) If Owner shall fail to make any payment or to perform any act to be made or performed by Owner pursuant to this Agreement and such failure shall continue for a period of ten (10) days after notice thereof is given to Owner by Manager, then Manager may (but shall not be obligated to) without further notice to, or demand upon, Owner, and without waiving or releasing Owner from any obligations under this Agreement, make such payment (either with its own funds or with funds withdrawn for such purpose from the Operating Accounts) or perform such act. All sums so paid by Manager and all necessary incidental costs and expenses incurred by Manager in connection with the performance of any such act, together with interest thereon at the Default Rate from the date of making such expenditure or expenditures by Manager, shall be payable to Manager upon demand.

          (vii) Section 12.4(2) shall be of no force or effect.

          (viii) The last sentence of Section 12.5 shall read in its entirety as follows:

          Owner shall bear the severance and related costs of terminating such employees and of any applicable federal or state plant closing or similar laws in connection with any termination of this Agreement; provided, however, that Manager shall obtain Owner's prior written approval before making severance payments to any employee in an amount which exceeds that to which such employee is entitled pursuant to Manager's then-current company-wide policy.

          (ix) Section 13.2 shall be amended and restated to read in its entirety as follows:

          Notwithstanding any other provision in this Agreement to the contrary, Manager shall be excused from the performance of its obligations under this Agreement other than the obligation to provide use of any and all names, trade names, trademarks and service marks owned in whole or in part by Manager or an Affiliate of Manager, (the obligation to provide the foregoing being hereby affirmed and acknowledged): (i) to the extent and whenever Manager shall be prevented from such compliance by Force Majeure, (ii) to the extent of any breach by Owner of any provision of this Agreement, including but not limited to a breach by Owner of any of its obligations under Sections 3.3 and 3.4 of this Agreement, and (iii) to the extent and whenever there is provided in this Agreement a limitation upon the ability of Manager to expend funds in respect of the Project. At any time after the occurrence and during the continuation of an event of default hereunder on the part of Owner and after the expiration of all applicable cure or grace periods, then, in addition to any other right or remedy available to Manager by reason thereof, Manager may, in its sole and absolute discretion, and for so long as Manager shall be so excused, exclude the use of any and all names, trade names, trademarks and service marks owned in whole or in part by Manager or an Affiliate or Manager, whether alone or in conjunction with any other design, emblem, slogan, word or words, in connection with the Project. The provisions of this Section shall operate without prejudice to any other remedy which Manager may have under the terms of this Agreement.

          (x) Section 13.8 shall be amended to add the following after the word communication in the second to last line thereof: "(which approval shall not be unreasonably withheld or delayed)".

          (xi) Section 13.20 shall be amended to replace the last sentence thereof with the following: "Permitted Persons shall be informed of the confidential nature of the information disclosed to them."

          (xii) The words "five (5) business days" in the first sentence of
Section 13.21 are replaced with the words "ten (10) days."

For purposes of Section 13.8, Owner and Manager acknowledge that, as of the date of the Agreement, they are Affiliates. Owner and Manager also acknowledge their obligations under that certain Consent, Subordination and Recognition Agreement, dated of even date with the Agreement, by and among Owner, Manager and Lehman Brothers Holdings, Inc.

     8. Section References; Capitalized Terms. References in the preceding paragraphs to any "Sections" which are not set forth in this Addendum are references to the specified Sections of the Agreement. Terms with initial capital letters that are not defined in this Addendum but are defined in Section
1.2 of the Agreement are used in this Addendum as so defined (subject to the modification of any such definitions in accordance with the terms hereof).

                                    EXHIBIT G

                                   ----------

                              MANAGEMENT AGREEMENT

                                 BY AND BETWEEN

                                   ----------

                                     "Owner"

                                       and

                         WYNDHAM MANAGEMENT CORPORATION

                                    "Manager"

                                      dated

                                          ,
                           ---------------  ---------

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----

ARTICLE I                DEFINITIONS..........................................................................1

         Section 1.1     Defined Terms........................................................................1

         Section 1.2     Definitions..........................................................................1

ARTICLE II               APPOINTMENT OF MANAGER AND RENEWAL RIGHTS............................................8

         Section 2.1     Appointment of Manager...............................................................8

         Section 2.2     Renewal of Term......................................................................8

ARTICLE III              OPERATION OF THE PROJECT.............................................................8

         Section 3.1     Duties and Authority of Manager......................................................8

         Section 3.2     Leases and Concessions...............................................................9

         Section 3.3     Working Capital......................................................................9

         Section 3.4     Owner to Bear All Expenses...........................................................9

         Section 3.5     Transactions with Affiliates.........................................................9

         Section 3.6     Centralized or Pooled Purchasing....................................................10

ARTICLE IV               PERSONNEL...........................................................................10

         Section 4.1     Employment of Personnel.............................................................10

         Section 4.2     Union Negotiations..................................................................10

         Section 4.3     Payment of Employees................................................................10

         Section 4.4     Personnel Accommodations............................................................10

         Section 4.5     Employee Health Insurance...........................................................11

ARTICLE V                REPAIRS, MAINTENANCE AND CAPITAL IMPROVEMENTS.......................................11

         Section 5.1     Repairs and Maintenance.............................................................11

         Section 5.2     Repairs and Replacements............................................................11

         Section 5.3     Capital Improvements................................................................12

         Section 5.4     Enforcement of Guaranties and Warranties............................................12

                                      -ii-

         Section 5.5     Ownership of Replacements...........................................................13

ARTICLE VI               ANNUAL PLAN, BOOKS, RECORDS AND REPORTS.............................................13

         Section 6.1     Annual Plan.........................................................................13

         Section 6.2     Books and Records; Operating Accounts...............................................14

         Section 6.3     Reports.............................................................................15

ARTICLE VII              MANAGEMENT FEE, EXPENSE REIMBURSEMENT AND REMITTANCES TO OWNER......................15

         Section 7.1     Management Fee......................................................................15

         Section 7.2     Expense Reimbursement...............................................................15

         Section 7.3     Purchasing and Technical Services Fees..............................................15

         Section 7.4     Remittances to Owner................................................................15

ARTICLE VIII             INSURANCE AND INDEMNITIES...........................................................16

         Section 8.1     Insurance...........................................................................16

         Section 8.2     Evidence of Insurance...............................................................16

         Section 8.3     Investigation of Claims and Reports.................................................16

         Section 8.4     Indemnities.........................................................................16

ARTICLE IX               DAMAGE AND CONDEMNATION.............................................................18

         Section 9.1     Damage or Destruction...............................................................18

         Section 9.2     Condemnation........................................................................19

ARTICLE X                ASSIGNMENT..........................................................................20

         Section 10.1    Assignment by Manager...............................................................20

         Section 10.2    Assignment by Owner.................................................................20

         Section 10.3    Right of First Refusal..............................................................21

         Section 10.4    Binding Effect......................................................................21

                                      -iii-

ARTICLE XI               OWNER'S COVENANTS, TITLE AND ENCUMBRANCES...........................................22

         Section 11.1    Covenants and Warranties............................................................22

         Section 11.2    Estoppel Certificates...............................................................23

ARTICLE XII              DEFAULT AND TERMINATION.............................................................23

         Section 12.1    Events of Default...................................................................23

         Section 12.2    Manager's Right to Perform Owner's Obligations......................................24

         Section 12.3    Default Interest....................................................................25

         Section 12.4    Special Right of Manager to Terminate...............................................25

         Section 12.5    Termination of Employees............................................................25

ARTICLE XIII             MISCELLANEOUS.......................................................................26

         Section 13.1    Use of Names........................................................................26

         Section 13.2    Limitations on Manager's Ability to Perform.........................................26

         Section 13.3    Negation of Partnership or Joint Venture............................................27

         Section 13.4    Right to Make Agreement.............................................................27

         Section 13.5    Further Assurances..................................................................27

         Section 13.6    Form of Documents and Evidence......................................................27

         Section 13.7    Approvals by Manager................................................................28

         Section 13.8    Sale of Securities..................................................................28

         Section 13.9    Third Party Beneficiaries...........................................................28

         Section 13.10   Notices.............................................................................28

         Section 13.11   Waiver..............................................................................29

         Section 13.12   Counterparts........................................................................29

         Section 13.13   Captions............................................................................29

         Section 13.14   Gender..............................................................................29

                                      -iv-

         Section 13.15   Unenforceable Provisions............................................................29

         Section 13.16   Cumulative Remedies.................................................................29

         Section 13.17   Entire Agreement....................................................................30

         Section 13.18   GOVERNING LAW.......................................................................30

         Section 13.19   Exhibits............................................................................30

         Section 13.20   Confidentiality.....................................................................30

         Section 13.21   Owner Approvals.....................................................................30

                             WYNDHAM GARDEN MIDTOWN

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of
             ,     (the "Effective Date") by and between
-------------  ----
                                            , whose address is 1950 Stemmons
--------------------------------------------
Freeway, Suite 6001, Dallas, Texas 75207 (the "Owner") and Wyndham Management Corporation, a Delaware corporation, whose address is 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (the "Manager").

RECITALS:

     Owner owns fee simple title to the Site (hereinafter defined) and all improvements now situated thereon.

     Owner desires to retain Manager's services in managing and operating the hotel situated on the Site and Manager is willing to provide such services, all upon the terms and conditions set forth in this Agreement. For and in consideration of the premises and of the mutual covenants and agreements set forth herein, Owner and Manager agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Defined Terms. Certain terms in this Agreement have been given specially defined meanings. The defined terms may be used in the singular or plural or in varying tenses or forms, but such variations shall not affect their defined meaning so long as they are written with initial capital letters.

     Section 1.2 Definitions. As used herein, the following terms shall have the respective meanings indicated (reference also is made to the Addendum for certain other defined terms used in this Agreement):

     Addendum shall mean the Addendum to Management Agreement attached to this Agreement. The Addendum supplements and, in certain instances, modifies the provisions set forth in Articles I through XIII of this Agreement. The Addendum is incorporated by reference in this Agreement as if set forth in full herein. To the extent of any conflict between the provisions of such Articles and the provisions of the Addendum, the provisions of the Addendum shall control.

     Affiliate shall mean any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote

Management Agreement

fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other person. Without limiting the foregoing, an Affiliate of Manager or Owner shall include each of Patriot American Hospitality, Inc., Wyndham International, Inc. and their respective Affiliates.

     Annual Plan shall mean an annual plan for the operation of the Project prepared by the Manager and approved by Owner in accordance with Section 6.1, consisting of the Operating Budget, Capital Improvements Budget and FF&E Budget and a description or narrative which shall reasonably describe the methods to be employed and the strategies to be adopted in order to achieve the results set forth in such Budgets.

     Average Monthly Management Fee shall mean (a) after this Agreement has been in effect for a period of at least twelve (12) calendar months, one-twelfth (1/12) of the total Management Fees for the twelve (12) full calendar months immediately preceding the event requiring a determination of the Average Monthly Management Fee or (b) prior to such time as this Agreement has been in effect for twelve (12) calendar months, the monthly average of the Management Fees for the number of full calendar months during which this Agreement has been in effect.

     Base Fee shall have the meaning provided therefor in the Addendum.

     Base Rate shall mean the prime rate (or base rate) reported in the Money Rates column or comparable section of The Wall Street Journal as the rate then in effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal or if such rate is discontinued, then Base Rate shall mean such other successor comparable rate as Owner and Manager may agree.

     Capital Improvements shall mean any and all major alterations and improvements to the Hotel and all major repairs and replacements to the structural, mechanical, electrical, HVAC, plumbing or vertical transportation elements of the Hotel other than certain non-routine repairs and maintenance to the Project which are normally capitalized under generally accepted accounting principles.

     Capital Improvements Budget shall mean each annual budget prepared by the Manager and approved by Owner as part of the Annual Plan, reflecting the estimated costs for all Capital Improvements which in the reasonable opinion of Manager are necessary to keep and maintain the Project during the applicable Operating Year in good condition and in keeping with the Operating Standards.

     Condemnation shall mean the acquisition of all or any portion of the Project by any Governmental Authority having the power of condemnation or eminent domain, by compulsory acquisition, conveyance in lieu of or under threat of condemnation or like procedure.

Management Agreement

     Default Rate shall mean the lesser of (i) the Base Rate plus four percent (4%) or (ii) the highest lawful rate permitted by applicable Legal Requirements.

     Executive Personnel shall have the meaning provided therefor in the Addendum.

     Force Majeure shall mean acts of God, war, insurrection, civil commotion, riots, strikes, lockouts, labor unrest, embargoes, shortages of labor or materials specified or reasonably necessary in connection with the construction, refurbishment, equipping, ownership or management of the Project, power failure, fire, unavoidable casualties, Condemnation, failure of any applicable Governmental Authority to issue required Governmental Permits and any other occurrence, event or condition beyond the reasonable control of Owner or Manager, whichever shall be applicable, provided that it is an extraordinary (as opposed to a routine or cyclical) material event, and provided further, that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Agreement.

     FF&E shall mean all furniture, fixtures, furnishings and specialized equipment and systems (exclusive of Operating Equipment) necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards, including but not limited to all equipment required for the operation of kitchens, laundries, dry cleaning facilities and bars, special lighting and other equipment, signs, carpets, drapes, shades, tapestries, pictures, paintings, beds, mattresses, chairs, desks, tables, sofas, wall coverings, televisions, radios, intercoms, telephones and office equipment and machinery.

     FF&E Budget shall mean each annual budget prepared by the Manager and approved by Owner as part of the Annual Plan, reflecting the estimated costs and expenses for all FF&E which in the reasonable opinion of Manager are necessary or customary in order to operate the Project during the applicable Operating Year in accordance with the terms of this Agreement and the Operating Standards.

     Governmental Authority shall mean the United States of America, any foreign nation, any city, county, state, province, dominion, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or instrumentality of any of them which now or hereafter has jurisdiction over the Owner, the Manager, any part of the Project or operation or management of the Project.

     Governmental Permits shall mean all certificates, licenses and permits from any Governmental Authority required to evidence full compliance by Owner or Manager with all Legal Requirements or required to evidence conformance of the Project with all Legal Requirements.

     Gross Revenues in respect of any period shall mean all revenues, receipts and income of every kind derived directly or indirectly during such period from all or any part of the Project, as

Management Agreement

finally determined on an accrual basis in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied, including but not limited to (i) all rentals and charges for guest rooms, suites, meeting rooms, conference rooms, ballrooms and other public rooms, including but not limited to all charges for room reservations and deposits not refunded to guests; (ii) all sales of food and beverages, whether served on or off the premises, including but not limited to all charges for room service, banquets and catering fees; (iii) all sales or leases of miscellaneous and sundry merchandise and services including but not limited to laundry, valet, garage, parking, telephone, telex, check room, vault and other miscellaneous services, cover and minimum charges for guest entertainment, fees charged for the temporary use of facilities at the Project, all sales through vending machines and all other receipts from business conducted by, through or under Manager at, in, on, about or from the Project; (iv) all business interruption insurance awards received in respect of the Project; (v) Condemnation awards for temporary use of the Project; and (vi) all rentals, fees, commissions, concessions and other payments derived from lessees, licensees and concessionaires. Gross Revenues for any such period shall not include:

     (1) Excise, sales and use taxes or similar impositions collected directly from patrons or guests or included as part of the sales price of any goods or services and paid to any Governmental Authority, such as gross receipts, admission or similar equivalent taxes;

     (2) Sales and other receipts of tenants, licensees and concessionaires, except to the extent payable as rent under a lease or occupancy agreement;

     (3) Insurance proceeds (subject, however, to the inclusion of business interruption insurance awards as provided in clause (iv) above);

     (4) Condemnation awards, except as provided in clause (v) above;

     (5) Proceeds from financings or refinancings of the Project or any part thereof; and

     (6) Proceeds from sale of the Project.

     Gross Room Revenues in respect of any period shall mean all revenues derived during such period, as finally determined on an accrual basis in accordance with the Uniform System of Accounts and generally accepted accounting principles consistently applied, from (i) rentals and charges for guest rooms and suites ("Rooms"); (ii) all business interruption insurance awards in respect of the Rooms; and (iii) Condemnation awards for temporary use of the Rooms.

     Hazardous Materials shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder (including petroleum-based products as described therein); (iii) asbestos in any quantity or form

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Management Agreement

which would subject it to regulation under any applicable environmental law;
(iv) polychlorinated biphenyls; (v) any substance, the presence of which on the Project is prohibited by any Legal Requirements; (vi) underground storage tanks; and (vii) any other substance which by any Legal Requirements requires special handling in its collection, storage, treatment or disposal. In no event, however, shall the term "Hazardous Materials" include (1) chemicals routinely used in office areas or (2) janitorial supplies, cleaning fluids or chemicals necessary for the day-to-day operation or other maintenance of the Project if the disposition, handling, storage or quantity of the items described in (1) and
(2) herein are at all times in compliance with all applicable Legal
Requirements.

     Hazardous Materials Contamination shall mean the contamination (whether presently existing or hereafter occurring) of the improvements, facilities, soil, groundwater, air or other elements on or of the Project by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Project.

     Hotel shall mean and include (i) the hotel situated on the Site, all restaurants and other facilities therein and all related improvements, equipment and facilities and (ii) all FF&E, Inventories and Operating Equipment now or hereafter placed or installed therein.

     Impositions shall mean all real estate, personal property, utility, business or occupation taxes that cannot be passed along to customers of the Project and other taxes (other than income, payroll and casino), imposed by any Governmental Authority which at any time may be assessed, levied or imposed on or with respect to the Project.

     Inventories shall mean all food and beverages, fuel, soap, light bulbs, mechanical supplies, cleaning supplies, stationery, paper supplies and other similar consumable and expendable items necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards.

     Legal Requirements shall mean any statute, law, ordinance, order, rule, regulation or judgment of any Governmental Authority and any requirement, term or condition contained in any restriction or restrictive covenant affecting Owner, Manager, the Project or the construction or operation of the Project.

     Management Fee shall have the meaning provided therefor in the Addendum.

     Mortgage shall mean any mortgage, deed of trust, deed to secure debt or other similar instrument encumbering all or any portion of the Project, whether now in existence or hereafter created.

     Mortgagee shall mean the mortgagee or beneficiary (whether one or more) under any Mortgage.

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Management Agreement

     Operating Accounts shall mean, subject to the requirements of any Mortgage, one or more accounts with a bank or banks designated by Owner and approved by Manager, such approval not to be unreasonably withheld or delayed, bearing a name identifying the Project and styled Operating Account, into which all funds advanced to the Project by Owner as working capital or otherwise derived from the operation of the Project shall be deposited and from which sums shall be withdrawn in accordance with this Agreement.

     Operating Budget shall mean an annual budget prepared by the Manager and approved by Owner as part of the Annual Plan, reflecting in reasonable detail the projected or estimated revenues and expenses in respect of the Project for the applicable Operating Year.

     Operating Equipment shall mean all blankets, linens, uniforms, silver, china, glassware, crockery, kitchen utensils, cleaning equipment or any other similar items necessary or customary (now or in the future) in the reasonable opinion of Manager in order to operate the Project in accordance with the terms of this Agreement and the Operating Standards.

     Operating Standards shall mean the operation of the Project in a manner consistent with (i) the condition of the Project as of the Effective Date (or, after the completion of any renovation specifically contemplated by this Agreement, the condition of the Project as of the date of completion of such renovation) and the condition and level of operation of hotels of comparable class and standing to the Project, (ii) then current market conditions regarding rental rates and lease terms and conditions with respect to hotels of comparable class and standing to the Project, and (iii) then current prudent business and management practices applicable to the leasing, operation, repair, maintenance and management of a hotel comparable in size, character and location to the Project, including those concerning compliance with applicable Legal Requirements.

     Operating Year shall mean each twelve (12) month period during the Term commencing on January 1 and ending on December 31, except that the first Operating Year shall be that period commencing on the Effective Date and ending on the next succeeding December 31. In the event that this Agreement shall terminate on a date other than December 31, the last Operating Year hereunder shall end on the date of termination.

     Project shall mean the Hotel and the Site.

     Reimbursable Expenses shall mean all travel, lodging, entertainment, telephone, telecopy, postage, courier, delivery, employee training and other expenses incurred by Manager which are directly related to its performance of this Agreement, other than those incurred in connection with the performance of Marketing Services, national sales office services and centralized reservation services provided by Manager.

     Reserve shall mean the reserve established pursuant to Section 5.2(b) of this Agreement, which, subject to the requirements of any Mortgage, shall be deposited in one or more accounts with a bank or banks designated by Owner and approved by Manager, such approval not to be

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Management Agreement

unreasonably withheld or delayed, bearing the name of the Project and styled Repairs and Replacement Account.

     Restoration shall mean the repairing, rebuilding and replacing of the Hotel upon the destruction or damage of the Project or any part thereof or upon the taking of the Project or any part thereof by Condemnation to a value, condition and character substantially the same as (in the case of damage or destruction) or as near as possible to (in the event of Condemnation) the value, condition and character of the Project immediately prior to such damage, destruction or Condemnation.

     Site shall mean that certain tract of land located in the country, city, county and state, province, dominion, district or territory set forth in the Addendum, and being more particularly described on Exhibit A to this Agreement.

     Term shall have the meaning provided therefor in the Addendum.

     Termination Fee, in respect of any termination of this Agreement pursuant to which a Termination Fee is payable, shall mean the present value, as of the date of such termination, of the profit portion of the Management Fees projected to be paid to Manager for the period from and after such date through the stated expiration date of the Term. The discount rate to be utilized for purposes of determining such present value shall be, for each projected Management Fee payment, the Treasury constant maturity yield value displayed for the termination date in "Statistical Release H.15(519), Selected Interest Rates" of the Board of Governors of the Federal Reserve System, or any comparable successor publication, for actively traded U.S. Treasury securities having a constant maturity equal to the period of time that will elapse between the termination date and the projected payment dated for such Management Fee payment. Such implied yield will be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between reported yields.

     Total Income Before Fixed Charges for any period shall mean an amount equal to total income before fixed charges for such period as calculated pursuant to the Uniform System of Accounts.

     Uniform System of Accounts shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as adopted by the American Hotel and Motel Association and all future amendments and supplements thereto approved by Manager and Owner (such approval not to be unreasonably withheld or delayed).

                                      -7-

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Management Agreement

                                   ARTICLE II

                    APPOINTMENT OF MANAGER AND RENEWAL RIGHTS

     Section 2.1 Appointment of Manager. Owner hereby appoints Manager as its sole and exclusive agent to manage and operate the Project during the Term in accordance with the Operating Standards and the terms and conditions set forth in this Agreement. Manager agrees to manage the Project during the Term as the agent of Owner in accordance with the Operating Standards and the terms and conditions of this Agreement. Owner and Manager agree that the agency created by this Agreement is coupled with an interest and is terminable only in accordance with the express provisions of this Agreement.

     Section 2.2 Renewal of Term. Upon expiration of the original Term of this Agreement, it shall be automatically renewed from year to year thereafter unless terminated by Owner or Manager effective at the end of any such year by notice in writing to the other given not later than ninety (90) days prior to the end of such year. Unless otherwise agreed, upon the effective date of any renewal, the Term of this Agreement and all other terms, covenants and conditions set forth in this Agreement shall be automatically extended to the expiration of the applicable renewal term.

                                   ARTICLE III

                            OPERATION OF THE PROJECT

     Section 3.1 Duties and Authority of Manager. Subject to and consistent with the Operating Standards, Manager shall have exclusive supervision, control and discretion in the management, maintenance and operation of the Project, including, but not limited to, the right, power and authority to (a) enter into such contracts and agreements in the name and at the expense of Owner as Manager may deem to be reasonably necessary or advisable in connection with the management, maintenance and operation of the Project; (b) determine and implement terms of admittance, charges for rooms and commercial space, charges for entertainment and food and beverages, which right shall specifically allow Manager to charge varying rates to different customers or groups of customers and allow Manager, in the exercise of reasonable and sound business judgment consistent with the Operating Standards, to permit persons to occupy rooms or suites at the Project at rates lower than published rates or free of charge or permit persons to dine at the restaurants or lounges located at the Project free of charge; (c) determine and implement all phases of advertising, promotion and publicity relating to the Project; (d) determine and implement all employment policies (including salaries, wages, fringe benefits and other compensation, the hiring and discharge of employees and the establishment of employee retirement, severance and other benefit plans); (e) determine and implement credit policies (including arrangements with credit card organizations); (f) subject to the requirements of any Mortgage, receive, hold and disburse funds, maintain bank accounts, procure Inventories, Operating Equipment, supplies and services; (g) engage independent contractors to provide legal, accounting or other professional or technical services in connection with the operation of the Project; (h) initiate, settle or otherwise dispose of litigation or claims which might give rise to litigation, including the adjustment of

                                      -8-

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Management Agreement

insurance claims; and (i) manage and direct generally all activities incidental to the operation of the Project in the ordinary course of business. Manager shall operate the Project in a businesslike and efficient manner and shall operate the Project solely for the operation of a hotel business and for such other activities which are customary and usual in connection therewith.

     Section 3.2 Leases and Concessions. Neither party hereto, without the approval of the other party hereto, which shall not be unreasonably withheld or delayed, shall arrange leases or concessions for any restaurant, food service operation or any other commercial or other operation in or about the Project. Any such lease or concession so approved shall be entered into in Owner's name and shall be executed by Owner. As agent for Owner, Manager shall use all reasonable efforts to perform or cause to be performed all of Owner's obligations under all present and future leases and concessions made or granted with respect to the Project. Manager shall use reasonable efforts to collect all rents and other sums falling due during the Term under any such leases and concessions and shall deposit the same in the Operating Accounts.

     Section 3.3 Working Capital. Owner shall at all times cause sufficient funds to be on hand in the Operating Accounts to assure the timely payment of all current liabilities of the Project, including but not limited to all items entering into the calculation of Total Income Before Fixed Charges, all other costs and expenses incurred in connection with the Project pursuant to this Agreement and the performance by Manager of its obligations under this Agreement, all fees, charges and reimbursements payable to Manager hereunder and all amounts required hereunder to be transferred into the Reserve. In no event shall Owner permit the balance in the Operating Accounts to be less than an amount equal to the estimated average monthly operating expenses of the Project as reflected in the then current Operating Budget. From time to time, upon five
(5) days prior written notice from Manager that such funds are required, Owner shall furnish to Manager funds which Manager deems reasonably necessary to assure that the Project shall have adequate working capital as herein provided.

     Section 3.4 Owner to Bear All Expenses. In performing its duties under any provision of this Agreement and in managing and operating the Project, Manager shall act solely for the account of and as the agent of Owner. All expenses incurred by Manager in performing its duties hereunder and in managing and operating the Project shall be borne exclusively by Owner. To the extent that the funds necessary therefor are not generated by the operation of the Project, they shall be promptly supplied by Owner in the manner provided in Section 3.3 above. Manager shall in no event be required to advance any of its funds or utilize Manager's credit for the operation of the Project, nor shall Manager be required to incur any liability in connection therewith, unless Owner shall have furnished Manager with funds necessary for the discharge thereof.

     Section 3.5 Transactions with Affiliates. Manager may engage one or more of its Affiliates or other related parties to furnish goods or services to the Project in accordance with the Annual Plan, provided, however, that the terms of any such arrangement shall be no less favorable in any material respect to the Project than those reasonably obtainable from an unrelated party. Manager will promptly notify Owner of any such engagement of Manager's Affiliates. Amounts

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Management Agreement

payable pursuant to the arrangements described in this Section 3.5 shall be in addition to the Management Fee and other amounts payable to Manager under this Agreement.

     Section 3.6 Centralized or Pooled Purchasing. Manager may cause the Project to participate, along with other hotels owned, managed or franchised by Manager or one of its Affiliates, in one or more centralized or pooled purchasing programs or arrangements for the procurement of goods or services used in connection with the operation of the Project, provided, however, that the terms of any such program or arrangement shall be no less favorable to the Project in any material respect than those reasonably obtainable from an unrelated party.

                                   ARTICLE IV

                                    PERSONNEL

     Section 4.1 Employment of Personnel. Manager shall be responsible for and shall have the sole and exclusive right to hire, promote, discharge, supervise, train, transfer and determine the terms of employment of the Executive Personnel and, through the Executive Personnel, all other administrative, service and operating employees of the Project. All such employees of the Project shall be employees of Manager or one of Manager's Affiliates. In addition, Manager may, from time to time, assign one or more of its employees to the staff of the Project on a full-time, part-time or temporary basis. Notwithstanding the provisions of this Section 4.1 or any other provision of this Agreement, all costs, expenses and liabilities relating to Project employees (other than those arising from the gross negligence or willful misconduct of the Executive Personnel) shall be expenses of operating the Project and the responsibility of Manager for acts or omissions of Project employees shall not extend beyond responsibility for the gross negligence or willful misconduct of the Executive Personnel. Manager acknowledges, however, that such Executive Personnel have the duties specified in the first sentence of this Section 4.1 with respect to other Project employees.

     Section 4.2 Union Negotiations. Manager will negotiate, subject to Owner's right to have a representative present at any time, with any labor union lawfully entitled to represent employees of the Project. Manager shall not enter into any collective bargaining agreements or labor contracts with respect to employees of the Project without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed.

     Section 4.3 Payment of Employees. Manager shall be entitled to withdraw from the Operating Accounts all wages, salaries, fringe benefits and other compensation paid or payable with respect to all Project employees and Manager shall pay such compensation directly to such employees.

     Section 4.4 Personnel Accommodations. Manager shall decide which, if any, of the Executive Personnel shall reside at the Project. Manager shall be permitted to provide free room and board to one member of the Executive Personnel and his or her family. In addition, Manager shall be permitted to provide free accommodations and amenities to Manager's employees and

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Management Agreement

representatives visiting the Project on a temporary basis in connection with the management and operation of the Project.

     Section 4.5 Employee Health Insurance. Subject to reasonable availability, Manager shall, at no cost to Manager, be responsible for arranging health insurance coverage for employees of the Project. Subject to the prior agreement of Owner and Manager and subject to reimbursement of Manager of all applicable costs and expenses (including, but not limited to, those associated with compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985 and an exit premium in connection with the termination of such coverage), Manager may permit the enrollment of some or all of such employees under health insurance plans maintained by Manager.

                                    ARTICLE V

                  REPAIRS, MAINTENANCE AND CAPITAL IMPROVEMENTS

     Section 5.1 Repairs and Maintenance. During the Term, Manager, at the expense of Owner, shall take good care of the Project (other than such portions thereof as are leased to tenants who undertake a duty of repair and maintenance) and maintain the same in good order and condition and make all repairs thereto as may be necessary to maintain and operate the Project in accordance with the Operating Standards; provided, however, that in no event shall the responsibilities of Manager include the obligation to repair or otherwise maintain the structural integrity of the Hotel or other matter relating to defects in design, materials or workmanship in the construction of the Hotel, all of which shall be the responsibility of Owner.

     Section 5.2 Repairs and Replacements.

     (a) Subject to the requirements of any Mortgage, Manager shall, from funds derived from the operation of the Project or funds contributed by Owner, establish the Reserve to cover the cost of Capital Improvements, including, but not limited to, (i) additions to and substitutions, replacements and renewals of FF&E and (ii) certain non-routine repairs and maintenance to the Project which are normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roof and parking areas, replacing folding walls and similar items. Subject to the requirements of any Mortgage, the Reserve shall be maintained in an interest-bearing account or, if directed by Owner, shall be invested in short-term obligations approved by Owner and Manager. Subject to the requirements of any Mortgage, all amounts in the Reserve shall be the property of Owner, and any interest on amounts in the Reserve shall remain a part of the Reserve. To the extent that Manager shall be required to pay any income taxes on any interest paid on amounts in the Reserve, the same shall be payable out of the Reserve.

     (b) Subject to the requirements of any Mortgage, once each calendar month Manager shall transfer from the Operating Accounts into the Reserve an amount equal to four percent (4%) of the Gross Revenues for each such month during the Term. The amount to be contributed to the Reserve is an estimate of amounts required for the purposes set forth in Section 5.2(a). The parties

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Management Agreement

recognize that the passage of time or unforeseen events or conditions may render such amount insufficient to keep the Reserve at the level required to maintain the Project in good repair and condition in keeping with the Operating Standards and this Agreement.

     (c) To the extent funds are available in the Reserve or are otherwise supplied by Owner, Manager shall from time to time make such additions to and substitutions, replacements and renewals of FF&E and all such non-routine repairs to the Hotel (as described in Section 5.2(a)(ii) above) as Manager shall reasonably deem necessary or desirable and Manager shall be entitled to withdraw funds from the Reserve for such purpose. Proceeds from the sale of FF&E no longer necessary to the operation of the Project shall be deposited in the Reserve in addition to the amounts otherwise required to be deposited into the Reserve under Section 5.2(b). At the end of each Operating Year, any amounts remaining in the Reserve shall be carried forward to the next Operating Year. Any amount remaining in the Reserve upon termination of this Agreement shall be transferred to Owner.

     Section 5.3 Capital Improvements.

     (a) With respect to Capital Improvements other than additions to and substitutions, replacements and renewals of FF&E, Manager shall promptly notify Owner of the need for all Capital Improvements provided for in the Annual Plan then in effect, whereupon work in respect of such Capital Improvements will be promptly commenced and completed by Owner in accordance with plans, schedules and specifications therefor approved by Manager. Except as otherwise provided herein or in the Annual Plan then in effect, Manager shall make no Capital Improvements in or to the Project without the express written approval of Owner. Owner shall not unreasonably withhold its approval with respect to such Capital Improvements as are required in Manager's reasonable opinion to keep the Project in a competitive, efficient and economical operating condition in accordance with the Operating Standards. Notwithstanding the foregoing, if Manager shall, at any time, believe that (i) a dangerous condition exists at the Project, (ii) repairs or Capital Improvements are required to comply with any applicable Legal Requirement or (iii) expenditures are required to remedy any condition caused by fire, Act of God, flood, earthquake or other like casualty or other emergency, Manager shall (except in the case of an emergency) notify Owner and Manager shall as promptly as possible take all steps and make all expenditures necessary to remedy or cure any such condition or to comply with any applicable Legal Requirement. Manager shall be entitled to terminate this Agreement upon sixty
(60) days' prior written notice to Owner if Owner fails to approve any Capital Improvements necessary to allow the Project to be operated in accordance with the Operating Standards and this Agreement.

     (b) The cost of all Capital Improvements made under this Section (except as otherwise expressly provided in (a) above) shall be borne and paid for directly by Owner.

     Section 5.4 Enforcement of Guaranties and Warranties. Owner shall furnish to Manager copies of all guaranties and warranties relating to the Project. Manager shall use all reasonable efforts to enforce all such guaranties or warranties and Owner shall cooperate with Manager in such efforts.

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Management Agreement

     Section 5.5 Ownership of Replacements. All changes, repairs, alterations, improvements, renewals or replacements of FF&E and Capital Improvements to the Project shall be the property of Owner.

                                   ARTICLE VI

                     ANNUAL PLAN, BOOKS, RECORDS AND REPORTS

     Section 6.1 Annual Plan.

     (a) At least sixty (60) days prior to the commencement of each Operating Year (except the first Operating Year), Manager shall submit to Owner for Owner's written approval the Annual Plan for the following Operating Year. Manager shall submit the Annual Plan for the first Operating Year within sixty
(60) days after the Effective Date.

     (b) Owner shall give its written approval or disapproval of the Annual Plan not later than thirty (30) days after its submission to Owner by Manager. Owner's approval of the Annual Plan shall not be unreasonably withheld or delayed.

     (c) If Owner does not approve or disapprove such Annual Plan within such thirty (30) day period, then Owner shall be deemed to have approved the Annual Plan as submitted by Manager. If Owner objects to all or any portion of such Annual Plan, then Owner shall notify Manager of the reasons for its objections, and Owner and Manager shall use their best efforts to agree in respect of the items to which Owner objects. Should Owner and Manager not reach agreement on all or any portion of the Annual Plan, pending agreement being reached, and in the case of the first Operating Year, during the period prior to submission of the Annual Plan, Manager shall operate the Project in accordance with the Operating Standards and this Agreement and, if such disagreement relates to an Operating Year after the first Operating Year, at rates or levels of expenditures comparable to those of the preceding Operating Year with suitable adjustments of rates and expenses for such items or portions thereof as dictated by inflationary factors, seasonality and the necessity of operating the Project in accordance with the Operating Standards and this Agreement. The foregoing procedure shall also apply to approval of proposed revisions to the Annual Plan pursuant to Section 6.1(d).

     (d) Manager shall monitor the Annual Plan throughout the Operating Year. Should Manager consider it necessary to revise the Annual Plan during the course of the Operating Year, whether due to changed trading climate, unforeseen capital requirements or for any other reason, Manager shall submit such revisions to Owner for Owner's approval (which shall not be unreasonably withheld or delayed), setting forth the reasons for the revisions.

     (e) The Operating Budget is intended as, and will represent only, an estimate of the anticipated results for the Operating Year in question, based upon assumptions believed by Manager to be reasonable at the time of the preparation of such Operating Budget, and the same

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Management Agreement

shall not be construed as a guarantee of actual results which may be experienced during and for such Operating Year.

     Section 6.2 Books and Records; Operating Accounts.

     (a) Manager shall keep full and adequate books of account and such other records as are necessary to reflect the results of operation of the Project. Such books of account shall be kept in all material respects in accordance with generally accepted accounting principles and the Uniform System of Accounts. The books of account and all other records relating to, or reflecting the operation of, the Project shall be kept at the Project or at the corporate office of Manager and shall be available to Owner and its representatives at all reasonable times for examination, inspection and copying. Upon any termination of this Agreement, all of such books and records (or copies thereof) shall be turned over to Owner forthwith so as to insure the orderly continuance of the operation of the Project, but the books and records through such date of termination shall thereafter be available to Manager at all reasonable times for inspection, examination and copying.

     (b) It is acknowledged that Manager has no knowledge and cannot represent the accuracy of historical financial information concerning the Project prior to the Effective Date of this Agreement and that Manager is not responsible for reconstruction or correction of accounting records prior to such date. Owner will furnish Manager with opening balance sheet entries within thirty (30) days after the Effective Date, and notwithstanding any provision in this Agreement to the contrary, Manager shall not be required to deliver to Owner any financial statements for the Project until at least thirty (30) days following receipt of such entries by Manager.

     (c) Subject to the requirements of any Mortgage, Manager shall cause all funds advanced to the Project by Owner as working capital and all funds derived from the operation of the Project to be deposited in the Operating Accounts. Manager shall have sole control of the Operating Accounts (subject to the requirements of any Mortgage) and Manager shall be entitled to pay out of the Operating Accounts all costs and expenses incurred in connection with the operation of the Project, including without limitation all wages, salaries, fringe benefits and other compensation and expenses relating to Project employees, all costs and expenditures which Manager is permitted or required to make pursuant to this Agreement, all fees, charges, reimbursements and other amounts due Manager under this Agreement and all other amounts required to perform Manager's obligations hereunder. Checks or other documents of withdrawal drawn upon the Operating Accounts shall be signed by representatives of Manager or Project employees designated by Manager. Owner shall be responsible for and shall pay directly from funds outside the Operating Accounts all costs of Capital Improvements, as well as the payments and related costs and expenses for which Owner is responsible pursuant to Section 11.1 hereof. In addition to the Operating Accounts, Manager shall be entitled to maintain such funds as it deems necessary in house banks or in petty cash funds at the Project.

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Management Agreement

     Section 6.3 Reports.

     (a) On or before the fifteenth (15th) day of each calendar month during the Term, Manager shall deliver to Owner monthly unaudited financial statements prepared from the books of account maintained by Manager, consisting of a balance sheet and a profit and loss statement for the Project for the preceding calendar month and the Operating Year to date. The monthly financial statements shall also contain or be accompanied by statements and calculations of the Management Fee for the preceding calendar month.

     (b) Within forty-five (45) days after the end of each Operating Year, Manager shall cause to be delivered to Owner financial statements for such Operating Year consisting of at least a balance sheet and related statement of profit and loss, together with a source and application of funds analysis for such Operating Year. The annual financial statements shall also include or be accompanied by a statement showing the calculation of the Management Fee for such Operating Year. If audited financial statements are prepared for the Project for any Operating Year, such audited financial statements shall include such statement. Unless Owner and Manager agree otherwise, such financial statements shall be conclusive upon the parties and shall be deemed to be a final determination of the Management Fee for such Operating Year (and, for such purposes, if audited financial statements are prepared, such audited financial statements shall control over any previously delivered unaudited financial statements).

                                   ARTICLE VII

         MANAGEMENT FEE, EXPENSE REIMBURSEMENT AND REMITTANCES TO OWNER

     Section 7.1 Management Fee. The Management Fee shall be calculated and paid as set forth in the Addendum.

     Section 7.2 Expense Reimbursement. Owner shall be obligated to reimburse Manager for all Reimbursable Expenses incurred by it in connection with the performance of this Agreement. Manager shall submit a monthly invoice for its Reimbursable Expenses showing in reasonable detail the nature and amount of such expenses, and such invoices shall be payable within five (5) days after submission.

     Section 7.3 Purchasing and Technical Services Fees. To the extent provided for in the Annual Plan or otherwise approved by Owner, Manager or one of its Affiliates shall be entitled to the payment of purchasing and technical services fees with respect to the acquisition, or supervision of installation or construction, of Capital Improvements, FF&E, Operating Equipment and Inventories at the Project.

     Section 7.4 Remittances to Owner. On or before the fifteenth (15th) day of each calendar quarter of each Operating Year, Manager shall remit to Owner all sums in the Operating Accounts in excess of the then working capital requirements of the Project determined in accordance with Section 3.3 of this Agreement.

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                                  ARTICLE VIII

                            INSURANCE AND INDEMNITIES

     Section 8.1 Insurance. Subject to reasonable availability, Manager shall, at no cost to Manager, procure and maintain with responsible and properly licensed companies reasonably acceptable to Owner insurance in such amounts, written on such forms and covering such risks as shall be required by any Mortgagee, under any franchise agreement (if applicable) or as shall otherwise be reasonably required by Owner or Manager, including but not limited to the insurance in respect of the Project described in Exhibit B to this Agreement.

     Section 8.2 Evidence of Insurance. Upon written request of Owner, Manager agrees to deliver to Owner and/or any Mortgagee evidence reasonably satisfactory to Owner that all insurance required to be maintained under this Agreement is in full force and effect. In addition, prior to the date on which any such insurance premiums must be paid to prevent delinquency thereof, Manager will, upon request of Owner, deliver to Owner and/or any Mortgagee a statement or statements showing the amount of the premiums required to be paid, the name and mailing address of the party to whom the same is payable and receipts reflecting that all such amounts have been fully paid.

     Section 8.3 Investigation of Claims and Reports. Manager shall promptly investigate and, as soon as reasonably practicable, make a full written report to Owner as to all material accidents, claims for damage relating to the ownership, operation and maintenance of the Project and the estimated cost of repair thereof, and shall prepare at the expense of and for the approval of Owner, any and all reports required by any insurance company in connection therewith. All such reports shall be promptly filed with the applicable insurance company. All policies of insurance required under this Agreement shall provide for adjustment of losses of less than Fifty Thousand Dollars ($50,000) by Manager alone and of greater losses by Owner and Manager jointly.

     Section 8.4 Indemnities.

     (a) Manager shall indemnify and hold harmless Owner and its shareholders and Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all liability, loss, damages, costs and expenses ("Liabilities") incurred by reason of the management and operation of the Project by Manager during the Term insofar and only insofar as such Liabilities are caused by the gross negligence or willful misconduct of the Executive Personnel. Project employees other than the Executive Personnel shall not be deemed to be employees or agents of, or otherwise acting on behalf of, Manager.

     (b) Owner shall indemnify and hold harmless Manager and its shareholders and Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against any and all Liabilities (including those caused by the simple negligence of the indemnitee and those as to which the indemnitee may be strictly liable) (i) arising out of or

                                      -16-

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Management Agreement

incurred in connection with the construction, renovation, management or operation of the Project or (ii) which may be asserted or arise as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from the Project of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Project or the applicability of any Legal Requirements relating to Hazardous Materials, except, in the case of both
(i) and (ii) above, to the extent those Liabilities are caused by the gross negligence or willful misconduct of the Executive Personnel during the Term. OWNER ACKNOWLEDGES THAT THE FOREGOING INDEMNITY INCLUDES, BUT IS NOT LIMITED TO, AN AGREEMENT BY OWNER TO INDEMNIFY THE INDEMNITEE AGAINST LIABILITIES CAUSED BY THE SIMPLE NEGLIGENCE OF THE INDEMNITEE AND THOSE AS TO WHICH THE INDEMNITEE MAY BE STRICTLY LIABLE.

     (c) In case an action covered by this Section 8.4 is brought against any indemnified party, the indemnifying party will be entitled to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) such indemnified party shall have been advised by counsel that there is a conflict of interest or issue conflict involved in the representation by counsel employed by the indemnifying party in the defense of such action on behalf of the indemnified party or that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party).

     (d) The provisions of this Section shall survive any termination or expiration of this Agreement, whether by lapse of time or otherwise, and shall be binding upon the parties hereto and their respective successors and assigns.

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Management Agreement

                                   ARTICLE IX

                             DAMAGE AND CONDEMNATION

     Section 9.1 Damage or Destruction.

     (a) If the Hotel shall be totally destroyed or substantially damaged by fire or other casualty, either party may, within sixty (60) days after the occurrence of such event, give written notice to the other terminating this Agreement. For purposes of this Section, the Hotel shall be deemed to have been substantially damaged if the estimated cost of Restoration shall exceed twenty percent (20%) of the cost of replacing the Hotel by constructing, furnishing and equipping a new hotel on the site substantially the same as the Hotel prior to such casualty. In the event Owner terminates this Agreement by reason of such damage or destruction, Owner shall, contemporaneously with the giving of notice of such termination and as a condition (which may be waived by Manager) to the effectiveness of such termination, pay to Manager the applicable Termination Fee. Such obligation to pay such Termination Fee shall survive any termination of this Agreement.

     (b) Subject to the requirements of any Mortgage, in the event of (i) any damage to the Hotel by fire or other casualty which does not amount to "substantial damage" as described in subsection (a) above, or (ii) the total destruction of or substantial damage to the Project and the failure of either party to terminate this Agreement pursuant to subsection (a) above, then this Agreement shall not terminate, and Owner shall, at its own expense and in accordance with plans and specifications therefor developed by Owner and approved by Manager (which approval shall not be unreasonably withheld or delayed), promptly commence and expeditiously complete the Restoration and all proceeds of property and casualty insurance shall be made available for this purpose. Subject to the requirements of any Mortgage, Owner shall promptly commence and diligently pursue the Restoration to completion; provided, however, that if Owner shall not fully complete the Restoration within a reasonable period of time after the date of such casualty or one hundred eighty (180) days, whichever is earlier (or such longer period as Manager may approve), then Manager shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to Owner, whereupon Owner shall, within ten (10) days following such notice of termination and as a condition (which may be waived by Manager) to the effectiveness of such termination, pay to Manager the applicable Termination Fee.

     (c) Manager's monthly compensation following damage to the Project until the Restoration with respect to such damage is completed shall in no event be less than fifty percent (50%) of the Average Monthly Management Fee at the time the damage occurs.

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Management Agreement

     Section 9.2 Condemnation.

     (a) If all or a substantial portion of the Project shall be taken by Condemnation (other than for temporary use), this Agreement shall terminate as of the date of such taking. A substantial portion of the Project shall be deemed taken if in the reasonable opinion of Manager or Owner the part not taken may not be repaired, restored, replaced, rebuilt or utilized so as to constitute a hotel facility in keeping with this Agreement. If this Agreement shall terminate pursuant to the foregoing provisions of this Section, (i) the Condemnation award, after payment of all sums due and payable to any Mortgagee, shall be paid to Owner as its property, provided, however, that Manager may make a separate and distinct claim against the condemning authority for the value of the loss of its interest in this Agreement, and (ii) Owner shall, within ten (10) days following such termination and as a condition (which may be waived by Manager) to the effectiveness thereof, pay to Manager the applicable Termination Fee. Provided Owner pays the applicable Termination Fee, Manager shall remit to Owner any amount received by it pursuant to any claim it pursues in accordance with clause (i) above.

     (b) Subject to the requirements of any Mortgage, if a portion of the Project shall be taken by Condemnation and this Agreement is not terminated pursuant to subsection (a) above, the Condemnation award relating to damage to or the taking of the Project, including any interest thereon, shall be made available to Owner for application to the Restoration of the Project made necessary by such taking. Such Restoration shall be promptly commenced and expeditiously completed by, and at the expense of, Owner in accordance with plans and specifications therefor developed by Owner and approved by Manager (which approval shall not be unreasonably withheld or delayed) so as to restore the Project as nearly as possible to its value, condition and character immediately prior to the Condemnation.

     (c) Subject to the requirements of any Mortgage, in the event of a Condemnation of all or part of the Project for temporary use, this Agreement shall remain in full force and effect, and the following shall be applicable:

          (i) If the Condemnation is for a period not extending beyond the Term, the Condemnation award in excess of the cost of Restoration, including any interest, shall be included in Gross Revenues for the Operating Year or Years in which received. When and if during the Term the period of temporary use shall terminate, Owner shall, out of the Condemnation award, at its own expense, after the approval of plans and specifications by Manager (which approval shall not be unreasonably withheld or delayed), promptly commence and expeditiously complete the Restoration necessary to restore the Project to its condition prior to the Condemnation for temporary use; or

          (ii) If the Condemnation is for a period extending beyond the Term, that portion of the Condemnation award which is attributable to the period up to the expiration of the Term and is in excess of the cost of Restoration shall be included in Gross Revenues for the Operating Year or Years in which received. The remainder of the Condemnation award shall be paid to Owner as its property.

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Management Agreement

     (d) Manager's monthly compensation following a Condemnation until the Restoration with respect to such Condemnation is completed or during any period of Condemnation for temporary use shall in no event be less than fifty percent (50%) of the Average Monthly Management Fee at the time the Condemnation occurs.

                                    ARTICLE X

                                   ASSIGNMENT

     Section 10.1 Assignment by Manager. Except as herein provided, Manager shall not assign its rights and obligations under this Agreement without the prior written approval of Owner. Manager shall have the right, without the consent of Owner, to delegate its responsibilities and/or assign its interest in this Agreement to (i) any Affiliate of Manager having full right, power and authority to provide to Owner all services and organizational expertise (including applicable trademarks, service marks and Marketing Services) which Manager is required to provide hereunder, or (ii) any assignee who also acquires all, or substantially all, of the assets of Manager and assumes its obligations, provided such assignee is financially responsible and capable of performing the duties of Manager hereunder and has the right to use any brand or trade name under which the Project is being managed at the time of such assignment. Manager's liability hereunder shall terminate upon any such assignment. Manager shall also have the right to assign its rights to receive payments hereunder as security for indebtedness or any other obligation; provided, the holder of such security shall not have the right to perform the duties of Manager hereunder or to delegate or assign such duties to any person.

     Section 10.2 Assignment by Owner. Except as otherwise expressly provided for herein, Owner may not sell, transfer or otherwise convey all or any part of the Project or Owner's interest therein or assign this Agreement or any interest herein without the express prior written consent of Manager. Manager agrees that it will not use its right to grant or withhold consent as a means to extract economic concessions from Owner. Instead, Manager agrees to make its decision based on its evaluation of whether the proposed transferee or assignee has adequate net worth to timely discharge all of the obligations of Owner under this Agreement and whether the persons identified with the proposed transferee or assignee will be persons of high character and with a favorable reputation for integrity, honesty and veracity and whether a proposed transfer or assignment will adversely affect the ownership, operation and management of the Project subject to and in accordance with the provisions of this Agreement. In addition, Manager may consider whether the proposed transferee is, or is affiliated with, another hotel manager or franchisor. Accordingly, Manager shall grant or withhold consent to any proposed transfer or assignment on the basis of Manager's evaluations and determinations of the factors enumerated in the preceding sentences. Any transferee or assignee by reason of any such transfer or assignment shall assume and agree to perform all of Owner's duties, obligations and liabilities herein contained pursuant to a written instrument in form and substance satisfactory to Manager and reflecting any amendments to this Agreement reasonably necessary in order to preserve and protect Manager's rights hereunder in light of the change in ownership. The sale or other disposition of fifty percent (50%) or more of

                                      -20-

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Management Agreement

the beneficial interests in Owner (whether partnership interests, shares of stock or other beneficial interests), whether in a single transaction or in a series of transactions, shall be deemed to constitute the sale or disposition of an interest in the Project for purposes of this Article. Notwithstanding any other provision of this Section 10.2, in the event and so long as Owner and Manager are Affiliates, Owner may transfer or convey its interest in the Project and this Agreement without the consent of Manager; provided that the transferee or assignee by reason of any such transfer or assignment shall assume and agree to perform all of Owner's duties, obligations and liabilities herein contained pursuant to a written instrument in form and substance reasonably satisfactory to Manager and reflecting any amendments to this Agreement reasonably necessary in order to preserve and protect Manager's rights hereunder in light of the change in ownership.

     Section 10.3 Right of First Refusal. If Owner shall have received a bona fide offer from a non-affiliated person or entity to sell, transfer or otherwise convey all or any part of the Project or Owner's interest therein which Owner desires to accept, Owner shall first give written notice (the "Offering Notice") to Manager of the financial and other terms and conditions (the "Terms and Conditions") of such offer. Manager shall have the right and a first opportunity to purchase, lease or otherwise acquire, as the case may be, all or the applicable portion of the Project or Owner's interest therein (as specified in the applicable Offering Notice) on the Terms and Conditions set forth in the Offering Notice, such right to be exercised by notice in writing to Owner within sixty (60) days after the giving of the Offering Notice. If Manager shall have exercised such right, the closing shall be held at the Project on the closing date specified in the Offering Notice or the date ninety (90) days after the date of Manager's notice of its exercise of such right, whichever is later. If either party shall default under this Section, the other party shall be entitled to specific performance. If Manager shall fail to give notice of the exercise of its right of first refusal under this Section within such sixty (60) day period, or if Manager shall notify Owner within such sixty (60) day period that Manager has waived such right, then Owner shall have the right to sell, transfer or convey all or the applicable portion of the Project or Owner's interest therein (as specified in the applicable Offering Notice) pursuant to the terms of the specific offer described in the applicable Offering Notice, but not otherwise. If such sale, transfer or conveyance is not consummated in accordance with the offer and the Terms and Conditions specified in the applicable Offering Notice, the rights of Manager to an Offering Notice shall be reinstated. No exercise or waiver by Manager of any of its rights hereunder shall modify, abridge, impair or affect any of Manager's rights under any of the other terms or provisions of this Agreement. Any sale, transfer or other conveyance of all or any part of the Project or Owner's interest therein in violation of this Section shall be null and void. The terms and provisions of this Section shall be in addition to and cumulative of all of the other terms and provisions of this Agreement, including, without limitation, the terms and provisions of Section 10.2.

     Section 10.4 Binding Effect. Subject to the terms of this Article, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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                                   ARTICLE XI

                    OWNER'S COVENANTS, TITLE AND ENCUMBRANCES

     Section 11.1 Covenants and Warranties. With respect to any ground or underlying leases, mortgages, deeds of trust, security agreements or other encumbrances affecting the Project, Owner agrees to use its best efforts to secure for Manager's benefit a non-disturbance agreement (in form and substance satisfactory to Manager) to the effect that this Agreement shall not be subject to forfeiture or termination except in accordance with the provisions hereof, notwithstanding a default, termination, foreclosure or exercise of a power of sale with respect to any such lease or encumbrance. Owner warrants that the interest of Manager under this Agreement shall not be subject or subordinate to any other matters affecting title to the Project, except for Impositions not yet due and payable and such other matters as shall not materially and adversely affect the operation of the Project by Manager. Owner further warrants that, so long as Manager shall not be in default hereunder, Manager shall be entitled to operate the Project for the Term, and Owner shall, at no expense to Manager, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such right of operation to Manager. Owner further agrees that it shall:

     (a) Keep and maintain, or cause to be kept and maintained, any leases covering real or personal property or other agreements necessary to the ownership or control of the Project, or any part thereof, in full force and effect and free from default, and in this connection Owner shall pay and discharge, or cause to be paid and discharged, any ground rents or other rental payments or other charges payable by Owner in respect of the Project;

     (b) Observe, or cause to be observed, and comply with or cause to be complied with, any and all other liens, encumbrances, covenants, charges, burdens or restrictions pertaining to the Project or any part thereof;

     (c) Fully comply with the terms and provisions of all documents and instruments evidencing or securing any Mortgages or other loans secured by an interest in or otherwise related to the ownership or operation of the Project and all other agreements (whether written or oral) to which Owner is a party;

     (d) Pay all Impositions prior to delinquency, and upon request of Manager, furnish Manager with evidence that all such Impositions have been so paid; provided, however, that Owner shall have the right to contest in good faith the validity or amount of any Impositions by appropriate proceedings, so long as such proceedings do not interfere with the operation of the Hotel or result in a default under any Mortgage or any loans secured by an interest in or otherwise related to the ownership or operation of the Project or any ground lease affecting the Project and provided, further, that during the time any such contest is pending, Owner shall pay all Impositions being contested unless collecting or enforcement of any lien securing payment thereof is effectively stayed during such pendency; and

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Management Agreement

     (e) Obtain and maintain in good standing all Governmental Permits, except those which under applicable Legal Requirements are required to be obtained and maintained by Manager.

     Section 11.2 Estoppel Certificates. Manager agrees, at any time and from time to time, upon not less than fifteen (15) days' prior notice by Owner or any Mortgagee, to execute, acknowledge and deliver to Owner or such Mortgagee a statement in writing certifying that this Agreement has not been modified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and specifying the modifications) and stating whether or not to the best knowledge of the party providing such certificate there exists any default of which such party may have knowledge. Upon similar notice, Manager shall be entitled to a similar certificate from Owner.

                                   ARTICLE XII

                             DEFAULT AND TERMINATION

     Section 12.1 Events of Default.

     (a) The following shall constitute events of default:

          (i) The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party;

          (ii) The consent to an involuntary petition in bankruptcy or the failure to vacate within thirty (30) days from the date of entry thereof any order approving an involuntary petition by either party;

          (iii) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree shall continue unstayed and in effect for thirty (30) days after its entry;

          (iv) The appointment of a receiver or trustee for all or any substantial portion of the property of either party and the order, judgment or decree appointing any such receiver or trustee shall continue unstayed and in effect for thirty (30) days after its entry;

          (v) The death, legal incapacity, liquidation, termination or dissolution of either party;

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Management Agreement

          (vi) Any representation or warranty made in this Agreement by either party shall be false or misleading in any material respect on the date as of which it is made or deemed made;

          (vii) The failure of either party to make any payment or provide funds to or on behalf of the other party in accordance with the terms hereof and the continuation of such failure for five (5) days after the date such payment was to be made or such funds were to be provided; or

          (viii) The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice is given by the other party specifying said failure; provided that in the event such failure is of the nature that it cannot, with due diligence, be cured within thirty (30) days, it shall not constitute an event of default unless the defaulting party fails to proceed promptly and with due diligence to cure the same, it being the intention of the parties that with respect to a failure not susceptible of being cured within thirty (30) days, the time of such defaulting party within which to cure the same shall be extended for such period as may be necessary for the curing thereof with the exercise of due diligence.

     (b) Upon the occurrence of any event of default, in addition to and cumulative of any and all rights and remedies available to the non-defaulting party under this Agreement, at law or in equity, the non-defaulting party may give to the defaulting party notice of intention to terminate this Agreement, whereupon this Agreement shall terminate upon the expiration of thirty (30) days after the giving of such notice. In addition to and cumulative of the foregoing, upon the occurrence of any event of default on the part of Owner, all earned Management Fees and all other sums payable to Manager under this Agreement shall be immediately due and payable without notice. In no event shall the provisions of this Agreement with respect to the payment of a Termination Fee upon termination of this Agreement under certain circumstances be construed as defining or limiting the amount recoverable by Manager from Owner by reason of any event of default on the part of Owner.

     Section 12.2 Manager's Right to Perform Owner's Obligations.

     (a) If Owner shall fail to make any payment or to perform any act to be made or performed by Owner pursuant to this Agreement, then Manager may (but shall not be obligated to) without further notice to, or demand upon, Owner, and without waiving or releasing Owner from any obligations under this Agreement, make such payment (either with its own funds or with funds withdrawn for such purpose from the Operating Accounts) or perform such act. All sums so paid by Manager and all necessary incidental costs and expenses incurred by Manager in connection with the performance of any such act, together with interest thereon at the Default Rate from the

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Management Agreement

date of making such expenditure or expenditures by Manager, shall be payable to Manager upon demand.

     (b) Manager shall have the right to set-off against any payments to be made to Owner by Manager under any provision of this Agreement and against all funds from time to time in the Operating Accounts, any and all liabilities of Owner to Manager. Manager may withdraw from the Operating Accounts from time to time such amounts as Manager deems desirable in partial or full payment of all or any portion of said liabilities, the amount of such withdrawals to be paid by Owner to Manager on demand and to be replaced in the respective account and fund.

     Section 12.3 Default Interest. If either party hereto shall fail to pay to the other party hereto any sum payable when due hereunder, then such defaulting party shall, without notice or demand, be liable to the non-defaulting party for the payment of all such sums together with interest thereon at the Default Rate. The terms and provisions of this Section shall survive any termination of this Agreement for any reason whatsoever (including the expiration of the Term) and shall continue until all such amounts, together with interest thereon, are paid in full.

     Section 12.4 Special Right of Manager to Terminate. In addition and without prejudice to any other right Manager may have to terminate this Agreement under any other provision of this Agreement, Manager shall have the right to terminate this Agreement upon the occurrence of any of the following events:

          (1) Any Governmental Permit required to be maintained by Owner for the operation of the Project, including without limitation any certificate of occupancy or restaurant or liquor license, shall at any time be suspended, terminated or revoked and such suspension, termination or revocation is not due to the fault of Manager and shall continue for a period of thirty (30) days, unless such suspension, termination or revocation is subject to cure within such period by reasonable efforts on the part of Manager and Manager fails to take such action; or

          (2) Due to Force Majeure or any Legal Requirement, the operation of the Project in accordance with this Agreement is not economical, feasible or reasonably practical, as determined in the reasonable, good faith opinion of Manager.

In the event that Manager elects to terminate this Agreement pursuant to this Section, Manager shall give Owner written notice of such election whereupon this Agreement shall terminate as of the date set forth in any such notice of termination, which date shall be not less than thirty (30) days after the date such notice is given.

     Section 12.5 Termination of Employees. In connection with any termination of this Agreement, Manager shall, unless otherwise requested in writing by Owner, give notice of termination of employment to all Project employees containing such information as is required by any severance policy applicable to such employees and the provisions of any applicable federal or state plant closing or similar laws. The notice to employees shall be given within ten (10) days

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Management Agreement

after notice of termination is given. Owner shall bear the severance and related costs of terminating such employees and of any applicable federal or state plant closing or similar laws in connection with any termination of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1 Use of Names. During the Term of this Agreement, the Project shall at all times be known and designated under such name as Owner and Manager may agree. Initially, the Project shall be known by the name set forth in the Addendum. Upon the termination of this Agreement, such portion of the Project name which does not contain any name, trade name, trademark or service mark owned by Manager or an Affiliate of Manager shall continue to be the property of Manager or such Affiliate. Owner further agrees that any and all names, trade names, trademarks and service marks owned in whole or in part by Manager or an Affiliate of Manager, when used alone or in conjunction with some other emblem, design, slogan, word or words, are the exclusive property of Manager or such Affiliate, as the case may be, and shall not be used by Owner in any manner. Accordingly, Owner agrees that no right or remedy of Owner for any default of Manager or delivery or possession of the Project to Owner upon the expiration or sooner termination of this Agreement, shall confer, nor shall any provisions of this Agreement confer, upon the Owner or any person acquiring an interest in Owner or the Project, the right to use any name, trade name, trademark or service mark owned in whole or in part by Manager or any of its Affiliates, either alone or in conjunction with some other design, emblem, slogan, words or words, in the use and operation of the Project or any other property. In the event of any breach of this covenant by Owner, then Manager shall be entitled to damages, relief by injunction and to any other right or remedy at law or equity. Upon the expiration or sooner termination of this Agreement, (i) Manager may, at its option, purchase from Owner any Operating Equipment, Inventories and other supplies bearing any name, trade name, trademark, service mark, design, emblem or slogan owned by Manager or an Affiliate of Manager which is the subject of this Section at a cash purchase price equal to the cost thereof as reflected on the books and records of the Project or (ii) Manager may, at its option, permit Owner to continue to use (but not replace) any such Operating Equipment, Inventories or supplies until the same shall have been used up (provided, however, that in such event, Manager may require Owner to execute any and all documents and instruments, including without limitation a licensing agreement, as Manager may reasonably require to effectuate the purposes of this Section). The provisions of this Section shall survive the expiration or sooner termination of this Agreement and shall be binding upon Owner, its successors and assigns.

     Section 13.2 Limitations on Manager's Ability to Perform. Notwithstanding any other provision in this Agreement to the contrary, Manager shall be excused from the performance of its obligations under this Agreement (i) to the extent and whenever Manager shall be prevented from such compliance by Force Majeure,
(ii) to the extent of any breach by Owner of any provision of this Agreement, including but not limited to a breach by Owner of any of its obligations under Sections 3.3 and 3.4 of this Agreement, and (iii) to the extent and whenever there is provided in

Management Agreement

this Agreement a limitation upon the ability of Manager to expend funds in respect of the Project. If at any time Manager shall be excused, in whole or in part, from the performance of its obligations under this Agreement pursuant to the terms and provisions of this Section or otherwise, then, in addition to any other right or remedy available to Manager by reason thereof, Manager may, in its sole and absolute discretion, and for so long as Manager shall be so excused, exclude the use of any and all names, trade names, trademarks and service marks owned in whole or in part by Manager or an Affiliate or Manager, whether alone or in conjunction with any other design, emblem, slogan, word or words, in connection with the Project. The provisions of this Section shall operate without prejudice to any other remedy which Manager may have under the terms of this Agreement.

     Section 13.3 Negation of Partnership or Joint Venture. Nothing in this Agreement shall constitute or be construed to constitute or create a partnership, joint venture or lease between Owner and Manager with respect to the Project.

     Section 13.4 Right to Make Agreement. Each party warrants and represents, with respect to itself, that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate, partnership, or limited liability company action (as the case may be) and are legal, valid and binding obligations of such party, enforceable in accordance with the terms hereof; that neither the execution of this Agreement nor performance of the obligations contemplated hereby shall violate any Legal Requirement, result in or constitute a breach or default under any material indenture, contract or other commitment or restriction to which it is a party or by which it is bound, or require any consent, vote or approval which has not been obtained, or at the appropriate time shall not have been given or obtained. Each party covenants that it has and will continue to have throughout the Term full right and authority to enter into this Agreement and to perform its obligations hereunder and each party agrees to supply to the other party upon request evidence of such right and authority.

     Section 13.5 Further Assurances. Each party hereto will execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents in recordable form as may be requested by the other party hereto in order to carry out the intent of this Agreement and to perfect or give further assurances of any of the rights granted or provided for herein.

     Section 13.6 Form of Documents and Evidence. Each written instrument or other document required by this Agreement to be furnished to the Manager shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as the Manager will require), duly acknowledged where required by the Manager and, in the case of affidavits, waivers and similar sworn instruments, duly sworn to and subscribed before a notary public or similar public official authorized to act in the premises by Governmental Authority and shall be furnished to Manager in one or more copies as required by Manager and shall in all respects be in form and substance reasonably satisfactory to Manager. Where evidence of the existence or non-existence of any circumstance or condition is required by this Agreement to be

Management Agreement

furnished to Manager, such evidence shall in all respects be in form and substance reasonably satisfactory to Manager.

     Section 13.7 Approvals by Manager. Owner and Manager agree that whenever Manager is required to give its approval of plans, specifications, budgets, drawings, schedules or financing, pursuant to this Agreement or otherwise, such approval shall not imply or be deemed to constitute an opinion by Manager nor impose upon Manager any responsibility for the design or construction of the Hotel or any part thereof, including but not limited to its structural integrity and/or life safety requirements, compliance with Legal Requirements, or the adequacy of any such budgets or financing. All reviews and approvals by Manager under the terms of this Agreement or otherwise are for the sole and exclusive benefit of Manager and no other person or party shall have the right to rely on any such reviews or approvals. Manager shall have absolute right, in its sole discretion, to waive any such reviews or approvals required under this Agreement.

     Section 13.8 Sale of Securities. This Section shall apply at any time that Owner is not an Affiliate of Manager. In the event Owner, or any Affiliate of Owner, shall at any time, sell or offer to sell any securities in any way relating to the Project, through the medium of any prospectus or otherwise, it shall do so only in compliance with all applicable Legal Requirements and shall clearly disclose to all purchasers and offerees that (i) neither Manager nor any of its shareholders or partners nor any of their respective officers, directors, agents or employees shall in any way be deemed an issuer or underwriter of said securities, and (ii) Manager and said shareholders, partners, officers, directors, agents and employees have not assumed and shall not have any liability arising out of or relating to the sale or offer of said securities, including but not limited to any liability or responsibility for any financial statements, projections or other financial information contained in the prospectus or similar written or oral communication. Manager shall have the right to approve any description of Manager, or any description of this Agreement or of the Owner's relationship with Manager hereunder, which may be contained in any prospectus or other communication, and Owner further agrees to furnish copies of all such materials to Manager for such purpose not less than thirty (30) days prior to delivery thereof to any prospective purchaser.

     Section 13.9 Third Party Beneficiaries. This Agreement has been made and entered into for the sole protection and benefit of the Manager and Owner and their respective successors and assigns (but in the case of assigns, so long as any such assignment has been made in accordance with this Agreement), and no other person or entity shall have any right or action under this Agreement, except as otherwise expressly provided in Section 8.4.

     Section 13.10 Notices. All notices to be given hereunder shall be in writing, and all payments to be made hereunder shall be by check, and may be given, served or made by depositing the same in the United States mail addressed to the party to be notified, postpaid and registered or certified with return receipt requested, or by delivering the same in person or by reputable overnight courier to such party. Notice deposited in the mail in accordance with the provisions hereof shall be deemed to have been given on the fourth day next following the date postmarked on the envelope containing such notice, or when actually received, whichever is earlier, and notice

Management Agreement

delivered by overnight courier shall be deemed to have been given on the second day next following the date on which it is entrusted to the courier, or when actually received, whichever is earlier. Notice given in any other manner shall be effective only if and when received by the party to be notified. Copies of all notices hereunder shall be delivered in the manner provided above addressed to the attention of the General Counsel of the party to be notified. All notices to be given to the parties hereto, and the copies thereof, shall be sent to or delivered at the addresses set forth at the beginning of this Agreement. By giving the other party at least fifteen (15) days written notice thereof, each party hereto shall have the right to change its address and specify as its new address for the purposes hereof any other address in the United States of America.

     Section 13.11 Waiver. No consent or waiver, express or implied, by either party to this Agreement to or of any breach or default by the other in the performance of any obligations hereunder shall be deemed or construed to be consent or waiver to or of any other breach or default by such party hereunder. Except as otherwise provided herein, failure on the part of any party hereto to complain of any act or failure to act by the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

     Section 13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

     Section 13.13 Captions. The captions used for the Articles and Sections in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or the intent of this Agreement or any Article or Section hereof.

     Section 13.14 Gender. Unless the context clearly indicates to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a neuter, masculine or feminine gender shall be deemed to include the others. The term "person" shall be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and governmental agency or subdivision, as the context shall require.

     Section 13.15 Unenforceable Provisions. In the event any provision of this Agreement is declared or adjudged to be unenforceable or unlawful by any Governmental Authority, then such unenforceable or unlawful provision shall be excised herefrom, and the remainder of this Agreement, together with all rights and remedies granted thereby, shall continue and remain in full force and effect.

     Section 13.16 Cumulative Remedies. All rights, powers, remedies, benefits and privileges available under any provision of this Agreement to any party hereunder are in addition to and cumulative of any and all rights, powers, remedies, benefits and privileges available to such party under all other provisions of this Agreement, at law or in equity.

Management Agreement

     Section 13.17 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby. All prior negotiations, representations and agreements with respect thereto not incorporated in this Agreement are hereby canceled. This Agreement can be modified or amended only by a written document duly executed by the parties hereto or their duly appointed representatives.

     Section 13.18 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

     Section 13.19 Exhibits. Exhibits and the Addendum referred to in this Agreement and attached hereto are incorporated herein in full by this reference as if each of such exhibits and the Addendum were set forth in the body of this Agreement and duly executed by the parties hereto.

     Section 13.20 Confidentiality. Owner agrees not to disclose the terms or conditions of this Agreement to any person other than a Permitted Person (as hereinafter defined), provided, however, that the restrictions of this Section
13.20 shall not apply to any information required to be disclosed by applicable law or to information that becomes public other than by virtue of a breach of this Section. For purposes of this Section, the term "Permitted Person" shall mean (i) the partners, shareholders, directors, officers and employees of Owner,
(ii) accountants, attorneys, consultants and other professionals engaged to render services in connection with the Project or in connection with the ownership or operation of Owner or its Affiliates and (iii) lenders and investors and potential lenders and investors to or in Owner or its Affiliates and (iv) potential purchasers of the Project. Without limiting the foregoing, the term "Permitted Persons" also shall include the successors and assigns to and from lenders to Owner or its Affiliates, purchasers and prospective purchasers of participations in any loan made by such lenders or of one or more classes of mortgage backed, pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("Securities"), any rating agency that assigns a rating to some or all of the Securities and their respective counsel. Permitted Persons shall be informed of the confidential nature of the information disclosed to them and shall be required to agree to act in accordance with the provisions of this Section 13.20 with respect to such information.

     Section 13.21 Owner Approvals. Except as otherwise expressly provided in this Agreement, to the extent that Owner's approval is required for any matter in connection with any matter in connection with this Agreement, Owner shall approve or disapprove such matter within ten (10) days after being notified thereof by Manager; provided, however, that Owner shall approve or disapprove any such matter involving pending litigation concerning the Project within five
(5) business days after being notified thereof by Manager. If Owner does not approve or disapprove any such matter within the specified time period, Owner shall be deemed to have approved such matter.

Management Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                               ---------------------------
                               ("Owner")


                                  By:
                                         ---------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------


                               WYNDHAM MANAGEMENT CORPORATION,
                               a Delaware corporation
                               ("Manager")


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------

                                    EXHIBIT B

                                    INSURANCE

     A. Pursuant to Section 8.1 of the Management Agreement ("Agreement") made
and entered into as of         ,      by and between
                       --------  ----                --------------------------
(the "Owner") and Wyndham Management Corporation (the "Manager"), subject to reasonable availability, Manager shall procure and maintain insurance in respect of the Project (as that term is defined in the Agreement), at Owner's expense, as follows:

          1. Property damage insurance in an amount not less than that stipulated by Owner covering all real and personal property, which insurance shall be written on an "all risks" and replacement cost form;

          2. Boiler and machinery coverage insuring against damage to, and against loss or damage caused by an accident or occurrence arising from or related to, boilers, heating apparatus, pressure vessels and pipes, air conditioning apparatus and electrical equipment, which insurance coverage shall be written on a standard, broad form boiler and machinery policy (on a blanket or comprehensive basis) and shall include "repair and replacement" coverage;

          3. Commercial general liability insurance in an amount not less than $1,000,000.00 per occurrence/$2,000,000.00 aggregate, insuring against liability for bodily injury and property damage and, including without limitation, the following coverage:

               a)   premises and operations liability;

               b)   independent contractors liability;

               c)   product/completed operations liability;

               d)   broad form property damage liability;

               e) blanket contractual liability with respect to all contracts, written and oral;

               f)   personal injury liability;

               g)   liquor liability;

               h)   incidental malpractice liability; and

               i)   garagekeepers legal liability.

          4. Comprehensive automobile liability insurance in an amount not less than $1,000,000.00 per occurrence covering liability for bodily injury and property damage arising out of the ownership, maintenance or use of all private passenger and commercial vehicles and other equipment required to be licensed for road use;

          5. Innkeeper's legal liability insurance covering the property of premises guests in an amount not less than $10,000.00 per guest and $250,000.00 per occurrence;

          6. Safe depository insurance in an amount not less than $250,000.00 per occurrence;

          7. Business interruption insurance written on an "all risks" form either as endorsements to the policies satisfying (1) and (2) above or on a separate policy, such insurance to include specific coverage for Manager's Management Fee calculated based on the Gross Revenues used as the basis for calculation of the business interruption insurance award; and

          8. Broad form umbrella/excess liability insurance, which shall cover defense costs on a "first dollar" basis and shall provide coverage not less than "following form" in respect of all underlying coverages, in an amount not less than $50,000,000.00 covering against excess liability over coverages provided by all primary general liability, automobile liability and employers' liability insurance policies.

     B. In addition, Owner and Manager agree that, subject to reasonable availability, Manager shall maintain the following insurance with respect to Project employees, agents and servants, at Owner's expense:

          1. Workers' compensation insurance complying with the statutory workers' compensation law for the state in which the Project is located;

          2. Employer's liability insurance in an amount not less than $500,000.00 covering against liability in respect of employees, agents and servants not covered by workers' compensation insurance and against occupational disease benefits;

          3. Employee fidelity insurance in an amount not less than $1,000,000.00; and

          4. Employment practices coverage in an amount not less than $1,000,000 per claim/aggregate.

Manager shall also maintain such other insurance as Manager shall deem necessary for operation of the Project, with the prior approval of Owner.

     C. All insurance procured and maintained pursuant to the Agreement shall have such deductibles, limits and coverages, and shall otherwise be in such form, as Manager shall from time to time specify. However, Owner assumes all responsibility and risks with respect to the adequacy of insurance in respect of the Hotel.

     D. All insurance policies procured and maintained pursuant to the Agreement shall have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice (ten (10) days prior written notice in the case of any such cancellation or material change arising from any failure to pay any insurance premium) to Owner and Manager.

     E. All property damage insurance procured and maintained pursuant to the Agreement, including, without limitation, insurance procured and maintained pursuant to A(1), A(2) and A(7) above, shall name Owner and Manager as insureds and shall provide for the payment of losses thereunder to Owner and Manager as their respective interests shall appear thereon. All liability insurance procured and maintained pursuant to the Agreement, including without limitation, the policies procured and maintained pursuant to A(3), (4), (5), (6) and (8), shall name Owner, Manager, their Affiliates and their and their Affiliates' respective shareholders, partners, directors, officers, agents and employees as insureds. All policies of Workers Compensation and Employers Liability pursuant to B (1) and (2) shall include a waiver of subrogation in favor of Owner.

     F. Any insurance procured and maintained pursuant to the Agreement by either party may be effected under policies of blanket insurance which may cover other properties managed or owned by such party.

                                                                    Exhibit 99.2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                       DT-DES PLAINES, LLC, a Delware limited
                                       liability company

                                       By: /s/ Philip Gosch
                                           --------------------
                                           Philip Gosch
                                           Vice President


                                       R-LISLE, LLC, a Delware limited liability company

                                       By: /s/ Philip Gosch
                                           --------------------
                                           Philip Gosch
                                           Vice President

                                       DT GLENVIEW, LLC, a Delware limited
                                       liability company

                                       By: /s/ Philip Gosch
                                           --------------------
                                           Philip Gosch
                                           Vice President

                                       WCHNW, LLC, a Delware limited liability
                                       company

                                       By: /s/ Philip Gosch
                                           --------------------
                                           Philip Gosch
                                           Vice President

                                       R-HOUSTON, L.P., a Delware limited
                                       Partnership

                                       By:    R-HOUSTON, GP, LLC, a Delware
                                              limited liability company

                                              By:   /s/ Philip Gosch
                                                    --------------------
                                                    Philip Gosch
                                                    Vice President


                                       W-COLINAS, L.P., a Delware limited
                                       partnership

                                       By:    W-Colinas GP, LLC, a Delware
                                              limited liability company

                                              By:   /s/ Philip Gosch
                                                    --------------------
                                                    Philip Gosch
                                                    Vice President


                                       RAD-BURL, LLC, a Delware limited
                                       liability company



                                       By:    /s/ Philip Gosch
                                              --------------------
                                              Philip Gosch
                                              Vice President

                                       W-FRANKLIN, L.P., a Delware limited
                                       partnership

                                       By:    W-Franklin GP, LLC, a Delware
                                              limited liability company

                                              By: /s/ Philip Gosch
                                                  --------------------
                                                  Philip Gosch
                                                  Vice President


                                       W-BUTTES, LLC, a Delware limited
                                       liability company

                                       By:    /s/ Philip Gosch
                                              --------------------
                                              Philip Gosch
                                              Vice President


                                       W-EMERALD, LLC, a Delware limited
                                       liability company

                                       By:    /s/ Philip Gosch
                                              --------------------
                                              Philip Gosch
                                              Vice President


                                       W-BEL, AGE, LLC, a Delware limited
                                       liability company

                                       By:    /s/ Philip Gosch
                                              --------------------
                                              Philip Gosch
                                              Vice President

                                       DT-MIAMI, L.P., a Delware limited
                                       partnership

                                       By:    DT-Miami GP, LLC, a Delware
                                              limited liability company

                                              By:    /s/ Philip Gosch
                                                     ---------------------------
                                                     Philip Gosch
                                                     Vice President


                                       DT-TALLAHASSEE, L.P., a Delware limited
                                       partnership

                                       By:    DT-Tallahassee GP, LLC, a Delware
                                              limited liability company

                                              By:    /s/ Philip Gosch
                                                     ---------------------------
                                                     Philip Gosch
                                                     Vice President


                                       W-INDIANA, LLC, a Delware limited
                                       liability company

                                       By:    /s/ Philip Gosch
                                              ----------------------------------
                                              Philip Gosch
                                              Vice President


                                       PARSIPPANY, LLC, a Delware limited
                                       liability company

                                       By:    /s/ Philip Gosch
                                              ----------------------------------
                                              Philip Gosch
                                              Vice President

                                    H-GATEWAY, LLC, a Delaware limited
                                    liability company


                                    By: /s/ Philip Gosch
                                        ----------------------------------------
                                        Philip Gosch
                                        Vice President


                                    H-CLEVELAND, LLC, a Delaware limited
                                    liability company


                                    By: /s/ Philip Gosch
                                        ----------------------------------------
                                        Philip Gosch
                                        Vice President


                                    W-GARDEN ATLANTA, LLC, a Delaware
                                    limited liability company


                                    By: /s/ Philip Gosch
                                        ----------------------------------------
                                        Philip Gosch
                                        Vice President

                                    RAVINA, LLC, a Delaware limited liability company


                                    By: /s/ Philip Gosh
                                        ----------------------------------------
                                        Philip Gosh
                                        Vice President

                                    WITH RESPECT TO SECTION 9.1 AND 9.2
                                    ONLY,

                                    WYNDHAM INTERNATIONAL, INC., a
                                    Delaware corporation


                                    By: /s/ Philip Gosch
                                        ----------------------------------------
                                        Name: Philip Gosch
                                        Title: Vice President

                                    LEHMAN ALI INC., a Delaware corporation


                                    By: /s/ Charlene Thomas
                                        ----------------------------------------
                                        Name: Charlene Thomas
                                        Title: Authorized Signatory